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                          TRUST AND SERVICING AGREEMENT

                           Dated as of January 1, 2003

                                _________________

                                      among

                   GS MORTGAGE SECURITIES CORP., as Depositor,

                     FAIRBANKS CAPITAL CORP., as a Servicer,

         WILSHIRE CREDIT CORPORATION, as a Servicer and Master Servicer,

                                       and

                         JPMORGAN CHASE BANK, as Trustee

             GSRPM MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-1





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



                                                 TABLE OF CONTENTS

                                                                                                               PAGE

                                    ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION

1.01        DEFINITIONS...........................................................................................4
1.02        USE OF WORDS AND PHRASES.............................................................................46
1.03        CAPTIONS; TABLE OF CONTENTS..........................................................................46
1.04        OPINIONS.............................................................................................46
1.05        ALLOCATION OF CERTAIN INTEREST SHORTFALLS............................................................46

                               ARTICLE II ESTABLISHMENT AND ORGANIZATION OF THE TRUST

2.01        ESTABLISHMENT OF THE TRUST...........................................................................48
2.02        OFFICE...............................................................................................48
2.03        PURPOSES AND POWERS..................................................................................48
2.04        APPOINTMENT OF THE TRUSTEE; DECLARATION OF TRUST.....................................................48
2.05        EXPENSES OF THE TRUST................................................................................48
2.06        OWNERSHIP OF THE TRUST...............................................................................48
2.07        SITUS OF THE TRUST...................................................................................49
2.08        THE MORTGAGE LOANS...................................................................................49
2.09        THE CERTIFICATES.....................................................................................49
2.10        INDEMNIFICATION WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS...............................49

                            ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                                DEPOSITOR AND THE SERVICERS; REMEDIES UPON BREACHES

3.01        REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR......................................................50
3.02        REPRESENTATIONS AND WARRANTIES OF THE SERVICERS......................................................52
3.03        REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR OR A SELLER..................56
3.04        CONVEYANCE OF THE MORTGAGE LOANS.....................................................................58
3.05        ACCEPTANCE BY TRUSTEE; CERTIFICATION BY TRUSTEE......................................................61
3.06        NONQUALIFIED MORTGAGE LOAN...........................................................................63

                                    ARTICLE IV ISSUANCE AND SALE OF CERTIFICATES

4.01        ISSUANCE OF CERTIFICATES.............................................................................64
4.02        SALE OF CERTIFICATES.................................................................................64

                                             ARTICLE V THE CERTIFICATES

5.01        THE CERTIFICATES.....................................................................................64
5.02        REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES......................................65
5.03        MUTILIATED, DESTROYED, LOST OR STOLEN CERTIFICATES...................................................70
5.04        PERSONS DEEMED OWNERS................................................................................71


5.05        ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES............................................71
5.06        MAINTENANCE OF OFFICE OR AGENCY......................................................................71
5.07        RIGHTS OF THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF CLASS A CERTIFICATEHOLDERS...................72
5.08        CERTIFICATE INSURER DEFAULT..........................................................................72

                                                ARTICLE VI COVENANTS

6.01        DISTRIBUTIONS........................................................................................73
6.02        MONEY FOR DISTRIBUTIONS TO BE HELD IN TRUST; WITHHOLDING.............................................73
6.03        PROTECTION OF TRUST ESTATE...........................................................................74
6.04        PERFORMANCE OF OBLIGATIONS...........................................................................75
6.05        NEGATIVE COVENANTS...................................................................................75
6.06        NO OTHER POWERS......................................................................................76
6.07        LIMITATION OF SUITS..................................................................................76
6.08        UNCONDITIONAL RIGHTS OF OWNERS TO RECEIVE DISTRIBUTIONS..............................................77
6.09        RIGHTS AND REMEDIES CUMULATIVE.......................................................................77
6.10        DELAY OR OMISSION NOT WAIVER.........................................................................78
6.11        CONTROL BY DEPOSITOR OR OWNERS.......................................................................78
6.12        INDEMNIFICATION......................................................................................78

                                   ARTICLE VII PAYMENTS TO THE CERTIFICATEHOLDERS

7.01        ESTABLISHMENT OF CERTIFICATE ACCOUNT; DEPOSITS IN CERTIFICATE ACCOUNT; PERMITTED WITHDRAWALS
            FROM CERTIFICATE ACCOUNT.............................................................................79
7.02        RESERVED.............................................................................................79
7.03        THE CERTIFICATE INSURANCE POLICY.....................................................................79
7.04        INVESTMENT OF ACCOUNTS...............................................................................80
7.05        ELIGIBLE INVESTMENT..................................................................................80
7.06        PRIORITY AND SUBORDINATION OF DISTRIBUTIONS..........................................................81
7.07        ALLOCATION OF REALIZED LOSSES........................................................................87
7.08        STATEMENTS...........................................................................................88
7.09        REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY.........................................93
7.10        RESERVE FUND.........................................................................................93

                           ARTICLE VIII SERVICING AND ADMINISTRATION OF MORTGAGE LOANS BY
                                              FAIRBANKS AND WILSHIRE

8.01        FAIRBANKS AND WILSHIRE...............................................................................94
8.02        COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.........................................................96
8.03        LIABILITY OF SERVICER; INDEMNIFICATION...............................................................97
8.04        COLLECTION ACCOUNT..................................................................................100
8.05        ADVANCES............................................................................................103
8.06        COMPENSATING INTEREST...............................................................................105
8.07        ESCROW ACCOUNT AND SIMPLE INTEREST EXCESS SUB-ACCOUNT...............................................105
8.08        MAINTENANCE OF INSURANCE............................................................................108



8.09        DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION AGREEMENTS.........................................109
8.10        DEFAULTED MORTGAGE LOANS; MODIFICATION..............................................................110
8.11        TRUSTEE TO COOPERATE; RELEASE OF FILES..............................................................112
8.12        SERVICING COMPENSATION..............................................................................114
8.13        ANNUAL STATEMENT AS TO COMPLIANCE...................................................................114
8.14        ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORTS............................................115
8.15        ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS; STAFFING..............115
8.16        ASSIGNMENT OF AGREEMENT.............................................................................115
8.17        REMOVAL OF SERVICER; RESIGNATION OF SERVICER........................................................116
8.18        SUCCESSOR SERVICERS.................................................................................120
8.19        INSPECTIONS OF SERVICERS; ERRORS AND OMISSIONS INSURANCE............................................122
8.20        NON-SOLICITATION....................................................................................123
8.21        MAJORITY CLASS X CERTIFICATEHOLDER PURCHASE RIGHT...................................................123
8.22        PERIODIC FILINGS....................................................................................124
8.23        CREDIT REPORTING; GRAMM-LEACH-BLILEY ACT............................................................124

                            ARTICLE IX MASTER SERVICING AND ADMINISTRATION OF CONTRACTS

9.01        MASTER SERVICER.....................................................................................125
9.02        OBLIGATION OF THE MASTER SERVICER IN RESPECT OF MONTHLY ADVANCES....................................125
9.03        OBLIGATION OF THE MASTER SERVICER IN RESPECT OF COMPENSATING INTEREST...............................125
9.04        TRUSTEE'S OBLIGATIONS IN RESPECT OF THE CONTRACTS...................................................126
9.05        DEPOSITOR'S OBLIGATIONS IN RESPECT OF THE CONTRACTS.................................................126

                                           ARTICLE X TERMINATION OF TRUST

10.01       TERMINATION OF TRUST................................................................................128
10.02       TERMINATION UPON OPTION OF CERTIFICATEHOLDERS.......................................................129
10.03       TERMINATION UPON LOSS OF REMIC STATUS...............................................................129
10.04       DISPOSITION OF PROCEEDS.............................................................................130
10.05       FINAL DISTRIBUTION ON THE CERTIFICATES..............................................................130

                                               ARTICLE XI THE TRUSTEE

11.01       CERTAIN DUTIES AND RESPONSIBILITIES.................................................................131
11.02       CERTAIN RIGHTS OF THE TRUSTEE.......................................................................134
11.03       NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CERTIFICATES............................................135
11.04       MAY HOLD CERTIFICATES...............................................................................136
11.05       MONEY HELD IN TRUST.................................................................................136
11.06       COMPENSATION AND REIMBURSEMENT; NO LIEN FOR FEES....................................................136
11.07       CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.............................................................136
11.08       RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...................................................137
11.09       ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE......................................................139
11.10       MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF THE TRUSTEE..........................139


11.11       REPORTING; WITHHOLDING..............................................................................140
11.12       LIABILITY OF THE TRUSTEE............................................................................140
11.13       APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.......................................................141

                                             ARTICLE XII MISCELLANEOUS

12.01       COMPLIANCE CERTIFICATES AND OPINIONS................................................................143
12.02       FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE..........................................................143
12.03       ACTS OF OWNERS......................................................................................144
12.04       NOTICES, ETC. TO TRUSTEE............................................................................145
12.05       NOTICES AND REPORTS TO OWNERS; WAIVER OF NOTICES....................................................145
12.06       RULES BY TRUSTEE....................................................................................145
12.07       SUCCESSORS AND ASSIGNS..............................................................................146
12.08       SEVERABILITY........................................................................................146
12.09       BENEFITS OF AGREEMENT...............................................................................146
12.10       LEGAL HOLIDAYS......................................................................................146
12.11       GOVERNING LAW; SUBMISSION TO JURISDICTION...........................................................146
12.12       COUNTERPARTS........................................................................................147
12.13       [RESERVED]..........................................................................................147
12.14       AMENDMENT...........................................................................................147
12.15       PAYING AGENT; APPOINTMENT AND ACCEPTANCE OF DUTIES..................................................148
12.16       REMIC STATUS........................................................................................149
12.17       ADDITIONAL LIMITATION ON ACTION AND IMPOSITION OF TAX ON THE TRUST REMICS...........................152
12.18       TAX MATTERS PERSON..................................................................................153
12.19       NOTICES.............................................................................................153

EXHIBITS AND SCHEDULES

Schedule I               Schedule of Mortgage Loans
Exhibit A-1              Form of Offered Certificate
Exhibit A-2              Form of Class X Certificate
Exhibit A-3              Form of Class P Certificate
Exhibit A-4              Form of Residual Certificate
Exhibit B                Certificate Insurance Policy
Exhibit C                Fairbanks Servicing Standards
Exhibit D                Wilshire Servicing Standards
Exhibit E                Form of Power of Attorney
Exhibit F                Form of Initial Certification
Exhibit G                Form of Transfer Affidavit
Exhibit H                Form of Transferor Certificate
Exhibit I                Form of Rule 144A Letter
Exhibit J-1              Form of Request for Release of Documents
Exhibit J-2              Paperless Release Template
Exhibit K                Form of Certification to be provided with Form 10-K
Exhibit L-1              Form of Certification to be provided to Depositor by
                         Trustee
Exhibit L-2              Form of Certification to be provided to Depositor by
                         Servicers
Exhibit M                Sale Agreements
Exhibit N                Wilshire HOEPA Calculation

                  TRUST AND SERVICING AGREEMENT (this "AGREEMENT"), relating to GSRPM MORTGAGE LOAN TRUST 2003-1 (the "TRUST"), dated as of January 1, 2003, by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "DEPOSITOR"), FAIRBANKS CAPITAL CORP., a Utah corporation ("FAIRBANKS"), in its capacity as a servicer (a "SERVICER"), WILSHIRE CREDIT CORPORATION, a Nevada corporation ("WILSHIRE"), in its capacity as a servicer (a "SERVICER") and as master servicer (the "MASTER SERVICER") and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "TRUSTEE") of the Trust.

                  WHEREAS, the Depositor wishes to establish the Trust and to provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution thereof;

                  WHEREAS, Fairbanks and Wilshire currently service certain fixed rate and adjustable rate residential mortgage loans pursuant a servicing agreement applicable to each such Servicer;

                  WHEREAS, GreenPoint Credit LLC ("GREENPOINT") currently services certain manufactured housing installment sale contracts and installment loan agreements (the "Contracts") pursuant to a servicing agreement;

                  WHEREAS, each of Fairbanks and Wilshire have agreed, pursuant to this Agreement, to continue to service their relevant mortgage loans and GreenPoint has agreed, pursuant to the GreenPoint Servicing Agreement, to continue to service the Contracts, which are collectively referred to herein as the "Mortgage Loans" and constitute the principal assets of the Trust Estate pursuant to the terms hereof;

                  WHEREAS, Wilshire has agreed pursuant to the terms of this Agreement to master service the Contracts;

                  WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done; and

                  WHEREAS, JPMorgan Chase Bank is willing to serve in the capacity of Trustee hereunder;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, Fairbanks, Wilshire and the Trustee hereby agree as follows:

                                   CONVEYANCE

                  The Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee on behalf of the Trust, without recourse (except as otherwise provided herein) and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, all of its rights, title and interests of every kind and nature whatsoever, whether now owned and existing or hereafter acquired or arising, in and to the following: (a) the

Mortgage Loans listed in SCHEDULE I to this Agreement, which the Depositor is causing to be delivered to the Trustee concurrently herewith, together with the related Other Assets, including, without limitation, the related Servicing Files and other Records and the Depositor's interest in any Mortgaged Property securing a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure, all contract rights and general intangibles in respect of the foregoing, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the rights and interests (but not the obligations) of Depositor in, to and under each of the Sale Agreements, the Assignment Agreements and the Custodial Agreements; (c) such amounts as may be held from time to time by the Trustee in the Certificate Account, the Basis Risk Reserve Fund, the Certificate Insurance Account or any other accounts for the benefit of the Owners of the Certificates, together with all cash, securities, investments or other assets (including Eligible Investments) credited thereto including any investment earnings thereon, and such cash, securities, investments or other assets as may be held in any other Account, including the Collection Account; and (d) any and all Proceeds of all the foregoing (including, but not by way of limitation, any amounts relating to the Mortgage Loans received from the Sellers through the enforcement of the relevant provisions of the applicable Sale Agreement, all proceeds of any mortgage insurance, hazard insurance, flood insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). In addition, the Depositor hereby causes the Certificate Insurer to deliver to the Trustee the Certificate Insurance Policy for the benefit of the Class A Certificates (all of the items in clauses (a)-(d) above, together with the Certificate Insurance Policy, subject to any exclusions or exceptions specified therein, are collectively referred to herein as the "TRUST ESTATE").

                  The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Owners may be adequately and effectively protected.


                                     REMIC I
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation

Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be the 360th Distribution Date. None of the REMIC I Regular Interests will be certificated.

      Designation        Uncertificated REMIC I     Uncertificated Principal    Latest Possible Maturity
                            Pass-through Rate                Balance                       Date
         LT-AA                 Variable(1)            $       252,011,900.00         January 25, 2032
         LT-A1                 Variable(1)            $           614,210.00         January 25, 2032
         LT-A2                 Variable(1)            $           549,350.00         January 25, 2032
         LT-A3                 Variable(1)            $         1,163,560.00         January 25, 2032
         LT-M1                 Variable(1)            $            45,010.00         January 25, 2032
         LT-B1                 Variable(1)            $            90,000.00         January 25, 2032
         LT-B2                 Variable(1)            $            38,570.00         January 25, 2032
         LT-B3                 Variable(1)            $            45,000.00         January 25, 2032
         LT-ZZ                 Variable(1)            $         2,597,400.00         January 25, 2032
         LT-P                  Variable(1)            $               100.00         January 25, 2032

_______________
(1) Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

                                    REMIC II
                                    --------

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class R-II Interest will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Final Scheduled Distribution Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC II. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of REMIC II Regular Certificates shall be the 360th Distribution Date.

     DESIGNATION           PASS-THROUGH RATE         AGGREGATE INITIAL       FINAL SCHEDULED DISTRIBUTION
                                                   CERTIFICATE PRINCIPAL                 DATE
                                                         BALANCE
      Class A-1                   (1)                 $    61,421,000.00           January 25, 2032
      Class A-2                   (1)                 $    54,935,000.00           January 25, 2032
      Class A-3                   (1)                 $   116,356,000.00           January 25, 2032
      Class M-1                   (1)                 $     4,501,000.00           January 25, 2032
      Class B-1                   (1)                 $     9,000,000.00           January 25, 2032
      Class B-2                   (1)                 $     3,857,000.00           January 25, 2032
      Class B-3                   (1)                 $     4,500,000.00           January 25, 2032
       Class X                    (2)                 $     2,584,801.00           January 25 ,2032
       Class P                    (3)                 $           100.00           January 25 ,2032

_______________
(1) Interest will accrue at a rate equal to the Pass-Through Rate, as defined herein.
(2) The Class X Certificates will accrue interest as described in the definition of Pass-Through Rate. The Class X Certificates will not accrue interest on their Certificate Balance.

(3) The Class P Certificates will not be entitled to distributions of interest.


                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

                  1.01 DEFINITIONS.

                  For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

                  "ACCEPTED SERVICING PRACTICES": Shall mean (i) with respect to the Mortgage Loans (other than the Contracts), procedures (including collection procedures) that require the same care that Fairbanks or Wilshire, as applicable, customarily has employed and exercised in servicing and administering mortgage loans or owned, post-foreclosure real estate, as applicable, for its own account and, in general, in accordance with the principles described in the Fannie Mae Guidelines and the Freddie Mac Guidelines and accepted mortgage servicing practices of prudent lending institutions, and shall include compliance with all applicable Law and (ii) with respect to the Contracts, the servicing standard set forth in the GreenPoint Servicing Agreement.

                  "ACCOUNT": The Certificate Account, Escrow Account, Certificate Insurance Account, or Collection Account (including any sub-accounts of any of the foregoing), established and held in trust by the Servicers or the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The obligation to establish and maintain the Accounts is not delegable.

                  "ACCRUAL PERIOD": With respect to any Distribution Date and the Offered Certificates, the period from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to, but excluding such Distribution Date.

                  "ACCRUED CERTIFICATE INTEREST": For any Distribution Date and any Class of REMIC I Regular Interests and the Class X Certificates, the product of the Certificate Balance as of the close of the preceding Distribution Date and the applicable Pass-Through Rate of such Class of Certificates, calculated using a 30/360 Day Count Fraction. For any Distribution Date and any Class of Certificates, other than the Class X Certificates, the product of the Certificate Balance as of the close of the preceding Distribution Date and the applicable Pass-Through Rate of such Class of Certificates, calculated using an Actual/360 Day Count Fraction. Accrued Certificate Interest for any Distribution Date shall be reduced by an amount equal to the portion allocable to any Class of Certificates, if any, of the sum of (i) the aggregate of Compensating Interest Shortfalls and (ii) Relief Act Shortfalls, if any, for such Distribution Date.

                  "ACTUAL PRINCIPAL BALANCE": With respect to any Mortgage Loan as of any date, its original principal balance, reduced by the principal portion of all payments that have been made on or before such date, and Realized Losses of principal on such Mortgage Loan realized prior to such date. The Actual Principal Balance of a liquidated Mortgage Loan will equal zero.

                  "ACTUARIAL CONTRACT": Any Contract, other than a Simple Interest Contract, on which 30 days of interest is owed irrespective of the day on which payment is received.

                  "ADJUSTABLE RATE MORTGAGE LOAN": Each of the Mortgage Loans identified in the Schedule of Mortgage Loans as having a Mortgage Rate that is subject to adjustment.

                  "ADJUSTMENT DATE": With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Schedule of Mortgage Loans.

                  "ADJUSTED WAC RATE": With respect to any Distribution Date, the weighted average of the Net Rates of the Mortgage Loans, calculated based on the Stated Principal Balances thereof as of the beginning of the related Collection Period for each Mortgage Loan and multiplied by a fraction having as its numerator 30 days and as its denominator, the actual number of days in the Collection Period.

                  "ADMINISTRATIVE COST RATE": Shall mean (i) with respect to each Mortgage Loan, 0.5025% per annum and (ii) with respect to each Contract, 1.0025%, in each case calculated on the basis of the same number of days as the number of days for which interest accrues during a Due Period for such Mortgage Loan or Contract, as applicable.

                  "ADVANCE": A Monthly Advance or a Servicing Advance.

                  "ADVANCE RATE": The prime rate shown as such in the Wall Street Journal plus 2.00% per annum.

                  "AFFILIATE": When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or
(iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

                  "AGREEMENT": This Trust and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

                  "APPLIED REALIZED LOSS AMOUNT": For any Distribution Date, after taking into account all Realized Losses experienced on the Mortgage Loans during the preceding Collection Period and after taking into account the distribution of the Principal Distribution Amounts to the Certificates, the amount applied to reduce the Certificate Balance or, in the case of the Class X Certificates, the amount currently distributable to, the Class X Certificates.

                  "APPRAISAL": With respect to any Mortgage Loan, the appraisal conducted by a licensed appraiser or another valuation method commonly used by prudent lenders.

                  "APPRAISED VALUE": With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the value estimated by the Appraisal or the sales price of the Mortgaged Property at such time of origination or, in the case of a refinanced Mortgage Loan, the value of the related Mortgaged Property based upon the value estimated by the Appraisal used or obtained at the time of refinancing, as applicable.

                  "ASSIGNMENT": With respect to each Mortgage Loan, the assignment of mortgage from the applicable Seller or any other prior owner of the Mortgage Loan to the Trustee.

                  "ASSIGNMENT AGREEMENTS": Shall mean (i) the Assignment, Assumption and Recognition Agreement, dated as of January 29, 2003, among Goldman Sachs Mortgage Company, the Depositor and Wells Fargo and (ii) the Assignment, Assumption and Recognition Agreement, dated as of January 29, 2003, among Goldman Sachs Mortgage Company, the Depositor and Household.

                  "AUTHORIZED OFFICER": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person, which with respect to the Depositor and each of the Servicers, initially includes those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; and, with respect to the Trustee, any officer assigned to the Institutional Trust Services/Structured Finance Services Group (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer or any Officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and in each case having direct responsibility for the administration of this Agreement.

                  "AVAILABLE DISTRIBUTION AMOUNT": With respect to any Distribution Date, (x) (i) the sum of all amounts relating to the Mortgage Loans received by Fairbanks and Wilshire (including the Loan Purchase Price paid by the related Seller to the related Servicer in connection with the repurchase of any Mortgage Loan as described in Section 3.03(b) hereof or paid by the Majority Class X Certificateholder pursuant to Section 3.03(b) or 8.21 of this Agreement and excluding any amounts withdrawn by Fairbanks and Wilshire pursuant to
SECTION 8.04(D) as of the related Determination Date), and (ii) the amount of any Monthly Advances and Compensating Interest payments remitted by Fairbanks and Wilshire with respect to the related Mortgage Loans for such Distribution Date; (y) in the case of GreenPoint, the amount remitted to Wilshire as set forth in the definition of "Remittance Amount" in Section 1.01 of the GreenPoint Servicing Agreement; and (z) the amount of any Monthly Advances and Compensating Interest payments remitted by the Master Servicer with respect to the Contracts pursuant to Sections 9.02 and 9.03 hereof.

                  "BANKRUPTCY CODE": The United States Bankruptcy Code, 11 U.S.C.ss.101, et seq., as amended.

                  "BASIC PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

                  "BASIS RISK CARRY FORWARD AMOUNT": With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Offered Certificates is based upon the WAC Cap, the excess of (i) the amount of interest such Class of Offered Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Pass-Through Rate (without regard to the WAC Cap) for such Distribution Date, over (ii) the amount of interest payable on such Class of Offered Certificates at the WAC Cap, (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid and (C) interest on the amount described in clause (B) at the applicable Pass-Through Rate for such Class of Offered Certificates for such Distribution Date (without regard to the WAC Cap).

                  "BASIS RISK RESERVE FUND": The account established pursuant to
SECTION 7.10 hereof.

                  "BOOK-ENTRY CERTIFICATE": The Class A Certificates, the Class M-1 Certificates and the Class B Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

                  "BUSINESS DAY": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, Salt Lake City, Utah or Portland, Oregon or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

                  "CERTIFICATE ACCOUNT": The certificate account established in accordance with SECTION 7.01 and maintained either (i) in the corporate trust department of the Trustee, which funds are uninvested, or (ii) in an Eligible Account subject to a securities account control agreement; PROVIDED that the funds in such account shall not be commingled with other funds held by the Trustee. As an alternative to the foregoing, the Trustee may maintain the Certificate Account as a deposit account if the rights of the Trustee in such deposit account are perfected pursuant to sections 9-104, 9-304, and 9-314 of the UCC.

                  "CERTIFICATE BALANCE": As of any date of determination with respect to any Offered Certificate, Class P Certificate or Regular Interest (other the Class X Regular

Interest and the Class X Certificates), (A) the initial Certificate Balance thereof minus (B) all amounts previously distributed as principal thereon, minus
(C) all Applied Realized Loss Amounts previously applied to reduce the Certificate Balance thereof. The Class R Certificates have no Certificate Balance. The Class X Certificate Balance shall be equal to the excess, if any, of (A) the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests over (B) the then aggregate Certificate Balance of the Offered Certificates and the Class P Certificates

                  "CERTIFICATE INSURANCE ACCOUNT": As defined in SECTION
7.03(B).

                  "CERTIFICATE INSURANCE AGREEMENT": The Insurance and Indemnity Agreement, dated as of January 29, 2003, among the Certificate Insurer, the Trustee, the Servicers and the Depositor.

                  "CERTIFICATE INSURANCE POLICY": The Certificate Guaranty Insurance Policy No. AB0643BE and all endorsements thereto, dated the Closing Date, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Class A Certificates attached hereto as Exhibit B.

                  "CERTIFICATE INSURER": Ambac Assurance Corporation or its successor in interest.

                  "CERTIFICATE INSURER DEFAULT": The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms; or (b)(i) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

                  "CERTIFICATE INSURER PREMIUM": The premium payable monthly to the Certificate Insurer on each Distribution Date pursuant to the Certificate Insurance Policy.

                  "CERTIFICATE INSURER PREMIUM PERCENTAGE": 0.18% per annum.

                  "CERTIFICATEHOLDER" or "HOLDER": Each Person in whose name a Certificate is registered in the Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of a Servicer, any Subservicer or any Depositor, or any affiliate of any of them, shall be deemed not to be outstanding (except that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand, only Certificates that an Authorized Officer actually knows to be so owned shall be disregarded) and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. When used with respect to any Class of Certificates, a Certificateholder or Holder of such Class of Certificates, as the case may be.

                  "CERTIFICATES": The Offered Certificates and the Private Certificates.

                  "CERTIFICATION":  As defined in SECTION 3.05.

                  "CHAPTER 13 LOAN": A Mortgage Loan the Mortgagor under which in bankruptcy under a plan promulgated under Chapter 13 of the Bankruptcy Code.

                  "CIVIL RELIEF ACT": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended or applicable similar state or local laws.

                  "CLASS":  Any class of Certificates.

                  "CLASS A CERTIFICATE": Any one of the Certificates designated hereunder as Class A-1, Class A-2 or Class A-3 Certificates.

                  "CLASS A-1 CERTIFICATE": Any one of the Certificates designated as a Class A-1 Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS A-2 CERTIFICATE": Any one of the Certificates designated as a Class A-2 Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS A-3 CERTIFICATE": Any one of the Certificates designated as a Class A-3 Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS A DEFICIENCY AMOUNT": With respect to any Distribution Date and any Class of Class A Certificates, any amount equal to the excess, if any, of (i) the Certificate Balance of the Class A Certificates after giving effect to the distribution of principal to be made on such Distribution Date, over (ii) the Pool Balance as of such Distribution Date.

                  "CLASS A PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the aggregate Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) minus $1,285,775.

                  "CLASS B CERTIFICATE": Any one of the Certificates designated hereunder as Class B-1, Class B-2 or Class B-3 Certificates.

                  "CLASS B-1 CERTIFICATE": Any one of the Certificates designated as a Class B-1 Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) minus $1,285,775.

                  "CLASS B-2 CERTIFICATE": Any one of the Certificates designated as a Class B-2 Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A

Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date) and (iv) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) minus $1,285,775.

                  "CLASS B-3 CERTIFICATE": Any one of the Certificates designated as a Class B-3 Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) minus $1,285,775.

                  "CLASS M-1 CERTIFICATE": Any one of the Certificates designated as a Class M-1 Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Collection Period) minus $1,285,775.

                  "CLASS P CERTIFICATE": Any one of the Certificates designated as a Class P Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

                  "CLASS R CERTIFICATE": Any one of the Certificates designated as a Class R Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-4, authenticated and delivered by the Trustee, evidencing the Class R-I Interest and the Class R-II Interest and representing the right to distributions as set forth herein.

                  "CLASS R-I INTEREST": The uncertificated residual interest in REMIC I.

                  "CLASS R-II INTEREST": The uncertificated residual interest in REMIC II.

                  "CLASS X CERTIFICATE": Any one of the Certificates designated as a Class X Certificate hereunder and substantially in the form annexed hereto as EXHIBIT A-2, authenticated and delivered by the Trustee and representing the right to distributions as set forth herein.

                  "CLASS X DISTRIBUTION AMOUNT": Shall mean the amount to be distributed to the Class X Certificates pursuant to SECTION 7.06(B)(VIII).

                  "CLEAN-UP CALL DATE": The first Distribution Date immediately following the date on which the Pool Balance has declined to an amount equal to or less than 10% of the Original Pool Balance.

                  "CLOSING":  As defined in SECTION 4.02.

                  "CLOSING DATE":  January 29, 2003.

                  "CODE": The Internal Revenue Code of 1986, as amended, together with any regulations promulgated thereunder and in effect from time to time.

                  "COMMISSION":  The Securities and Exchange Commission.

                  "COLLECTION ACCOUNT": Each of the Accounts created by Fairbanks and Wilshire pursuant to SECTION 8.04 hereto and created by GreenPoint pursuant to Section 3.05 of the GreenPoint Servicing Agreement.

                  "COLLECTION PERIOD": For any Distribution Date, the period beginning on and including the second day of the preceding calendar month and ending at the close of business on the first day of the current calendar month.

                  "COLLECTIONS": All cash collections and other cash proceeds of a Mortgage Loan received by a Servicer, any Subservicer, or any other Person, including all payments made by the related Mortgagor and all cash proceeds of the Related Security.

                  "COMPENSATING INTEREST": With respect to the related Servicer the obligation set forth in SECTION 8.06 and with respect to the Master Servicer the obligation set forth in SECTION 9.03 hereof.

                  "COMPENSATING INTEREST SHORTFALL": For any Distribution Date, the amount by which Compensating Interest is greater than (i) the Servicing Fee otherwise available for payment to Fairbanks on such Distribution Date or (ii) one-half of the Servicing Fee otherwise available for payment to Wilshire on such Distribution Date.

                  "CONTRACTS": As defined in the third WHEREAS clause of this Agreement which shall include Actuarial Contracts and Simple Interest Contracts.

                  "CONTRACT FILE": As to each Contract other than a Land Home Contract, (a) the original copy of the Contract, (b) the original title document issued to the originator as secured lender or agent therefor for the related Manufactured Home, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of any title documents for manufactured housing to secured lenders, (c) evidence of one or more of the following types of perfection of the security interest in favor of the originator as secured lender or agent therefor in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of filing in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction,
(d) the assignment of the Contract from the manufactured housing dealer to the originator, if any, including any intervening assignments, and (e) any extension, modification or waiver agreement(s).

                  "CONVENTIONAL MORTGAGE LOAN": Any Mortgage Loan, other than a Simple Interest Mortgage Loan, on which 30 days of interest is owed irrespective of the day in which payment is received.

                  "CORPORATE TRUST OFFICE": The principal office of the Trustee at 4 New York Plaza, 6th Floor, New York, NY 10004, Attention: Institutional Trust Services/Structured Finance Services, GSRPM Mortgage Pass-Through Certificates, 2003-1, or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, Fairbanks and Wilshire.

                  "CORRESPONDING CERTIFICATE": With respect to each REMIC I Regular Interest set forth below, the Regular Certificate set forth in the table below:


                 REMIC I REGULAR INTEREST       REMIC II REGULAR CERTIFICATE
                 ------------------------       ----------------------------
                          LT-A1                          Class A-1
                          LT-A2                          Class A-2
                          LT-A3                          Class A-3
                          LT-M1                          Class M-1
                          LT-B1                          Class B-1
                          LT-B2                          Class B-2
                          LT-B3                          Class B-3
                           LT-P                           Class P

                  "CREDIT ENHANCEMENT PERCENTAGE": For any Distribution Date, the percentage obtained by dividing (i) the sum of (a) the aggregate Certificate Balance of the Subordinate Certificates and (b) the Overcollateralization Amount by (ii) the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date.

                  "CUMULATIVE REALIZED LOSSES": As of any date of determination, the aggregate amount of Realized Losses on the Mortgage Loans since the Cut-off Date.

                  "CURTAILMENT": Any payment of principal received during a Collection Period as part of a payment that is not intended to satisfy the Mortgage Loan in full, and which is neither intended as a Prepaid Installment nor is intended to cure a delinquency.

                  "CUSTODIAL AGREEMENT": Each of the Fairbanks Custodial Agreement, the Wilshire Custodial Agreement and the GreenPoint Custodial Agreement.

                  "CUSTODIAL FILE": The documents described in SECTION 3.04(B) AND (C).

                  "CUSTODIAN": JPMorgan Chase Bank, in its capacity as custodian under each of the Custodial Agreements.

                  "CUT-OFF DATE":  As of January 1, 2003.

                  "DAY COUNT FRACTION": The assumption used to calculate the number of days for which interest accrues during an Accrual Period, which may be, as specified herein (x) 30/360 (assuming that a year consists of 12 months of 30 days each) or (y) actual/360 (assuming the actual number of days in an Accrual Period, including days that are not Business Days, and a year of 360 days).

                  "DEED IN LIEU": Any Servicer's acceptance of a deed in lieu of foreclosure.

                  "DEFAULTED MORTGAGE LOAN": A Mortgage Loan that is a 90-Day Delinquent Loan.

                  "DEFICIENCY": The difference between the sum of all amounts due under a Mortgage Loan and the Net Liquidation Proceeds realized on such Mortgage Loan.

                  "DEFICIENT VALUATION": A valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "DEFINITIVE CERTIFICATE":  As defined in SECTION 5.02(E).

                  "DELINQUENT": Any Mortgage Loan as to which the scheduled monthly payment of principal and interest payable by the Mortgagor under a Mortgage Note due on a Due Date is not paid by the close of business on the next scheduled Due Date for such Mortgage Loan (I.E., a Mortgage Loan for which the Mortgagor failed to make such payment due on January 1, 2003 will be reported as "30 DAYS DELINQUENT" on February 2, 2003, if such Mortgagor failed to make such payment by the close of business on February 1, 2003). The terms "60 DAYS Delinquent," "90 DAYS DELINQUENT" and the like have meanings correlative to the foregoing with respect to the applicable number of months succeeding the most recent payment.

                  "DEPOSITOR": GS Mortgage Securities Corp., or any successor thereto.

                  "DEPOSITORY": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "DEPOSITORY INSTITUTION": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's, F1+ by Fitch and A-1+ by Standard & Poor's.

                  "DETERMINATION DATE": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately following Business Day.

                  "DIRECT PARTICIPANT": Any broker-dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book entry transfers and pledges of securities deposited with the Depository.

                  "DISQUALIFIED ORGANIZATION": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "DISTRIBUTION DATE": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Closing Date.

                  "DUE DATE": For any Mortgage Loan, the date in each month on which the Monthly Payment is due.

                  "DUE PERIOD": For each Mortgage Loan, the period commencing on the prior Due Date and ending on and excluding the Due Date in the current month, and during which interest accrues on such Mortgage Loan.

                  "ELIGIBLE ACCOUNT": Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company which is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has corporate trust powers and has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency and the Certificate Insurer; provided, however, that any account established under this Agreement shall qualify as a Eligible Account under clause (i) above if the funds on deposit therein are held less than 30 days and the short-term unsecured debt obligations of the federal or state chartered depository institution or trust company holding such account are rated "A-1" by Standard & Poor's and "P-1" by Moody's. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

                  "ELIGIBLE INVESTMENTS":  The meaning defined in SECTION 7.05.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA RESTRICTED CERTIFICATE": Shall mean the Class M-1 Certificates, Class B Certificates and the Private Certificates.

                  "ERISA-QUALIFYING UNDERWRITING": A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

                  "ESCROW ACCOUNT": The separate trust account or accounts created and maintained pursuant to SECTION 8.07.

                  "ESCROW PAYMENTS": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire, hazard and flood insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                  "EVENT OF DEFAULT": Any "with cause" event as set forth in
SECTION 8.17(B).

                  "EXCESS SUBORDINATED AMOUNT": For any Distribution Date is the excess, if any, of (i) the Overcollateralization Amount over (ii) the Required Overcollateralization Amount.

                  "EXCHANGE ACT": The Securities and Exchange Act of 1934, as amended.

                  "EXTRA PRINCIPAL DISTRIBUTION AMOUNT": For any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Deficiency Amount.

                  "FAIRBANKS CUSTODIAL AGREEMENT": The Custody Agreement dated as of January 29, 2003 among the Trust, Fairbanks and the Custodian.

                  "FAIRBANKS MORTGAGE LOANS": The Mortgage Loans included in
Schedule I that are serviced by Fairbanks pursuant to this Agreement.

                  "FAIRBANKS TERMINATION TRIGGER EVENT": A Fairbanks Termination Trigger Event shall occur if on any date of determination (i) the Three-Month Rolling Average Sixty-Day Delinquency Rate of the Fairbanks Mortgage Loans exceeds 50% of the aggregate Stated Principal Balance of the Fairbanks Mortgage Loans or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred on the Fairbanks Mortgage Loans since the Cut-off Date through the last day of the related Collection Period divided by
(y) the aggregate Stated Principal Balance of the Fairbanks Mortgage Loans as of the Cut-off Date, exceeds the applicable percentages set forth below with respect to such Distribution Date:


     DISTRIBUTION DATE OCCURRING IN                        LOSS PERCENTAGE
     ------------------------------                        ---------------
     February 2006 through January 2007                    5.75% for the first  month,  plus an  additional
                                                           1/12th of 2.50% for each  month  thereafter,  to
                                                           8.25%

     February 2007 through January 2008                    8.25% for the first  month,  plus an  additional
                                                           1/12th of 1.25% for each  month  thereafter,  to
                                                           9.50%

     February 2008 through January 2009                    9.50% for the first  month,  plus an  additional
                                                           1/12th of 1.25% for each  month  thereafter,  to
                                                           10.75%

     February  2009 and thereafter                         10.75%

                  "FANNIE MAE": Fannie Mae, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  "FANNIE MAE GUIDE": Fannie Mae's Servicing Guide, as the same may be amended by Fannie Mae from time to time.

                  "FANNIE MAE GUIDELINES": Shall mean the guidelines set forth by Fannie Mae in the Fannie Mae Guide.

                  "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

                  "FINAL CERTIFICATION":  As defined in SECTION 3.05.

                  "FINAL DETERMINATION": A final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal or, if any appeal is taken, a final determination of such appeal from which no further appeal can be taken, to the effect that any REMIC in the Trust does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code.

                  "FINAL DISTRIBUTION DATE": The Distribution Date in January 2032.

                  "FINAL RECOVERY DETERMINATION": A determination by the relevant Servicer with respect to a defaulted Mortgage Loan (i) in the case of GreenPoint, in accordance with the GreenPoint Servicing Agreement and (ii) in the case of the related Servicer, in accordance with the general guidelines set forth in the Fannie Mae Guide and the Freddie Mac Guide or in the event the Fannie Mae Guide and the Freddie Mac Guide conflict, in accordance with the Fannie Mae Guide, that it has recovered, whether through Trustee's sale, foreclosure sale, pre-foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan.

                  "FITCH": Fitch, Inc. doing business as Fitch Ratings or any successor thereto.

                  "FREDDIE MAC": Federal Home Loan Mortgage Corporation, or any successor thereof.

                  "FREDDIE MAC GUIDE": Freddie Mac's Servicing Guide, as the same may be amended by Freddie Mac from time to time.

                  "FREDDIE MAC GUIDELINES": Shall mean the guidelines set forth by Freddie Mac in the Freddie Mac Guide.

                  "GREENPOINT": GreenPoint Credit LLC as servicer of the Contracts pursuant to the GreenPoint Servicing Agreement.

                  "GREENPOINT CUSTODIAL AGREEMENT": The Custody Agreement dated as of January 29, 2003 among the Trust, GreenPoint and the Custodian.

                  "GREENPOINT SERVICING AGREEMENT": The Servicing Agreement, dated as of January 1, 2003 among the Depositor, the Master Servicer and GreenPoint.

                  "GROSS MARGIN": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable Rate Mortgage Loan.

                  "HOEPA":  As defined in SECTION 8.02(A).

                  "HOUSEHOLD": Household Financial Services Inc., and its successors.

                  "HOUSEHOLD MORTGAGE LOANS": Shall mean the Mortgage Loans purchased under the Household Sale Agreement.

                  "HOUSEHOLD SALE AGREEMENT": Shall mean the Loan Sale Agreement dated as of September 6, 2002, between Household and Goldman Sachs Mortgage Company.

                  "INDEMNITY PROCEEDS": Any amounts collected by the relevant Servicer, the Trustee or the Depositor pursuant to the provisions of the applicable Sale Agreement.

                  "INDEPENDENT": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the applicable Seller, the applicable Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the applicable Seller, the applicable Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the applicable Seller, the applicable Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the applicable Seller, the applicable Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the applicable Seller, the applicable Servicer or any Affiliate thereof, as the case may be.

                  "INDEX": As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

                  "INITIAL CERTIFICATION":  As defined in SECTION 3.05.

                  "INSURANCE POLICY": Any hazard, flood, title or Primary Insurance Policy relating to a Mortgage Loan plus any amount remitted under
SECTION 8.08.

                  "INSURANCE PROCEEDS": Payments received with respect to any Insurance Policy.

                  "INSURED AMOUNTS": For any Distribution Date, the sum of (1) the Accrued Certificate Interest and any Interest Shortfall Carryforward Amount allocable to the Class A Certificates on such Distribution Date, net of any Compensating Interest Shortfalls and Relief Act Shortfalls; (2) on any Distribution Date prior to the Distribution Date in January 2032, the Class A Deficiency Amount, and (3) on the Distribution Date in January 2032, the aggregate Certificate Balance of the Class A Certificates outstanding on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date other than pursuant to the Certificate Insurance Policy).

                  "INSURED PAYMENTS": The aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

                  "INTEREST SHORTFALL CARRYFORWARD AMOUNT": As of any Distribution Date and with respect to any Class of Certificates (other than the Class P, Class R or Class X Certificates), the sum of (i) the amount, if any, by which (X) the sum of (a) the Accrued Certificate Interest for such Class for such Distribution Date plus (b) the Interest Shortfall Carryforward Amount for such Class as of the immediately preceding Distribution Date exceeds (Y) the amount paid to the Certificateholders of such Class on such Distribution Date with respect to interest and (ii) to the extent permitted by law, interest on the amount determined pursuant to clause (i)(b) at the applicable Pass-Through Rate for the number of days in the related Accrual Period.

                  "INVOLUNTARY PAYOFF": The amount of Net Liquidation Proceeds received with respect to a Liquidated Loan.

                  "LAND HOME CONTRACT": A Contract that is secured by a mortgage, deed of trust, security deed or similar evidence of lien on real estate on which the related Manufactured Home is situated (as well as by such related Manufactured Home).

                  "LAND HOME CONTRACT FILE": As to each Land Home Contract, (a) the original copy of the Land Home Contract, (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title document for the related Manufactured Home, (c) the assignment of the Land Home Contract from the originator to Deerwood Corporation, (d) if such Land Home Contract was originated by Deerwood Corporation, an endorsement of such Land Home Contract by Deerwood Corporation and (e) any extension, modification or waiver agreement(s). Notwithstanding anything contained in this definition to the contrary, Schedule A to the title insurance policy for a Mortgage will satisfy the requirements of a title document in clause (b) herein.

                  "LATE PAYMENT RATE": The greater of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and
(ii) the then applicable highest Pass-Through Rate on the Class A Certificates. The Late Payment Rate shall be computed on the basis of a year of 360 days and the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

                  "LAW": Any law (including common law and the laws of equity), constitution, statute, treaty, regulation, rule, administrative guideline, ordinance, judgment, order, injunction, writ, decree or award of any Governmental Authority, including, without limitation, any rules, regulations or guidelines promulgated or issued by Fannie Mae, Freddie Mac or any other Governmental Authority applicable to the Seller or any of the Mortgage Loans or Sale Agreements.

                  "LIBOR": means the per annum rate calculated by the Trustee as set forth below:

                  (i) on each LIBOR Determination Date, LIBOR for such Accrual Period will be the rate for deposits in United States dollars for a one-month period which appears on the display designated as "Page 3750" on the Dow Jones Telerate Service as of 11:00 a.m., London time, on such date;

                  (ii) with respect to a LIBOR Determination Date on which no such rate appears on Telerate page 3750 as described above, LIBOR for the applicable Accrual Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date for a one-month period (each, a "Reference Bank Rate") and in an amount that is representative for a single transaction in the London-interbank market at that time. The Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate. If at least two such quotations are provided, LIBOR for such Accrual Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a one-month period and in an amount that is representative for a single transaction in such market at that time.

                  All percentages resulting from any calculations referred to in this definition will be rounded upwards to the nearest multiple of 1/100,000 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                  "LIBOR DETERMINATION DATE":

                  (i) January 27, 2003 for the period beginning on and including the Closing Date and ending on and excluding the first Distribution Date; and thereafter,

                  (ii) the second London Business Day prior to the first day of each Accrual Period following the first Accrual Period.

                  "LIFETIME RATE CAP": The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Schedule of Mortgage Loans.

                  "LIQUIDATED LOAN": A Mortgage Loan with respect to which (i) a Final Recovery Determination has been made by the related Servicer or which the related Servicer has charged off pursuant to the terms of this Agreement and
(ii) GreenPoint has taken action pursuant to Section 3.11 of the GreenPoint Servicing Agreement.

                  "LIQUIDATION EXPENSES": Expenses which are incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses including, without limitation, legal fees and expenses and any unreimbursed Advances made by the related Servicer with respect to such Mortgage Loan.

                  "LIQUIDATION PROCEEDS": With respect to any Liquidated Loan, any amounts (including the proceeds of any insurance policy) recovered in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale, short sale or otherwise.

                  "LOAN PURCHASE PRICE": With respect to any Mortgage Loan, a price equal to (A) the Stated Principal Balance of such Mortgage Loan PLUS (B) interest on such Stated Principal Balance at the Mortgage Rate minus the Servicing Fee Rate applicable to such Mortgage Loan from the date on which interest has last been paid and distributed to the Trust to the last day of the month of repurchase, together with, (without duplication) the aggregate amounts of (C) Advances theretofore made with respect to such Mortgage Loan, (D) in the case of Monthly Advances thereon made by the Trustee, interest thereon at the prime rate shown as such in the Wall Street Journal plus 2.00% per annum, (E) in the case of a Mortgage Loan that has been subject to a Realized Loss, the amount of such Realized Loss, (F) amounts owed to the Certificate Insurer related to such Mortgage Loan and (G) any accrued and unpaid Servicing Fees for such Mortgage Loan.

                  "LOAN-TO-VALUE RATIO": As of any particular date, the percentage obtained by dividing the Stated Principal Balance of the related Mortgage Loan as of its date of origination or acquisition by the related Seller by the Appraised Value of the Mortgaged Property.

                  "LONDON BUSINESS DAY": Any day on which banks in London, England and New York City, New York are open for business to deal in deposits of United States dollars in the London interbank market.

                  "LOSSES":  As defined in SECTION 2.11(A).

                  "LOST NOTE AFFIDAVIT": A lost note affidavit referencing a single Mortgage Loan delivered pursuant to any of the Sale Agreements.

                  "MAJORITY CLASS X CERTIFICATEHOLDER": Shall mean the holders of Class X Certificates evidencing, in the aggregate, more than a 50% Percentage Interest.

                  "MANUFACTURED HOME": A unit of manufactured housing which meets the requirements of Section 25(e)(10) of the Code, securing the indebtedness of the obligor under the related Contract.

                  "MARKER RATE": With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to two (2) multiplied by the weighted average of the Uncertificated REMIC I Pass-Through Rates for each REMIC I Regular Interest (other than REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-P), with the rates on each such REMIC I Regular Interest subject to a cap equal to the Pass-Through Rate for the Corresponding Class for such REMIC I Regular Interest, and the rate on REMIC I Regular Interest LT-ZZ subject to a cap of zero for purposes of this calculation.

                  "MASTER SERVICER": Wilshire in its capacity as master servicer of the Contracts and any successor thereto.

                  "MERS":  Mortgage Electronic Registration Systems, Inc.

                  "MERS DESIGNATED MORTGAGE LOAN": Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the owner of such Mortgage Loan and its successors and assigns and identified as such on the Schedule of Mortgage Loans.

                  "MINIMUM MORTGAGE RATE": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "MONTHLY ADVANCE": An advance by the Servicer pursuant to
SECTION 8.05(C) hereof, the Master Servicer pursuant to SECTION 9.02 hereof or the Trustee pursuant to SECTION 8.05(F).

                  "MONTHLY PAYMENT": The scheduled monthly payment of principal and interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

                  "MOODY'S": Moody's Investor Service, Inc., and its successors.

                  "MORTGAGE": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold estate interest in real property securing a Mortgage Note.

                  "MORTGAGE LOAN DOCUMENTS": With respect to any Mortgage Loan, all agreements, instruments, promissory notes, financing statements, mortgages, security agreements, assignments, Lost Note Affidavits, Sale Agreements and other documents executed and delivered by any Person in connection with such Mortgage Loan, whether such documents are in the possession or under the control of the Trustee, the Custodian, the relevant Servicer or any other Person.

                  "MORTGAGE LOANS": Such of the mortgage loans and Contracts transferred and assigned to the Trust pursuant to SECTION 3.04(A), as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "MORTGAGE LOAN" includes, without limitation, any Mortgage Loan which is current or Delinquent, which relates to a foreclosure or which relates to a Mortgaged Property which is REO Property prior to such Mortgaged Property's disposition by the Trust.

                  "MORTGAGE NOTE": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "MORTGAGE RATE": The rate of interest borne by each Mortgage Note according to its terms.

                  "MORTGAGED PROPERTY": The underlying property (including all buildings and other improvements thereon) securing a Mortgage Loan, together with any personal property, fixtures and other property or rights pertaining thereto.

                  "MORTGAGOR":  The obligor on a Mortgage Note.

                  "NET LIQUIDATION PROCEEDS": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses relating to such Mortgage Loan. If Net Liquidation Proceeds with respect to any Liquidated Loan are less than zero, then the related Servicer or the Master Servicer shall be entitled to be reimbursed for Nonrecoverable Advances made by such Servicer or the Master Servicer, as applicable, with respect to such Mortgage Loan pursuant to SECTION 8.04(D)(I).

                  "NET MONTHLY EXCESS CASHFLOW": With respect to any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate Accrued Certificate Interest for the Offered Certificates for such Distribution Date, (B) the aggregate unpaid Accrued Certificate Interest for the Class A Certificates for such Distribution Date, (C) all amounts payable to the Certificate Insurer for such Distribution Date (other than the Certificate Insurer Premium) and (D) the Basic Principal Distribution Amount.

                  "NET RATE": With respect to each Mortgage Loan, the Mortgage Rate of such Mortgage Loan less the Administrative Cost Rate.

                  "NET SIMPLE INTEREST EXCESS": As of any Remittance Date, the excess, if any, of the aggregate amount of Simple Interest Excess over the amount of Simple Interest Shortfall.

                  "NET SIMPLE INTEREST SHORTFALL": As of any Remittance Date, the excess, if any, of the aggregate amount of Simple Interest Shortfall over the amount of Simple Interest Excess.

                  "NONRECOVERABLE ADVANCE": With respect to any Mortgage Loan,
(i) any Advance previously made which, in the good faith business judgment of the related Servicer, the Master Servicer or the Trustee, as applicable will not be reimbursed from proceeds of that Mortgage Loan pursuant to this Agreement, or
(ii) any Advance proposed to be made in respect of a Mortgage Loan which, in the good faith business judgment of the related Servicer, the Master Servicer or the Trustee, would not ultimately be recoverable from proceeds of such Mortgage Loan.

                  "NON-U.S. PERSONS": Any Person other than a United States Person.

                  "NOTICE":  As defined in SECTION 7.03(A).

                  "NOTICE OF FINAL DISTRIBUTION: The notice to be provided pursuant to SECTION 10.04 to the effect that a final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

                  "OFFERED CERTIFICATES": The Class A Certificates, the Class M-1 Certificates and the Class B Certificates.

                  "OFFICER'S CERTIFICATE": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

                  "OPERATIVE DOCUMENTS": Collectively, this Agreement, the Certificates, the Sale Agreements, the Custody Agreements, the Assignment Agreements and the Certificate Insurance Agreement.

                  "OPINION OF COUNSEL": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "OPTIONAL BUYOUT LOAN": A Mortgage Loan purchased from the Trust by the Majority Class X Certificateholder pursuant to SECTION 8.21.

                  "ORIGINAL POOL BALANCE": The Pool Balance of the Mortgage Loans as of the Cut-off Date.

                  "ORIGINAL PRINCIPAL BALANCE": The Stated Principal Balance of a Mortgage Loan as of the Cut-off Date.

                  "OTHER ASSETS": With respect to any Mortgage Loan, any and all Related Security and Collections relating to such Mortgage Loan and any and all Proceeds of such Mortgage Loan, Related Security and/or Collections.

                  "OUTSTANDING": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

                  (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

                  (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in SECTION 5.03; and

                  (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

                  "OVERCOLLATERALIZATION AMOUNT": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the close of business on the last day of the related Collection Period, over (y) the aggregate Certificate Balance of the Certificates (other than the Class X Certificates) on such Distribution Date, assuming that the Principal Remittance Amount for such Distribution Date was distributed in reduction of the Certificate Balance of the Certificates on such Distribution Date.

                  "OVERCOLLATERALIZATION DEFICIENCY AMOUNT": For any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for such Distribution Date, over (2) the then-current Overcollateralization Amount, assuming that the Principal Remittance Amount for such Distribution Date was distributed in reduction of the Certificate Balance of the Certificates (other than the Class X Certificates) on such Distribution Date.

                  "OVERCOLLATERALIZATION REDUCTION AMOUNT": On any Distribution Date, the lesser of (i) the Excess Subordinated Amount over (ii) the Principal Remittance Amount.

                  "OWNER": The Person in whose name a Certificate is registered in the Register to the extent described in SECTION 5.02; PROVIDED that solely for the purposes of determining the exercise of any voting rights hereunder, if any Offered Certificates are beneficially owned by a Seller, the Depositor or any Affiliate thereof, such Seller, the Depositor or such Affiliate shall not be considered an Owner hereunder.

                  "OWNERSHIP INTEREST": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "PASS-THROUGH RATE": For each Class of Certificates (other than the Class P Certificates), (a) with respect to the Class A-1 Certificates, a rate per annum equal to the lesser of (i)(A) for any Distribution Date on or prior to the Clean-Up Call Date, one-month LIBOR plus 0.250% (B) in the case of any Distribution Date thereafter, one-month LIBOR plus 0.500%, and (ii) the applicable WAC Cap; (b) with respect to the Class A-2 Certificates, a rate per annum equal to the lesser of (i)(A) for any Distribution Date on or prior to the Clean-Up Call Date, one-month LIBOR plus 0.700% (B) in the case of any Distribution Date thereafter, one-month LIBOR plus 1.400%, and (ii) the applicable WAC Cap; (c) with respect to the Class A-3 Certificates, a rate per annum equal to the lesser of (i)(A) for any Distribution Date on or prior to the Clean-Up Call Date, one-month LIBOR plus 0.500% (B) in the case of any Distribution Date thereafter, one-month LIBOR plus 1.000%, and (ii) the applicable WAC Cap; (d) with respect to the Class M-1 Certificates, a rate per annum equal to the lesser of (i)(A) for any Distribution Date on or prior to the Clean-Up Call Date, one-month LIBOR plus 2.600% (B) in the case of any Distribution Date thereafter, one-month LIBOR plus 3.900%, and (ii) the applicable WAC Cap; (e) with respect to the Class B-1 Certificates, a rate per annum equal to the lesser of (i)(A) for any Distribution Date on or prior to the Clean-Up Call Date, one-month LIBOR plus 3.650% (B) in the case of any Distribution Date thereafter, one-month LIBOR plus 5.475%, and (ii) the applicable WAC Cap; (f) with respect to the Class B-2 Certificates, a rate per annum equal to the lesser of (i)(A) for any Distribution Date on or prior to the Clean-Up Call Date, one-month LIBOR plus 4.500% (B) in the case of any Distribution Date thereafter, one-month LIBOR plus 6.750%, and (ii) the applicable WAC Cap; and (g) with respect to the Class B-3 Certificates, a rate per annum equal to the lesser of (i)(A) for any Distribution Date on or prior to the Clean-Up Call Date, one-month LIBOR plus 5.250% (B) in the case of any Distribution Date thereafter, one-month LIBOR plus 7.875%, and (ii) the applicable WAC Cap. For each Class of Certificates (other than the Class X Certificates), the Pass-Through Rate will be calculated using an actual/360 Day Count Fraction.

                  With respect to the Class X Certificates, rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (J) below, and the denominator of which is the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest LT-P). For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:


                  (A) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-AA;

                  (B) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A1;

                  (C) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A2;

                  (D) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-A3;

                  (E) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-M1;

                  (F) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-B1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-B1;

                  (G) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-B2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-B2;

                  (H) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-B3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-B3;

                  (I) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT-ZZ; and

                  (J) 100% of the interest on REMIC I Regular Interest LT-P.

                  The Class P Certificates do not have a Pass-Through Rate and are not entitled to distributions in respect of interest.

                  "PAYING AGENT": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in SECTION 12.15 and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

                  "PERCENTAGE INTEREST": With respect to a Class of the Class A Certificates, the Class M-1 Certificates, a Class of the Class B Certificates or the Class P Certificates, a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Balance represented by all the Certificates in such Class. With respect to the Class X and Class R Certificates, the portion of such Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100%.

                  "PERIODIC RATE CAP": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Adjustable Rate Mortgage Loan may increase or decrease (without regard to the Lifetime Rate Cap or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "PERMITTED TRANSFEREE": Any Transferee of a Residual Certificate other than a Disqualified Organization or a Non-U.S. Person.

                  "PERSON": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PLAN": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "POOL BALANCE": As of any date, the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the preceding Collection Period.

                  "PREFERENCE AMOUNT": Means any payment of principal or interest on any Class A Certificate which has become due for payment and which is made to such Class A Certificateholder by or on behalf of the Trustee which has been deemed a preferential transfer and was previously recovered from its Owner pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

                  "PREPAID INSTALLMENT": With respect to any Mortgage Loan, any Monthly Payment thereon received by the relevant Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Principal Prepayment or Curtailment with respect to such Mortgage Loan.

                  "PREPAYMENT PENALTY": With respect to any Mortgage Loan, any prepayment penalty, premium or charge payable by the Mortgagor pursuant to the terms of the Mortgage Note in connection with any voluntary prepayment in full of the principal of the Mortgage Loan to the extent permitted by law.

                  "PRESERVATION EXPENSES": Expenditures made by the related Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

                  "PRIMARY INSURANCE POLICY": Insurance obtained from a private insurer which insures the holder of a Mortgage Note against loss in the event the Mortgagor defaults under the Note, including all riders and endorsements thereto.

                  "PRINCIPAL DISTRIBUTION AMOUNT": For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

                  "PRINCIPAL PREPAYMENT": Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "PRINCIPAL PREPAYMENT IN FULL": Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of a Mortgage Loan.

                  "PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period whether or not received on or prior to the related Determination Date (including the portion of Insurance Proceeds or Condemnation Proceeds allocable to principal), and all Principal Prepayments received during the related Collection Period, (ii) the Liquidation Proceeds on the Mortgage Loans allocable to principal received during the related Collection Period, (iii) the portion of the Loan Purchase Price allocable to principal with respect to each Mortgage Loan, the repurchase obligation for which arose during the related Collection Period and (iv) the allocable portion of the proceeds received with respect to the termination of the Trust Fund (to the extent such proceeds relate to principal).

                  "PRIVATE CERTIFICATES": Collectively, the Class P, Class X and Residual Certificates.

                  "PROCEEDS": Whether or not capitalized, "proceeds" as such term is defined in Section 9-102 of the UCC, including all cash and non-cash proceeds and further including all accounts, accounts receivable, contract rights, money, claims for money (whether or not earned by performance), checks, deposit accounts, documents, instruments, chattel paper, investment property (including securities, securities entitlements, securities accounts, commodity contracts and commodity accounts), general intangibles, insurance proceeds and other property (including fixtures, products and accessions).

                  "PROHIBITED TRANSACTION": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code and applicable to the Trust.

                  "PROSPECTUS SUPPLEMENT ": The Prospectus Supplement dated January 24, 2003 to the Prospectus dated December 23, 2002, prepared by the Depositor with respect to the public offering of the Offered Certificates

                  "PURCHASE OPTION PERIOD":  As defined in SECTION 10.03.

                  "PURCHASER": The Depositor, in its capacity as the purchaser, under the relevant Sale Agreement, together with the Trustee as the assignee of the Depositor hereunder.

                  "QUALIFIED INSTITUTION": With respect to each Collection Account and the Certificate Account, an account maintained by a federal or state chartered depository institution acceptable to the Depositor and the Certificate Insurer, having combined capital and surplus of at least $50,000,000; PROVIDED, HOWEVER, that if any Collection Account or the Certificate Account is not maintained with the Trustee, (i) (A) with respect to each Collection Account, such institution shall have a long-term debt rating of at least "A2" by Moody's, "AA-" by Standard & Poor's, and, if rated by Fitch, at least "AA-" by Fitch and
(B) with respect to the Certificate Account, such institution shall have a long-term debt rating of at least "A2" by Moody's, "A" by Standard & Poor's, and, if rated by Fitch, at least "AA-" by Fitch, (ii) (A) with respect to each Collection Account, a short-term debt rating of at least "A-1+" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, at least "F1" by Fitch and (B) with respect to the Certificate Account, a short-term debt rating of at least "A-1" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, at least "F1" by Fitch and (iii) if such Collection Account or the Certificate Account is moved to a new institution, the relevant Servicer shall provide the Trustee, the Owners and the Certificate Insurer with a statement identifying the location of such Collection Account or the Certificate Account.

                  "QUALIFIED LIQUIDATION": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code and applicable to the Trust.

                  "QUALIFIED MORTGAGE": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code and applicable to the Trust.

                  "RATING AGENCIES": Moody's and Standard & Poor's or any successors thereto. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicers and the Master Servicer.

                  "REALIZED LOSS": With respect to each Liquidated Loan, an amount equal to (i) the Stated Principal Balance of the Mortgage Loan, plus all accrued and unpaid interest thereon and outstanding Servicing Advances and other expenses related thereto, as of the date of such liquidation, minus (ii) the Net Liquidation Proceeds (not less than zero for purposes of calculating Realized Losses) relating to such Liquidated Loan (such Net Liquidation Proceeds to be applied first to interest and then to the Stated Principal Balance of the Liquidated Loan). With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the Realized Loss shall be calculated as the difference between the Stated Principal Balance of the Mortgage Loan immediately prior to such Deficient Valuation and the Stated Principal Balance of the Mortgage Loan as determined pursuant to such Deficient Valuation. With respect to any payment by the Trust of Trust Expenses, a Realized Loss shall be deemed to have occurred whenever such Trust Expenses are paid.

                  "REALIZED LOSS AMOUNT": For any Distribution Date, after taking into account all Realized Losses experienced on the Mortgage Loans during the preceding Collection Period and after taking into account the distribution of the Principal Distribution Amount to the Certificates, the amount applied to reduce the Certificate Balance or, in the case of the Class X Certificates, the amount applied to reduce the Class X Distribution Amount, in each case, in accordance with SECTION 7.07.

                  "RECORD DATE": With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

                  "RECORDS": With respect to any Mortgage Loan, all Mortgage Loan Documents and other material documents held or maintained by or for the Depositor, the Trustee, the Custodian, the relevant Servicer or any other Person (including any Subservicer) with respect to such Mortgage Loan and/or the related Mortgagor, including the Custodial File and any and all Servicing Records.

                  "REFERENCE BANKS": Four major banks in the London interbank market selected by the Trustee with consultation from the Depositor.

                  "REGISTER": The register maintained by the Registrar in accordance with SECTION 5.02, in which the names of the Owners are set forth.

                  "REGISTRAR": The Trustee, acting in its capacity as Registrar appointed pursuant to SECTION 5.02, or any duly appointed and eligible successor thereto.

                  "REGULAR CERTIFICATE": Any Class A Certificate, Class M-1 Certificate, Class B Certificate, Class X Certificate or Class P Certificate.

                  "REGULAR INTEREST": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "REIMBURSEMENT AMOUNT": As of any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 7.06(b), PLUS (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the Certificate Insurer under the Certificate Insurance Agreement, as certified to the Trustee by the Certificate Insurer PLUS (ii) interest on such amounts at the Late Payment Rate from the date such amounts become due until paid in full.

                  "RELATED SECURITY": With respect to any Mortgage Loan, all right, title and interest of each and all of the Sellers and the Depositor in and to:

                  (i) the related Mortgaged Property securing such Mortgage
         Loan;

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Mortgage Loan, whether pursuant to the related Mortgage Loan Documents or otherwise, together with all financing statements and similar documents signed by a Mortgagor describing any collateral securing such Mortgage Loan;

                  (iii) all guarantees, indemnities, warranties, insurance policies (including any premium refunds and other proceeds thereof) and other agreements or arrangements of any kind from time to time supporting or securing payment of such Mortgage Loan, whether pursuant to the Mortgage Loan Documents related to such Mortgage Loan or otherwise; and

                  (iv) all Records related to such Mortgage Loan.

                  "RELIEF ACT SHORTFALL": With respect to any Collection Period and any Mortgage Loan as to which the interest rate has been reduced during such Collection Period by application of the Civil Relief Act, the excess, if any, of
(i) the interest payable on such Mortgage Loan at its Mortgage Rate over (ii) the interest payable thereon at the rate imposed by the Civil Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860A through 860G of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made (other than with respect to the items in clause (v) and the proceeds thereof), consisting of: (i) the Mortgage Loans and the related Mortgage Files Contract Files and Land Home Contract Files; (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in January 2003) as shall be on deposit in the Certificate Account and identified as belonging to the Trust Estate; (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;
(iv) Insurance Policies pertaining to the Mortgage Loans, if any; and (v) all proceeds of clauses (i) through (iv) above.

                  REMIC I INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests then outstanding and (ii) the

Uncertificated Pass-Through Rate for REMIC I Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

                  REMIC I OVERCOLLATERALIZED AMOUNT: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests minus (ii) the Uncertificated Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interests LT-AA and REMIC I Regular Interest LT-ZZ), in each case as of such date of determination.

                  REMIC I OVERCOLLATERALIZATION TARGET AMOUNT: 1% of the Required Overcollateralization Amount.

                  REMIC I PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the sum of the Uncertificated Principal Balances of REMIC I Regular Interests LT-A1, LT-A2, LT-A3, LT-M1, LT-B1, LT-B2 and LT-B3 and the denominator of which is the sum of the Uncertificated Principal Balances of REMIC I Regular Interests LT-A1, LT-A2, LT-A3, LT-M1, LT-B1, LT-B2, LT-B3 and LT-ZZ.

                  REMIC I REGULAR INTERESTS: REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-B1, REMIC I Regular Interest LT-B2, REMIC I Regular Interest LT-B3, REMIC I Regular Interest LT-ZZ and REMIC I Regular Interest LT-P.

                  REMIC I REGULAR INTEREST LT-AA: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-A1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-A2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-A3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-M1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-B1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-B2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-B3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-ZZ: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-P: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

                  REMIC I REGULAR INTEREST LT-ZZ MAXIMUM INTEREST DEFERRAL
AMOUNT: With respect to any Distribution Date, the sum of (a) the excess of (i) Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC I Regular Interest LT-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC I Regular Interest LT-ZZ over (y) the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC I Regular Interests LT-A1, LT-A2, LT-A3, LT-M1, LT-B1, LT-B2 and LT-B3, with the rate on each such REMIC I Regular Interest subject to a cap equal to the Pass-Through Rate on the Corresponding Class for the purpose of this calculation.

                  REMIC II: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests.

                  REMIC II REGULAR CERTIFICATES: Any of the Class A-1, Class A-2, Class A-3, Class M-1, Class B-1, Class B-2, Class B-3, Class X or Class P Certificates.

                  "REMIC OPINION": A written opinion of independent counsel experienced in federal income tax matters, who may not be a salaried counsel for the Depositor or any Servicer, acceptable to the Trustee and the Certificate Insurer, relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions.

                  "REMIC PROVISIONS": Provisions of the Code relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, related provisions and regulations (whether in proposed, temporary or final form), announcements and rulings thereunder, as the foregoing may be in effect from time to time.

                  "REMITTANCE AMOUNT": As of any Remittance Date, the sum, without duplication, of (i) the amount remitted by GreenPoint to the Master Servicer as set forth in the definition of "Remittance Amount" in Section 1.01 of the GreenPoint Servicing Agreement, (ii) all Monthly Payments (other than Simple Interest Excess, if any), Curtailments, Principal Prepayments and other payments of interest or principal received during the related Collection Period (less the Servicing Fees with respect to such Mortgage Loans, which Servicing Fees are reduced by Compensating Interest as provided in this Agreement), (ii) Monthly Advances payable by the Servicers and the Master Servicer for such Remittance Date pursuant to SECTION 8.05 or SECTION 9.02 hereof, (iii) Compensating Interest payments remitted by the Servicers pursuant to SECTION
8.06 and by the Master Servicer pursuant to SECTION 9.03 hereof, (iv) any Loan Purchase Price actually received by the Servicer during the Collection Period,
(v) any Indemnity Proceeds actually collected by the Servicers during the related Collection Period, (vi) Net Liquidation Proceeds attributed to Mortgage Loans liquidated during the related Collection Period and (vii) any amounts withdrawn from the Simple Interest Excess Sub-Account to pay interest on the Certificates with respect to such Remittance Date, in all cases after taking into account items which are withdrawn from the Collection Account pursuant to
SECTION 8.04(D) hereto.

                  "REMITTANCE DATE": The 18th day of each calendar month, or if such day is not a Business Day, the immediately preceding Business Day.

                  "REO PROPERTY": A Mortgaged Property acquired by the relevant Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  "REPRESENTATION LETTER": Letters to, or agreements with, the Depository to effectuate a book-entry system with respect to the Certificates registered in the Register under the nominee name of the Depository.

                  "REQUIRED OVERCOLLATERALIZATION AMOUNT": For any Distribution
Date:

                  (a) prior to the Stepdown Date and so long as no Trigger Event is in effect, $2,571,418 and

                  (b) on and after the Stepdown Date and so long as no Trigger Event is in effect, 2.00% of the Pool Balance (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor of $1,285,709;

provided that (i) upon the occurrence and during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount as of the immediately preceding Distribution Date (after giving effect to distributions on such date) and (ii) the Required Overcollateralization Amount shall never exceed the then aggregate Certificate Balance of the Certificates.

                  "RESIDUAL CERTIFICATES":  The Class R Certificates.

                  "RESIDUAL INTEREST": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "RETAINED LOANS": Mortgage loans acquired by the Depositor pursuant to the Sale Agreements that were not transferred and assigned to the Trust pursuant to SECTION 3.04(A).

                  "RULE 144A LETTER":  As defined in SECTION 5.02(B) hereof.

                  "SALE AGREEMENT": Each of (a) the Wells Fargo Sale Agreements and (b) the Household Sale Agreement.

                  "SALE AND WARRANTIES AGREEMENT": The Sale and Warranties Agreement dated as of January 1, 2003 among Goldman Sachs Mortgage Company, the Depositor and the Trust.

                  "SCHEDULE OF MORTGAGE LOANS": The schedule of Mortgage Loans listing each Mortgage Loan to be conveyed on the Closing Date and attached hereto as Schedule I to this Agreement. Such Schedule of Mortgage Loans shall identify, INTER ALIA, each Mortgage Loan by the relevant Servicer's loan number and the Mortgagor's name and address (including the state) of the Mortgaged Property and shall set forth as to each Mortgage Loan the lien status thereof, the Original Principal Balance, the Mortgage Rate thereof, the current scheduled monthly payment of principal and interest and the maturity of the related Mortgage Note, the maturity date thereof, whether or not such Mortgage Loan (including the related Mortgage Note) has been modified, whether such Mortgage Loan is a Simple Interest Mortgage Loan and the Original Principal Balance of all Mortgage Loans. Such Schedule shall also identify the Lifetime Rate Cap, the Minimum Mortgage Rate, the Index, the Gross Margin and the Periodic Rate Cap with respect to each Adjustable Rate Mortgage Loan and the Seller and Servicer of each Mortgage Loan.

                  "SCHEDULED PAYMENT": As defined in the GreenPoint Servicing Agreement.

                  "SCHEDULED PRINCIPAL BALANCE": With respect to any Mortgage Loan as of any date other than the Cut-off Date, its original principal balance, reduced by the principal portion of all payments that have been made or advanced on or before such date, and Realized Losses of principal on such Mortgage Loan. The Scheduled Principal Balance of a liquidated Mortgage Loan will equal zero. The Scheduled Principal Balance of a Mortgage Loan as of the Cut-off Date is its original principal balance, reduced by the principal portion of all payments that have been made or were scheduled to have been made on or prior to the Cut-off Date, and all reductions of principal as a result of modification of such Mortgage Loan on or prior to such date.

                  "SECURITIES ACT":  The Securities Act of 1933, as amended.

                  "SELLER": Each of Household and Wells Fargo, in their respective capacity as seller under the applicable Sale Agreement.

                  "SENIOR TRUSTEE EXPENSES": The meaning provided in SECTION
2.05.

                  "SERVICER": Each of Fairbanks and Wilshire and their respective permitted successors and assigns.

                  "SERVICER TERMINATION EVENT": The meaning provided in (i)
SECTION 8.17 hereof with respect to Fairbanks and Wilshire and (ii) the events of default described in Section 6.01 of the GreenPoint Servicing Agreement with respect to GreenPoint.

                  "SERVICING ADVANCE": As defined in (i) SECTION 8.05 hereof with respect to Fairbanks and Wilshire and (ii) an advance made by GreenPoint pursuant to the GreenPoint Servicing Agreement.

                  "SERVICING CLAIM": As defined in (i) SECTION 8.03(A) hereof with respect to Fairbanks and Wilshire and (ii) any claims, penalties, fines, forfeitures, damages, liabilities, losses and expenses, including reasonable attorney's fees subject to indemnification under Section 5.02 of the GreenPoint Servicing Agreement with respect to GreenPoint.

                  "SERVICING COMPENSATION": With respect to any Mortgage Loan and each Remittance Date, the amount equal to the sum of (i) the Servicing Fee and (ii) all amounts in respect of late fees, assumption fees, release fees, bad check charges and similar fees actually received. In addition, as compensation for its servicing and administration services hereunder, the relevant Servicer shall be entitled to retain as part of Servicing Compensation any interest paid on Eligible Investments credited to the Collection Account.

                  "SERVICING FEE": With respect to each Collection Period and
(i) each Fairbanks Mortgage Loan and Wilshire Mortgage Loan, the product of (A) the related Servicing Fee Rate, (B) the Stated Principal Balance of such Mortgage Loan at the beginning of such Collection Period and (C) the number of days during the Due Period for such Mortgage Loan that ended in such Collection Period, for which interest accrued on such Mortgage Loan, divided by 360. Except as otherwise provided in Section
8.12 of this Agreement, the right of Fairbanks and Wilshire to payment of the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by such Servicer, and is payable solely when such portion is collected.

                  "SERVICING FEE RATE": Shall mean (i) with respect to each Contract, 1.00% per annum and (ii) with respect to each Mortgage Loan, 0.50% PER ANNUM.

                  "SERVICING FILE": With respect to any Mortgage Loan, the file (maintained in any form or format whatsoever, including in electronic form) containing: (i) copies of certain documents executed or delivered in connection with the closing of such Mortgage Loan, including without limitation copies of the Mortgage Note, Mortgage and any assignments of such Mortgage, and (ii) any servicing documentation which relates to such Mortgage Loan of the type customarily included by the Servicers in their servicing files.

                  "SERVICING RECORDS": With respect to any Mortgage Loan, all books and records in any form or format whatsoever (including records kept in electronic form) that have been maintained by or for the Custodian, the relevant Servicer or any Subservicer with respect to such Mortgage Loan, including all documents (whether originals or copies), files, records, databases, computer tapes, floppy disks, tax bills, assessment notices, binders and other proof of insurance coverage, insurance policies, insurance premium notices, appraisals, other closing documentation, payment history records, agreements and any other records in any way relating to or evidencing the servicing of any such Mortgage Loan.

                  "SERVICING STANDARDS": Shall mean (i) the servicing standards for Fairbanks set forth on EXHIBIT C, and (ii) the servicing standards for Wilshire set forth on EXHIBIT D.

                  "SIMPLE INTEREST CONTRACT": Any Contract that requires that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the Simple Interest Contract multiplied by the contract rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the Simple Interest Contract.

                  "SIMPLE INTEREST EXCESS": As of any Remittance Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the Monthly Payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Collection Period, over (ii) 30 days' interest on such Mortgage Loan at the then applicable Mortgage Rate.

                  "SIMPLE INTEREST EXCESS SUB-ACCOUNT": The sub-account of the Collection Account established by the related Servicer, pursuant to Section 8.07(d). The Simple Interest Excess Sub-Account shall be an Eligible Account.

                  "SIMPLE INTEREST MORTGAGE LOAN: Any Mortgage Loan for which the interest due thereon is calculated based on the actual number of days elapsed between the date on which interest was last paid through the date on which the most current payment is received.

                  "SIMPLE INTEREST QUALIFYING LOAN: As of any Determination Date, any Simple Interest Mortgage Loan that was neither prepaid in full during the related Collection Period, nor delinquent with respect to a payment that became due during the related Collection Period as of the close of business on the Determination Date following such Collection Period.

                  "SIMPLE INTEREST SHORTFALL: As of any Remittance Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest on such Mortgage Loan at the then applicable Mortgage Rate, over (ii) the portion of the Monthly Payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Collection Period.

                  "SIXTY-DAY DELINQUENCY RATIO": With respect to any Distribution Date shall mean (i) with respect to the Fairbanks Mortgage Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Stated Principal Balances of all Fairbanks Mortgage Loans that were Delinquent 60 days or more as of the end of the calendar month preceding such Distribution Date (including Fairbanks Mortgage Loans in foreclosure, Fairbanks Mortgage Loans as to which the borrower is the subject of pending bankruptcy proceedings and Fairbanks Mortgage Loans relating to REO Properties), and the denominator of which is the sum of the aggregate Stated Principal Balance of all the Fairbanks Mortgage Loans as of the end of such calendar month and (ii) with respect to the Wilshire Mortgage Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Stated Principal Balances of all Wilshire Mortgage Loans that were Delinquent 60 days or more as of the end of the calendar month preceding such Distribution Date (including Wilshire Mortgage Loans in foreclosure, Wilshire Mortgage Loans as to which the borrower is the subject of pending bankruptcy proceedings and Wilshire Mortgage Loans relating to REO Properties), and the denominator of which is the sum of the aggregate Stated Principal Balance of all the Wilshire Mortgage Loans as of the end of such calendar month.

                  "STANDARD & POOR'S": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or any successor thereto.

                  "STARTUP DAY":  The Closing Date.

                  "STATED PRINCIPAL BALANCE": Shall mean (i) with respect to each Simple Interest Mortgage Loan or Simple Interest Contract, the Actual Principal Balance thereof and (ii) with respect to each Actuarial Contract or Conventional Mortgage Loan, the Scheduled Principal Balance thereof.

                  "STEPDOWN DATE": For each Certificate, the earlier to occur of:

                           (1)      the later to occur of:

                                    (A)      the Distribution Date in February
                                             2006,

                                    (B)      the first Distribution Date on
                                             which the Credit Enhancement
                                             Percentage for the Class A
                                             Certificates is greater than or
                                             equal to 19.00%, and

                           (2) the Distribution Date on which the aggregate Certificate Balance of the Class A Certificates has been reduced to zero.

                  "TAX MATTERS PERSON": With respect to any Trust REMIC, the Person designated as the "Tax Matters Person" of such Trust REMIC pursuant to Treasury Regulation Section 1.860F-4(d).

                  "TELERATE PAGE 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "TERMINATION NOTICE":  As defined in SECTION 10.03.

                  "THREE-MONTH ROLLING AVERAGE SIXTY-DAY DELINQUENCY RATE": With respect to any Distribution Date commencing on the fourth Distribution Date, the arithmetic average of the applicable Sixty-Day Delinquency Ratio for such Distribution Date and each of the two preceding Distribution Dates.

                  "TRANSFER": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "TRANSFER AFFIDAVIT":  As defined in SECTION 5.02(C) hereof.

                  "TRANSFEREE": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "TRANSFEROR": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "TRANSFEROR CERTIFICATE": As defined in SECTION 5.02(B) hereof.

                  "TRIGGER EVENT": With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate Stated Principal Balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 15.00% for such Distribution Date or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by (y) the Original Pool Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

     DISTRIBUTION DATE OCCURRING IN                        LOSS PERCENTAGE
     ------------------------------                        ---------------
     February 2006 through January 2007                    5.75% for the first  month,  plus an  additional
                                                           1/12th of 2.50% for each  month  thereafter,  to
                                                           8.25%

     February 2007 through January 2008                    8.25% for the first  month,  plus an  additional
                                                           1/12th of 1.25% for each  month  thereafter,  to
                                                           9.50%

     February 2008 through January 2009                    9.50% for the first  month,  plus an  additional
                                                           1/12th of 1.25% for each  month  thereafter,  to
                                                           10.75%

     February 2009 and thereafter                          10.75%


                  "TRUST": GSRPM Mortgage Loan Trust 2003-1, the trust created under this Agreement.

                  "TRUST ESTATE": As defined in the conveyance clause under this Agreement.

                  "TRUST EXPENSES": All extraordinary, unanticipated expenses of the Trust (including expenses of enforcing the Mortgage Loans), Advances (other than those not permitted to be recovered from the Trust Estate) that are not recovered from the related Mortgage Loan, Servicing Advances, to the extent not made by the relevant Servicer or the Master Servicer, indemnity obligations of the Trust, and other expenses permitted to be incurred hereunder and recovered from the Trust Estate.

                  "TRUST REMIC":  REMIC I or REMIC II.

                  "TRUSTEE": JPMorgan Chase Bank, a New York banking corporation, the Corporate Trust Department of which is located on the date of execution of this Agreement at 4 New York Plaza, 6th Floor, New York, NY 10004,
Attention: Institutional Trust Services/Structured Finance Services, GSRPM Mortgage Securities Corp., Series 2003-1 not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

                  "TRUSTEE FEE": The fee payable monthly to the Trustee on each Distribution Date in an amount equal to the product of (i) the Trustee Fee Rate and (ii) the Stated Principal Balance of each Mortgage Loan at the beginning of the Collection Period related to such Distribution Date, which shall be subject to a minimum of $7,500 annually.

                  "TRUSTEE FEE RATE":  0.0025 PER ANNUM.

                  "UCC": The Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "UNCERTIFICATED ACCRUED INTEREST": With respect to any Uncertificated Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal, immediately prior to such Distribution Date. Uncertificated Accrued Interest for the Uncertificated Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter any remaining Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interests LT-AA, LT-A1, LT-A2, LT-A3, LT-M1, LT-B1, LT-B2, LT-B3 and LT-ZZ, pro rata based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence.

                  "UNCERTIFICATED PRINCIPAL BALANCE": The principal amount of any Uncertificated Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of each Uncertificated Regular Interest shall be reduced by all distributions of principal made on such Uncertificated Regular Interest, as applicable, on such Distribution Date and, if and to the extent necessary and appropriate, shall be further reduced in such Distribution Date by Realized Losses. The Uncertificated Principal Balance of each Uncertificated Regular Interest shall never be less than zero.

                  "UNCERTIFICATED REMIC I PASS-THROUGH RATE": With respect to any Distribution Date, a per annum rate equal to the Adjusted WAC Rate.

                  "UNCERTIFICATED REGULAR INTERESTS": The REMIC I Regular Interests.

                  "UNDERWRITER ": Goldman, Sachs & Co., in its capacity as Underwriter under the Underwriting Agreement, dated as of January 29, 2003, between the Depositor and the Underwriter.

                  "UNITED STATES PERSON": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of any Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter I of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "WAC CAP": As to any Distribution Date and (i) the Class A Certificates, the Adjusted WAC Rate minus the Certificate Insurer Premium Percentage and (ii) the Class M-1 and Class B Certificates, the Adjusted WAC Rate.

                   "WELLS FARGO" Wells Fargo Home Mortgage, Inc.

                  "WELLS FARGO SALE AGREEMENTS": Shall mean (a) the Mortgage Loan Purchase Agreement, dated as of June 24, 2002, between the Goldman Sachs Mortgage Company and Wells Fargo and (b) the Mortgage Loan Purchase Agreement, dated as of August 15, 2002, between the Goldman Sachs Mortgage Company and Wells Fargo.

                  "WILSHIRE CUSTODIAL AGREEMENT": The Custody Agreement dated as of January 1, 2003 among the Trust, Wilshire and the Custodian.

                  "WILSHIRE MORTGAGE LOANS": The Mortgage Loans included in
Schedule I that are serviced by Wilshire pursuant to this Agreement.

                  "WILSHIRE TERMINATION TRIGGER EVENT": A Wilshire Termination Trigger Event shall occur if on any date of determination (i) the Three-Month Rolling Average Sixty-Day Delinquency Rate of the Wilshire Mortgage Loans exceeds 18% of the aggregate Stated Principal Balance of the Wilshire Mortgage Loans or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred on the Wilshire Mortgage Loans since the Cut-off Date through the last day of the related Collection Period divided by
(y) the aggregate Stated Principal Balance of the Wilshire Mortgage Loans as of the Cut-off Date, exceeds the applicable percentages set forth below with respect to such Distribution Date:

     DISTRIBUTION DATE OCCURRING IN                        LOSS PERCENTAGE
     ------------------------------                        ---------------
     February 2006 through January 2007                    5.175% for the first month,  plus an  additional
                                                           1/12th of 2.250% for each month  thereafter,  to
                                                           7.425%

     February 2007 through January 2008                    7.425% for the first month,  plus an  additional
                                                           1/12th of 1.125% for each month  thereafter,  to
                                                           8.550%

     February 2008 through January 2009                    8.550% for the first month,  plus an  additional
                                                           1/12th of 1.125% for each month  thereafter,  to
                                                           9.675%

     February 2009 and thereafter                          9.675%

                  1.02 USE OF WORDS AND PHRASESThe terms "herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in
SECTION 1.01 include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

                  1.03 CAPTIONS; TABLE OF CONTENTS.

                  The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

                  1.04 OPINIONS.

                  Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                  1.05 ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

                           For purposes of calculating the amount of Accrued
Certificate Interest for the Class A Certificates, the Class M-1 Certificates, the Class B Certificates and the Class X Certificates for any Distribution Date,
(1) the aggregate amount of any Compensating Interest Shortfalls and any Relief Act Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class X Certificates based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate and, thereafter, among the Class B-3 Certificates, Class B-2 Certificates, the Class B-1 Certificates, the Class M-1 Certificates and the Class A Certificates, in that order, in each case on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Balance of each such Certificate and (2) the aggregate amount of any Realized Losses allocated to the Certificates and Basis Risk Carry Forward Amounts paid to the Class A Certificates, the Class M-1 Certificates and the Class B Certificates incurred for any Distribution Date shall be allocated to the Class X Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated as provided in Section 7.07(b) hereof.

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

                  2.01 ESTABLISHMENT OF THE TRUST.

                  The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "GSRPM MORTGAGE LOAN TRUST 2003-1."

                  2.02 OFFICE.

                  The office of the Trust shall be in care of the Trustee, at the Corporate Trust Office, or at such other address as the Trustee may designate by notice to the Depositor and the Servicers.

                  2.03 PURPOSES AND POWERS.

                  The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates, the REMIC I Regular Interests, the Class R-I Interest and the Class R-II Interests and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; PROVIDED, HOWEVER, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the status of any Trust REMIC as a REMIC.

                  2.04 APPOINTMENT OF THE TRUSTEE; DECLARATION OF TRUST.

                  The Depositor hereby appoints the Trustee, as trustee of the Trust effective as of the Closing Date, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Closing Date to serve as trustee pursuant to SECTION 11.07 and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners and the Certificate Insurer.

                  2.05 EXPENSES OF THE TRUST.

                  Such expenses of the Trust as are authorized to be paid hereunder, including (i) the Trustee Fee and (ii) all amounts owing to the Trustee on account of reimbursement of unanticipated out-of-pocket expenses and any indemnification owed to the Trustee (the amounts in this clause (ii), "SENIOR TRUSTEE EXPENSES") and the

Certificate Insurer Premium shall be paid out of the Certificate Account in the priority set forth in SECTION 7.06(B)(I). The Trustee shall not be permitted to be reimbursed for any third-party expenses, other than as set forth in the preceding sentence, incurred by it for any custodial services required to be performed by it hereunder.

                  2.06 OWNERSHIP OF THE TRUST.

                  On the Closing Date, the ownership interests in the Trust shall be transferred as set forth in SECTION 4.02, such transfer to be evidenced by sale of the Certificates as described in SECTION 4.02. Thereafter, transfer of any ownership interest shall be governed by Article V of this Agreement.

                  2.07 SITUS OF THE TRUST.

                  It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created and administered in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property (other than such real or personal property acquired pursuant to SECTION 8.10) located in any state other than in the State of New York and payments will be received by the Trustee only in the State of New York and payments from the Trustee will be made only from the State of New York.

                  2.08 RESERVED.

                  2.09 THE CERTIFICATES.

                  Each Class of Certificates, other than the Class R Certificates, will consist of a unit comprising a REMIC II Regular Certificate (which will be designated as a regular interest).

                  2.10 INDEMNIFICATION WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS.

                  (a) In the event that either of REMIC I or REMIC II fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a Prohibited Transaction or contribution subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance by the Trustee of its duties and obligations specifically set forth herein, or by reason of the Trustee's reckless disregard of its obligations and duties hereunder, the Trustee shall indemnify the Trust against any and all losses, claims, damages, liabilities or expenses ("LOSSES") resulting therefrom; PROVIDED, HOWEVER, that the Trustee shall not be liable for any such Losses or portion thereof attributable to the action or inaction of any relevant Servicer, the Depositor, or the Holders of the Residual Certificates nor for any such Losses or portion thereof resulting from misinformation provided by the Holders of the Residual Certificates, any relevant Servicer, or the Depositor, on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Residual Certificates at law or in equity.

                  (b) In the event that either of REMIC I or REMIC II fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance of the relevant Servicer in the performance of its duties and obligations set forth herein, or by reason of such Servicer's reckless disregard of its obligations and duties thereunder, such Servicer shall indemnify the Trust against any and all Losses resulting therefrom; PROVIDED, HOWEVER, that such Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, the Holder of the Residual Certificates nor for any such Losses resulting from misinformation provided by the Trustee, the Depositor or the Holder of the Residual Certificates on which such Servicer reasonably has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holder of the Residual Certificates at law or in equity.



                                  ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR
                   AND THE SERVICERS; REMEDIES UPON BREACHES

                  3.01 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

                  The Depositor hereby represents, warrants and covenants to the Trustee, the Servicers, the Certificate Insurer and the Owners that as of the Closing Date:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware. The Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement and to enter into the transactions contemplated hereby under the laws of the State of Delaware.

                  (b) The execution and delivery by the Depositor of this Agreement and the other Operative Documents to which it is a party and the performance and compliance with the terms hereof and thereof by the Depositor have been duly authorized by all required action on the part of the Depositor and will not violate the Depositor's constitutive documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

                  (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Depositor is a party.

                  (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

                  (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Depositor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

                  (h) Immediately prior to the sale, assignment, transfer and conveyance described in SECTION 3.04(A)(I), the Depositor will hold good title to, and be the sole owner of, the Mortgage Loans referred to therein free and clear of any liens, charges, mortgages, encumbrances or rights of others (other than liens which will be simultaneously released).

                  (i) The Depositor has valid business reasons for entering into the transactions contemplated by this Agreement (including, without limitation, the sale of its interests in the Mortgage Loans and other assets in the Trust Estate to the Trustee).

                  (j) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans and other assets in the Trust Estate, nor is the Depositor aware of any pending insolvency.

                  (k) The sale, assignment, transfer and conveyance of the Mortgage Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (l) The Depositor is not transferring the Mortgage Loans and other assets in the Trust Estate to the Trustee with any intent to hinder, delay or defraud its creditors.

                  (m) The Depositor received fair consideration and reasonably equivalent value in exchange for the sale, assignment, transfer and conveyance of its interests in the Mortgage Loans and other assets in the Trust Estate to the Trustee.

                  It is understood and agreed that the representations and warranties set forth in this SECTION 3.01 shall survive delivery of the respective Mortgage Loans to the Trustee.

                  3.02 REPRESENTATIONS AND WARRANTIES OF THE SERVICERS.

                  (a) Fairbanks hereby represents, warrants and covenants to the Trustee, Wilshire, the Depositor, the Certificate Insurer and the Owners that as of the Closing Date:

                  (i) Fairbanks is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and is in compliance with the laws of each state in which any Mortgaged Property related to a Fairbanks Mortgage Loan is located to the extent necessary to ensure, in its role as a Servicer, the enforceability of each Fairbanks Mortgage Loan and to perform its obligations hereunder.

                  (ii) Neither the execution and delivery by Fairbanks of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by Fairbanks with the provisions hereof, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its charter and by-laws) of Fairbanks, or any of the provisions of any Law binding on Fairbanks, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which Fairbanks is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of its respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. Fairbanks is not otherwise in violation of any Law, which violation, in Fairbanks's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of Fairbanks.

                  (iii) The execution and delivery by Fairbanks of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by Fairbanks with the terms hereof are within the powers of Fairbanks, and have been duly authorized by all necessary action on the part of Fairbanks. This Agreement has been duly executed and delivered by Fairbanks and, upon the due execution, authorization and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Fairbanks, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. Fairbanks has obtained all consents, approvals, authorizations, or orders, and made all registrations or qualifications with, any court or regulatory authority or other governmental body having jurisdiction over Fairbanks, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially and adversely affect, the legal and valid execution, delivery, and performance of this Agreement by Fairbanks.

                  (iv) Fairbanks possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except to the extent that the failure of Fairbanks to possess any such certificate, authorization, license or permit would not have a material adverse effect on the ability of Fairbanks to perform its obligations hereunder.

                  (v) No litigation is pending or, to the best of Fairbanks's knowledge, threatened against it, which, if determined adversely to Fairbanks would prohibit Fairbanks from entering into this Agreement or, in the good faith and reasonable judgment of Fairbanks, is likely to materially and adversely affect either its ability to perform its obligations hereunder or the financial condition of Fairbanks. Fairbanks has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder.

                  (vi) Each officer, director, employee, consultant and advisor of Fairbanks with responsibilities concerning the servicing and administration of the Fairbanks Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with coverage consistent with Accepted Servicing Practices. Neither Fairbanks nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Fairbanks Mortgage Loans has been refused such coverage or insurance.

                  (vii) Fairbanks is an entity that engages in the business of originating, acquiring or servicing mortgage loans, and is authorized to transact business in the state or states where the related mortgaged properties it is to service are situated and is a Fannie Mae-approved mortgage seller-servicer and/or a Freddie Mac-approved mortgage servicer for first and second mortgage loans (to the extent Fannie Mae and/or Freddie Mac approval is required under applicable Law). In addition, Fairbanks will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Fairbanks Mortgage Loans or this Agreement, and to perform its duties hereunder. Fairbanks meets the equity and other eligibility requirements consistent with Accepted Servicing Practices.

                  (b) Wilshire hereby represents, warrants and covenants to the Trustee, the Depositor, Fairbanks, the Certificate Insurer and the Owners that as of the Closing Date:

                  (i) Wilshire is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is in compliance with the laws of each state in which any Mortgaged Property related to a Wilshire Mortgage Loan is located to the extent necessary to ensure, in its role as a Servicer, the enforceability of each Wilshire Mortgage Loan and to perform its obligations hereunder.

                  (ii) Neither the execution and delivery by Wilshire of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by Wilshire with the provisions hereof, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its charter and by-laws) of Wilshire, or any of the provisions of any Law binding on Wilshire, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which Wilshire is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of its respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. Wilshire is not otherwise in violation of any Law, which violation, in Wilshire's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of Wilshire.

                  (iii) The execution and delivery by Wilshire of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by Wilshire with the terms hereof are within the powers of Wilshire, and have been duly authorized by all necessary action on the part of Wilshire. This Agreement has been duly executed and delivered by Wilshire and, upon the due execution, authorization and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Wilshire, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. Wilshire has obtained all consents, approvals, authorizations, or orders, and made all registrations or qualifications with, any court or regulatory authority or other governmental body having jurisdiction over Wilshire, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially and adversely affect, the legal and valid execution, delivery, and performance of this Agreement by Wilshire.

                  (iv) Wilshire possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except to the extent that the failure of Wilshire to possess any such certificate, authorization, license or permit would not have a material adverse effect on the ability of Wilshire to perform its obligations hereunder.

                  (v) Except as disclosed on the 10Q of Wilshire Financial Services Group Inc., no litigation is pending or, to the best of Wilshire's knowledge, threatened against it, which, if determined adversely to Wilshire would prohibit Wilshire from entering into this Agreement or, in the good faith and reasonable judgment of Wilshire, is likely to materially and adversely affect either its ability to perform its obligations hereunder or the financial condition of Wilshire. Wilshire has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder.

                  (vi) Each officer, director, employee, consultant and advisor of Wilshire with responsibilities concerning the servicing and administration of the Wilshire Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with coverage consistent with Accepted Servicing Practices. Neither Wilshire nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Wilshire Mortgage Loans has been refused such coverage or insurance.

                  (vii) Wilshire is either (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related mortgaged properties it is to service are situated and in either case shall be a Fannie Mae-approved mortgage seller-servicer and/or a Freddie Mac-approved mortgage servicer for first and second mortgage loans (to the extent Fannie Mae and/or Freddie Mac approval is required under applicable Law). In addition, Wilshire will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Wilshire Mortgage Loans or this Agreement, and to perform its duties hereunder. Wilshire meets a $15 million equity and other eligibility requirements consistent with Accepted Servicing Practices.

                  It is understood and agreed that the representations and warranties set forth in this SECTION 3.02 shall survive delivery of the Mortgage Loans to the Trustee.

                  Upon discovery by any of Fairbanks, Wilshire, the Depositor, the Certificate Insurer, any Owner, or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this SECTION 3.02 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. Within ninety (90) days of its discovery or its receipt of notice of breach, which ever is earlier, Fairbanks or Wilshire, as the case may be, shall cure such breach in all material respects and, upon such Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to SECTION 8.17.

                  3.03 REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR OR A SELLER.

                  (a) BREACH BY DEPOSITOR. Upon discovery by any of the Depositor, any Servicer, any Owner, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a "PARTY") of a breach of any of the representations and warranties set forth in SECTION 3.01 or any of the representations and warranties made by the Depositor pursuant to Section 4 of the Sale and Warranties Agreement, which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. Within ninety (90) days of its discovery or its respective receipt of notice of breach the Trustee shall exercise all rights it has under this Agreement, and, to the extent such breach also constitutes a breach of any of the representations and warranties set forth in Section 4 of the Sale and Warranties Agreement or any covenant set forth therein, the Trustee shall exercise all rights it would otherwise have available against Goldman Sachs Mortgage Company under Section 5(b) and 5(c) of the Sale and Warranties Agreement against the Depositor as if set forth under this Section 3.03 with respect to the Depositor.

                  (b) BREACH BY SELLER. Upon discovery by any of the Depositor, any Servicer, any Owner, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a "PARTY") of a breach by any Seller of any of the representations and warranties set forth in Sections 3 or 4 of the relevant Sale Agreement, or any covenant set forth in any Sale Agreement, which materially and adversely affects the interests of the Owners or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. In the case of Wells Fargo, within ninety (90) days of its discovery or its receipt of notice of breach (or seventy-five (75) days if such breach constitutes a Qualification Defect as defined in the Wells Fargo Sale Agreements) and with respect to Household within thirty (30) days of discovery or notice of a breach of a representation or warranty in Section 4 of the Household Sale Agreement and subject to any additional grace period provided for by the applicable Sale Agreement if certain conditions are met, (1) the Trustee, as assignee of all of the rights and interest of the Depositor in each Sale Agreement, shall take such action as shall be necessary to collect Indemnity Proceeds from the applicable Seller, and to enforce and prosecute any and all other rights of the Depositor and its assignees under each Sale Agreement, which rights shall include causing the applicable Seller to repurchase the relevant Mortgage Loans in accordance with the terms of the applicable Sale Agreement and remit the Loan Purchase Price to the relevant Servicer for deposit in the related Collection Account, and (2) the Majority Class X Certificateholder, at its sole discretion, may on the next succeeding Remittance Date purchase such Mortgage Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the relevant Servicer for deposit in the applicable Collection Account. However, any such purchase at the option of the Majority Class X Certificateholder must occur within 90 days of the date of the Trustee's notice of the defect if the defect would prevent the Mortgage Loan from being a Qualified Mortgage, and no purchase of a Mortgage Loan that is not in default or for which no default is imminent shall be made unless the Majority Class X Certificateholder obtains for the Trustee and the Certificate Insurer a written opinion of independent counsel to the effect that such contemplated action is in compliance with the provisions of the Code relating to REMICs, is not a "prohibited transaction" within the meaning of Code Section 860F(a)(2) and will not prevent either Trust REMIC from qualifying as a REMIC addressed to and acceptable to the Trustee. In the event the Majority Class X Certificateholder purchases a Mortgage Loan pursuant to the second preceding sentence, it shall be subrogated to the rights of the Trust against the applicable Seller in respect of the applicable breach of representation or warranty, other than rights to receive

         Indemnity Proceeds in respect of damages incurred by the Trust during the period when the Trust held the Mortgage Loan, which rights shall specifically be retained by the Trust. The Trustee shall execute and deliver to the Majority Class X Certificateholder such instruments delivered to the Trustee for execution as it may reasonably request in order to further the purposes of the preceding sentence.

                  (c) In the event that any action taken by the Depositor pursuant to paragraph (a) above results in a Prohibited Transaction tax, the Trustee shall immediately notify the Depositor in writing thereof and the Depositor will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with respect to such tax with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds.

                  (d) Without limiting its obligation to enforce each Sale Agreement in accordance with their respective terms, the Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition permitting the repurchase of any Mortgage Loan by the Depositor pursuant to this Article III or the eligibility of any Mortgage Loan for the purpose of this Agreement.

                  3.04 CONVEYANCE OF THE MORTGAGE LOANS.

                  (a) (i) On the Closing Date, pursuant to the "CONVEYANCE" clause on the first page hereof, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust, without recourse (except as otherwise provided herein), all of its right, title and interest of every kind and nature whatsoever, whether now owned and existing or hereafter acquired or arising, in and to property constituting the Trust Estate. The transfer by the Depositor of the Mortgage Loans set forth on the Schedule of Mortgage Loans and the other assets in the Trust Estate to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor for all purposes (including tax, reporting and accounting purposes).

                  (ii) It is the express intent of the parties that the transfer and conveyance of the Trust Estate constitute a sale of the Mortgage Loans and other assets in the Trust Estate conveying good title thereto free and clear of any liens and encumbrances from the Depositor to the Trustee on behalf of the Trust and that the Mortgage Loans and other assets in the Trust Estate not be part of the Depositor's estate in the event of bankruptcy or insolvency or otherwise. However, in the event and to the extent that, notwithstanding the intent of the parties hereto, any or all of the Mortgage Loans and other assets in the Trust Estate conveyed by the Depositor to the Trustee on behalf of the Trust hereunder are held or otherwise determined to have been property of the Depositor or not to have been conveyed to the Trustee in an absolute sale, then (i) this Agreement shall also be deemed to be, and hereby constitutes, a security agreement within the meaning of Article 9 of the UCC; (ii) the conveyance hereunder by the Depositor of the Mortgage Loans set forth on the Schedule of Mortgage Loans and the other assets in the Trust Estate shall be deemed to be, and hereby constitutes, a grant by the Depositor to the Trustee of a first priority security interest in all of the Depositor's right, title and interest in and to such Mortgage Loans and other assets;
         (iii) the possession by the Trustee or any of its bailees or agents of items of property that constitute goods, instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the UCC; (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law; and (v) the obligations secured by the first priority security interest described in clause (ii) above shall be deemed to include any and all obligations of the Depositor to the Trustee and any and all obligations of the Trustee to the Owners and other Persons pursuant to this Agreement and the other Operative Documents, including any obligation to remit the principal of and interest on the Certificates to the Owners as and when due and any obligation to distribute or remit any other fees, costs, expenses and other amounts required to be distributed or paid under this Agreement or any of the other Operative Documents. Any assignment or other transfer of the rights of the Trustee under any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor covenants that, to the extent consistent with this Agreement, it will take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement and the other Operative Documents. The Depositor also covenants not to pledge, assign or grant a security interest in any of the Mortgage Loans to any third party.

                  (b) In connection with the transfer and assignment of the Mortgage Loans (other than the Contracts), the Depositor agrees to deliver, or cause to be delivered, without recourse to the Custodian on the Closing Date with respect to each such Mortgage Loan:

                  (i) The original Mortgage Note endorsed, "Pay to the order of [ ] without recourse" and signed in the name of the last endorsee by an authorized officer; or in the case of a missing Mortgage Note, a Lost Note Affidavit in blank together with a true and correct copy of the original Mortgage Note; PROVIDED, HOWEVER, that a Lost Note Affidavit may be delivered with respect to no more than five percent (5%) of the Mortgage Loans (by Principal Balance). The Mortgage Note shall include all intervening original endorsements showing a complete chain of title from the originator to the last endorsee;

                  (ii) To the extent executed in connection with the related Mortgage Loan, an original power of attorney, or photocopy thereof certified by a Governmental Authority with evidence of recording noted thereon if recordation is required to maintain the lien of the Mortgage or if the document to which such power of attorney relates is required to be recorded, or if recordation is not so required, the original, a certified photocopy or a photocopy of such certified photocopy of any such power of attorney;

                  (iii) To the extent executed in connection with the related Mortgage Loan, the original or a photocopy of any personal endorsement or guaranty agreement;

                  (iv) The original or a photocopy of the original recorded Mortgage (together with a standard adjustable rate mortgage rider, if the Mortgage Loan is an Adjustable Rate Mortgage Loan), with evidence of recording thereon; PROVIDED, HOWEVER, if the original recorded Mortgage is not available because it has been delivered to the applicable recording office, the Depositor shall deliver a legible photocopy of the Mortgage pending recording, certified by the Seller, in lieu of the original recorded Mortgage, and evidence of recording shall be provided in case of any and all original Mortgages or photocopies thereof certified by the Seller; PROVIDED, FURTHER, if the original Mortgage is available but has not been recorded, the Seller shall deliver a legible photocopy of the original Mortgage, certified by the Seller as a true and correct copy of the original Mortgage (or a photocopy of such certified copy), and shall promptly record such Mortgage in the applicable recording office at the expense of the Depositor;

                  (v) Except with respect to each MERS Designated Mortgage Loan, the original executed assignment of each Mortgage from the Seller, in blank, which assignment shall be in form and substance acceptable for recording. In the event that the Mortgage Loan was acquired by the Seller in a merger or in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by "[Seller Name], successor in interest to [name of originator or other entity to which the Mortgage has been assigned]" or "[Seller Name], successor in interest to [name of originator or other entity to which the Mortgage Note was endorsed]", as the case may be;

                  (vi) The original policy of title insurance or a copy thereof, if any (or a preliminary title report, binder or other material described on Exhibit B or Exhibit B-1, as applicable, of the relevant Sale Agreement if the original title insurance policy has not been received from the title insurance company);

                  (vii) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon, necessary to show a complete chain of title from the original mortgagee to the Seller (or MERS with respect to each MERS Designated Mortgage Loan); PROVIDED, HOWEVER, if the original recorded assignments of the Mortgage are not available because they have been delivered to the applicable recording office, the Depositor may deliver a legible photocopy of the assignments of the Mortgage pending recording, certified by the Seller (or a photocopy of such certified copy), in lieu of the original recorded assignment of the Mortgage, and evidence of recording shall be provided in case of any and all original assignments of the Mortgage or photocopies thereof certified by the Seller; PROVIDED, FURTHER, if the original assignments of the Mortgage are available but have not been recorded, the Seller shall deliver a legible photocopy thereof, certified by the Seller as a true and correct copy of the original assignments of the Mortgage (or a photocopy of such certified copy), and shall promptly record such assignments in the applicable recording office at its expense; and

                  (viii) Originals of all assumption, modification and substitution agreements, if any, or certified copies thereof (or a photocopy containing the same), in either case with evidence of recording noted thereon if recordation is required to maintain the lien of the Mortgage or is otherwise required by applicable Law.

                  (c) In connection with the transfer and assignment of the Contracts identified on the Schedule of Mortgage Loans, the Depositor agrees to deliver, or cause to be delivered, without recourse to the Trustee, on the Closing Date, the related Contract File and Land Home Contract File.

                  (d) The parties acknowledge and agree that, after the transfers described in subsections (A)(I) and (A)(II) of this SECTION 3.04, ownership of the entire Trust Estate (including all of the Mortgage Loans and other assets included therein) shall be vested solely and exclusively in the Trustee on behalf of the Trust. Accordingly, the Depositor hereby agrees that it shall take no action inconsistent with the Trustee's ownership, on behalf of the Trust, of the Trust Estate and shall indicate or shall cause to be indicated in its books and records (including any books and records held on its behalf) that ownership of the Trust Estate (including all of the Mortgage Loans and other assets included therein) is held by the Trustee on behalf of the Trust. In addition, the Depositor hereby agrees that it shall respond to any inquiries from third parties with respect to ownership of such assets by stating that it is not the owner of such assets and that ownership of such assets is held by the Trustee on behalf of the Trust.

                  (e) If any Mortgage has been recorded in the name of MERS, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                  3.05 ACCEPTANCE BY TRUSTEE; CERTIFICATION BY TRUSTEE.

                  By the Closing Date, the Custodian shall review all documents delivered to it in accordance with the provisions hereof, and shall deliver to the Depositor, the Trustee, the Servicers and the Certificate Insurer an initial custodial certification (the

"INITIAL CERTIFICATION") in the form attached as EXHIBIT F hereto. The Custodian shall have examined each of the documents or copies thereof presented to the Custodian in each Custodial File pursuant to the relevant Custodial Agreement. Based upon such review, the Custodian shall determine with respect to each Custodial File whether: (i) all documents purporting to be those instruments described in SECTION 3.04(B)(I) though (VIII) or Section 3.04(c) and the related reference to the Mortgage Loan in the Schedule of Mortgage Loans (and which are determinable from an examination of the documents or copies thereof in the Custodial File, the Contract File or the Land Home Contract File, as applicable) are in its possession; (ii) such instruments have been reviewed by the Custodian and appear regular on their face and are related to the Mortgage Loan referenced; and (iii) based on its examination of the Mortgage Note, the Mortgage and the information set forth in the Schedule of Mortgage Loans respecting such Mortgage Loan accurately reflects the information set forth in the documents contained in the Custodial File, the Contract File or the Land Home Contract File, as applicable, declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definitions of Trust Estate and delivered to the Custodian on behalf of the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificate Insurer and the Owners. The Trustee agrees, for the benefit of the Owners and the Certificate Insurer, to review or cause the Custodian to review such items within ninety (90) days after the Closing Date (or, with respect to any document delivered after the Closing Date, within ninety (90) days of receipt and cause the Custodian to deliver to the Depositor, the Certificate Insurer and the applicable Servicer a certification (a "CERTIFICATION") to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Certification as not covered by such Certification), (i) all documents or copies or images required to be delivered to it pursuant to SECTION 3.04(B)(I) and each original Contract are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Mortgage Loans accurately reflects the information set forth in the Custodial File, the Contract File or the Land Home Contract File, as applicable. Neither the Trustee nor the Custodian shall have any responsibility for reviewing any Custodial File, Contract File or Land Home Contract File, as applicable except as expressly provided in this SECTION 3.05(A). Without limiting the effect of the preceding sentence, in reviewing any Custodial File, neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee or



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the Custodian be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

                  If the Custodian during such ninety (90) day period finds any document constituting a part of a Custodial File which is not executed, has not been received, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform to the description thereof as set forth in the Schedule of Mortgage Loans, the Custodian shall be required to promptly so notify the Trustee, the Depositor, the Certificate Insurer, the applicable Servicer and the related Seller. In performing any such review, the Custodian may conclusively rely as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the items delivered, or caused to be delivered, by the Depositor pursuant to SECTION 3.04(B) and (c) is limited solely to confirming that the documents listed in SECTION 3.04(B) and (c) have been executed and received, relate to the Custodial Files identified in the Schedule of Mortgage Loans and conform to the description thereof in the Schedule of Mortgage Loans. The Trustee shall enforce the relevant provisions of the applicable Sale Agreement against the related Seller in order to remedy a material defect in a document constituting part of a Custodial File delivered, or caused to be delivered, by the Depositor of which it is so notified. If, however, within ninety (90) days after the Trustee's notice to it respecting such defect the applicable Seller or the Depositor (depending on the Mortgage Loan to which such defect relates) has not remedied the defect and the defect materially and adversely affects the interest of the Owners and the Certificate Insurer in the related Mortgage Loan either (i) the Trustee shall enforce and prosecute all of the rights of the Depositor under the related Sale Agreement against the Seller or of the Depositor under the Sale and Warranties Agreement against Goldman Sachs Mortgage Company, as the case may be, and (ii) the Majority Class X Certificateholder may, at its sole discretion, on the next succeeding Remittance Date purchase such Mortgage Loan as set forth in SECTION 3.03(B).

                  In addition to the foregoing, the Trustee also agrees to cause the Custodian to make a review during the six-month period after the Closing Date and deliver to the Depositor, the applicable Servicer, the Trustee and the Certificate Insurer indicating the current status of the exceptions previously indicated on the Initial Certification (the "FINAL CERTIFICATION"). After delivery of the Final Certification, the Trustee (and the applicable Servicer, to the extent required by SECTION 8.03(C)) shall cause the Custodian to monitor and upon request from the Depositor or the Certificate Insurer provide no less frequently than monthly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

                  3.06 NONQUALIFIED MORTGAGE LOAN. In the event that the Trustee discovers that a Mortgage Loan is not a qualified Mortgage within the meaning of the REMIC Provisions on the Closing Date, and such defect is not cured prior to the 75th day following the discovery or receipt of notice of such failure to qualify, Fairbanks or Wilshire, as applicable, on behalf of the Trustee shall use reasonable efforts to cause such Fairbanks Mortgage Loan or Wilshire Mortgage Loan, as applicable, to be sold or



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otherwise removed from the Trust on or prior to the 90th day after its initial discovery or receipt of notice of such situation.



                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

                  4.01 ISSUANCE OF CERTIFICATES.

                  On the Closing Date, upon the Trustee's receipt from the Depositor of an executed authentication and delivery order, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust.

                  4.02 SALE OF CERTIFICATES.

                  At 11:00 a.m. New York City time on the Closing Date (the "CLOSING"), at the offices of Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036 (or at such other location acceptable to the Depositor), the Depositor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto described in SECTION 3.04(A)(I) to the Trustee, and the Trustee will deliver (i) to the Underwriter, the Class A Certificates, the Class M-1 Certificates and the Class B Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriter shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Depositor, (ii) to the Underwriter, the Class X Certificates and Class P Certificates, each with a Percentage Interest equal to 100% and (iii) to the Underwriter, the Class R Certificates with a Percentage Interest equal to 99.99%. The Trustee shall retain a Class R Certificate evidencing a 0.01% Percentage Interest.



                                   ARTICLE V

                                THE CERTIFICATES

                  5.01 THE CERTIFICATES.

                  The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in SECTION 2.10 of this Agreement.



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

                  The Depositor hereby directs the Trustee to register the Class X Certificates, the Class P Certificates and the Class R Certificate evidencing a 99.99% Percentage Interest in the name of the Underwriter.

                  Subject to Section 10.04 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Register.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.


                  5.02 REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Register for the Trust Fund in which, subject to the provisions of subsections (b) and
         (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for



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exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but the Registrar or the Trustee may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer of a Private Certificate which is a Private Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "TRANSFEROR CERTIFICATE") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "RULE 144A LETTER") or (ii) in the case of the Class X Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel addressed to the Trustee that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Private Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided



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

         by Rule 144A. The Trustee and the Servicers shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject ERISA, a plan subject to Section 4975 of the Code nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class X or Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the conditions of Sections I and III of PTCE 95-60 have been satisfied or (iii) in the case of any such ERISA-Restricted Certificate other than a Class B Certificate, Class M-1 Certificate, Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicers or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such certificate are permissable under applicable law, will not result in a prohibited transaction under ERISA or section 4975 of the Code, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Class P Certificate, Class X Certificate or Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to ERISA, a plan subject to



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

Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect and the purported beneficial owner shall indemnify and hold harmless the Depositor, the Trustee, the Servicers and the Trust from and against any and all liabilities, claims, costs or expenses incurred by the parties as a result of that acquisition or holding.

                  Neither the Class R Certificates nor the Class P Certificate may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "TRANSFER AFFIDAVIT") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

                  (iii) Each Person holding or acquirinG anY Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;



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

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel addressed to the Trustee, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel addressed to the Trustee and furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.



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

                  (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Owners.

                  All transfers by Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, or (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "DEFINITIVE CERTIFICATES") to Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicers, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; PROVIDED, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.



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

                  5.03 MUTILIATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers, the Certificate Insurer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  5.04 PERSONS DEEMED OWNERS.

                  The Servicers, the Certificate Insurer, the Trustee, the Depositor and any agent of the Servicers, the Certificate Insurer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicers, the Certificate Insurer, the Trustee, the Depositor nor any agent of the Servicers, the Certificate Insurer, the Depositor or the Trustee shall be affected by any notice to the contrary.

                  5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
ADDRESSES.

                  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or any Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  5.06 MAINTENANCE OF OFFICE OR AGENCY.



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

                  The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Dallas, Texas where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201 for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                  5.07 RIGHTS OF THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF CLASS A CERTIFICATEHOLDERS.

                  (a) By accepting its Class A Certificate, each Class A Certificateholder agrees that, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Class A Certificateholders for all purposes (other than with respect to the receipt of payment on the Class A Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under the Class A Certificates without any further consent of the Class A Certificateholders.

                  (b) All notices, statement reports, certificates or opinions required by this Agreement to be sent to any Class A Certificateholder shall also be sent to the Certificate Insurer.

                  5.08 CERTIFICATE INSURER DEFAULT.

                  Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, all provisions of this Agreement which
(a) permit the Certificate Insurer to exercise rights of the Class A Certificateholders, (b) restrict the ability of the Certificateholders, the Servicers or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicers or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Class A Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Class A Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law. At such time as the Class A Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder or under the Certificate Insurance Agreement remain unpaid, the Certificate Insurer's rights hereunder shall terminate.





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                                   ARTICLE VI

                                    COVENANTS

                  6.01 DISTRIBUTIONS.

                  On each Distribution Date, the Trustee shall withdraw amounts from the Certificate Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check or draft mailed or wire transfer on each Distribution Date or (ii) if requested by any Owner of (A) a Certificate having an initial Certificate Balance of not less than $1,000,000 or
(B) a Class X, Class P or Residual Certificate having a Percentage Interest of Certificate of not less than 10% in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Distribution Date, in each case to each Owner of record on the immediately preceding Record Date.

                  6.02 MONEY FOR DISTRIBUTIONS TO BE HELD IN TRUST; WITHHOLDING.

                  (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account shall be made by and on behalf of the Trustee, and no amounts shall be withdrawn from the Certificate Account for payments of Certificates except as provided in this SECTION or SECTION 7.03, as applicable.

                  (b) Whenever the Depositor has appointed one or more Paying Agents pursuant to SECTION 12.15, the Trustee will, on the Business Day immediately preceding each Distribution Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due), such sum to be held in trust for the benefit of the Owners entitled thereto.

                  (c) The Depositor may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  (d) The Depositor shall require each Paying Agent, including the Trustee on behalf of the Trust, to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by



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         it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates; and the Owner of such Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent before being required to make any such payment, may, at the expense of the Trust, cause to be published once, in the eastern edition of THE WALL STREET JOURNAL, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R Certificates. The Trustee shall, at the direction of the Depositor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

                  6.03 PROTECTION OF TRUST ESTATE.

                  The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to SECTION 12.14 and all instruments of further assurance and other instruments, and will take such other action upon such request from and at the expense of the Depositor, the Certificate Insurer or the applicable Servicer, to:

                  (i) more effectively hold in trust all or any portion of the Trust Estate;

                  (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                  (iii) enforce any of the Mortgage Loans, the Sale Agreements or the Certificate Insurance Policy; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.



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

                  Notwithstanding the foregoing, the Trustee shall be responsible for all expenses incurred in connection with the custody and delivery of the Mortgage Loan Documents.

                  The Trustee shall send copies of any request to take any action pursuant to this SECTION 6.03 to the other parties hereto.

                  (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement, the obligations of the Sellers under the Sale Agreements, the Depositor under SECTION 3.03(A) of this Agreement and Goldman Sachs Mortgage Company under the Sale and Warranties Agreement; in addition, the Owners, by action, suit or proceeding at law or equity, shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners as such rights are set forth in this Agreement; PROVIDED, HOWEVER, that nothing in this SECTION 6.03 shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Owners of a majority of the Percentage Interests represented by the Certificates then Outstanding or, if there are no longer any Offered Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates.

                  (c) The Trustee shall execute any instrument required pursuant to this SECTION 6.03 so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

                  6.04 PERFORMANCE OF OBLIGATIONS.

                  The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

                  The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to SECTION 11.02(G).

                  6.05 NEGATIVE COVENANTS.

                  The Trustee, to the extent of its duties hereunder, will not consent to the Trust or cause the Trust to:

                  (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;



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

                  (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                  (iii) incur, assume or guaranty any indebtedness of any Person;

                  (iv) dissolve or liquidate in whole or in part, except pursuant to Article X hereof;

                  (v) (A) cause or consent to an action which causes the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

                  (vi) permit either Trust REMIC to accept a prohibited contribution or engage in a prohibited transaction pursuant to the REMIC Provisions; or

                  (vii) take any action that could cause either Trust REMIC to fail to qualify as such, or omit to take any action within the scope of its duties necessary to preserve the status of either Trust REMIC.

                  6.06 NO OTHER POWERS.

                  The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by
SECTION 2.03.

                  6.07 LIMITATION OF SUITS. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, the Certificate Insurance Policy, the Sale Agreements or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an Event of Default hereunder, unless:

                  (i) such Owner has previously given written notice to the Depositor, and the Trustee of such Owner's intention to institute such proceeding;

                  (ii) the Owners of not less than 25% of the Percentage Interests represented by the Class A, Class M-1, Class B, Class P or Class X Certificates then Outstanding or, if there are no Class A, Class M-1, Class B, Class P or Class X Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;



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

                  (iii) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (iv) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and

                  (v) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Owners of a majority of the Percentage Interests represented by the Class A, Class M-1, Class B, Class P or Class X Certificates or, if there are no Class A, Class M-1, Class B, Class P or Class X Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

                  In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (i) through (v) of this SECTION 6.07, the Trustee will act at the direction of Owners holding the greater amount of Certificates. If the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Owners representing an equal amount of Outstanding Certificates, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Agreement and the Trustee shall not be liable for any action taken pursuant to this SECTION 6.07.

                  6.08 UNCONDITIONAL RIGHTS OF OWNERS TO RECEIVE DISTRIBUTIONS.

                  Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  6.09 RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein,



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the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  6.10 DELAY OR OMISSION NOT WAIVER.

                  No delay of the Trustee, any Owner of any Certificate or the Certificate Insurer to exercise any right or remedy under this Agreement with respect to any event described in SECTION 8.17 shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this ARTICLE VI or by law to the Trustee, the Owners or the Certificate Insurer, may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Owners or the Certificate Insurer, as the case may be.

                  6.11 CONTROL BY DEPOSITOR OR OWNERS.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding, or, if there are no longer any Offered Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in
SECTION 6.03 hereof, PROVIDED that:

                  (i) such direction shall not be in conflict with any rule of law or with this Agreement;

                  (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

                  (iii) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; PROVIDED, HOWEVER, that neither the Trustee nor the Depositor, as the case may be, need take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

                  6.12 INDEMNIFICATION.

                  The Depositor agrees to indemnify and hold the Servicers, the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that any Servicer, the Trustee, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Depositor to perform its duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Servicers, the Trustee, the Certificate Insurer and each Owner if such a claim is made by a third party with respect to this Agreement, and the Depositor shall assume (with the consent of the Trustee, the related Servicer or the Certificate Insurer, as applicable) the



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defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against a Servicer, the Trustee and/or any Owner in respect of such claim. The provisions of this SECTION 6.12 shall survive the termination of this Agreement, the termination or resignation of a Servicer, the Trustee or the Certificate Insurer and the payment of the outstanding Certificates.



                                  ARTICLE VII

                       PAYMENTS TO THE CERTIFICATEHOLDERS

                  7.01 ESTABLISHMENT OF CERTIFICATE ACCOUNT; DEPOSITS IN CERTIFICATE ACCOUNT; PERMITTED WITHDRAWALS FROM CERTIFICATE ACCOUNT.

                  (a) No later than the Closing Date, the Trustee will establish and maintain a trust account, in its name and for the benefit of Certificateholders and the Certificate Insurer, which shall not be interest bearing, titled "JPMorgan Chase Bank, as Trustee, in trust for the holders of GSRPM Mortgage Loan Trust 2003-1 Certificate Account," (the "CERTIFICATE ACCOUNT").

                  (b) The Trustee shall promptly upon receipt, deposit into the Certificate Account and retain therein (i) the amounts received from Fairbanks and Wilshire pursuant to SECTION 8.04(C) and (ii) on each Remittance Date, the amounts received from Wilshire with respect to the Contracts pursuant to Article IX hereof.

                  (c) Amounts on deposit in the Certificate Account shall be withdrawn on each Distribution Date by the Trustee, or the Paying Agent on its behalf, to effect the applicable distributions described in
         SECTION 7.06(B).

                  7.02 RESERVED.

                  7.03 THE CERTIFICATE INSURANCE POLICY.

                  (a) If, based on the information provided by the applicable Servicer pursuant to SECTION 8.04(D)(II), the Trustee determines that a Deficiency Amount to be covered by the Certificate Insurance Policy will exist for the related Distribution Date or that a Preference Amount to be covered by the Certificate Insurance Policy exists, the Trustee shall complete the notice in the form of Exhibit A to the Certificate Insurance Policy (the "CERTIFICATE INSURER NOTICE") and submit such Certificate Insurer Notice in accordance with the Certificate Insurance Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the second Business Day immediately preceding such Distribution Date, as a claim for the amount of such Deficiency Amount or Preference Amount.



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

                  (b) No later than the Closing Date, the Trustee will establish and maintain a trust account, in its name and for the benefit of Holders of the Class A Certificates, titled "JPMorgan Chase Bank, as Trustee, in trust for the holders of GSRPM Mortgage Loan Trust 2003-1 Certificate Insurance Account," (the "CERTIFICATE INSURANCE ACCOUNT"). Upon receipt of an Insured Payment from the Certificate Insurer on behalf of the Holders of any of the Class A Certificates, the Trustee shall deposit such Insured Payment in the Certificate Insurance Account. All amounts on deposit in the Certificate Insurance Account shall remain uninvested. The Trustee shall distribute on each Distribution Date any Insured Payment relating to interest and any Insured Payment relating to principal or losses for such Distribution Date from the Certificate Insurance Account as provided in SECTION 7.06(C).

                  (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Class A Certificate any related Insured Payment from the Certificate Insurer and (ii) distribute such Insured Payment to such Certificateholders as set forth in subsection (b) above. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust with respect to the Class A Certificates, nor shall such disbursement of such Insured Payments discharge the obligations of the Trust with respect to the amounts thereof, and the Certificate Insurer shall become the owner of such amounts to the extent covered by such Insured Payments as the deemed assignee of such Holders of Class A Certificates. The Trustee hereby agrees (and each Holder of a Class A Certificate by its acceptance of its Class A Certificates hereby agrees) for the benefit of the Certificate Insurer that the Trustee shall recognize that to the extent the Certificate Insurer pays Insured Payments, either directly or indirectly (as by paying amounts to Trustee for distribution to such Holders), to such Holders, the Certificate Insurer will be entitled to be subrogated to the rights of the such Holders to the extent of such Insured Payments.

                  7.04 INVESTMENT OF ACCOUNTS.

                  (a) Amounts on deposit in the Certificate Insurance Account shall be held uninvested. Amounts on deposit in the Certificate Account may be invested by the Trustee in Eligible Investments, for the benefit of the Depositor and upon the direction of the Depositor, on each Remittance Date. If no investment direction of the Depositor with respect to the Certificate Account is received by the Trustee, the Trustee shall invest the funds in such account in Eligible Investments managed by the Trustee or an Affiliate of the kind described in clause (f) of the definition of Eligible Investments. Such Eligible Investments shall mature or be redeemable three Business Days prior to the Distribution Date and any net investment income therefrom shall be distributed to the Depositor in accordance with its written instructions. In the event of a loss in the Certificate Account because of an Eligible Investment, the Depositor shall be required to deposit the amount of such loss into the Certificate Account within one Business Day of realization of such loss.

                  (b) Amounts on deposit in the Collection Account established by Fairbanks and Wilshire, as applicable, may be invested by the applicable Servicer in



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

Eligible Investments subject to Section 7.04(b), and all such investments shall mature on or before the next Remittance Date. All income or other gain from investments in any Collection Account established pursuant to this Agreement shall be for the account of Fairbanks or Wilshire, as applicable. Any loss resulting from any investments shall be for the account of the Person that directed the Investment and promptly upon the realization of such loss such Person shall contribute funds in an amount equal to such loss to such Account.

                  7.05 ELIGIBLE INVESTMENT.

                  The following are "ELIGIBLE INVESTMENTS":

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated F1+ by Fitch, P-1 by Moody's and A-1+ by S&P;

                  (c) repurchase obligations with respect to any security described in clause (a) above entered into with a Depository Institution (acting as principal);

                  (d) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (f) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AA" by Fitch; and

                  (g) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as



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

         may be acceptable to the Rating Agencies (without regard to the Certificate Insurance Policy) as a permitted investment of funds backing "Aaa" or "AAA" rated securities;


         PROVIDED, HOWEVER, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  7.06 PRIORITY AND SUBORDINATION OF DISTRIBUTIONS.

                  (a) (1)(A) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

                  (i) to Holders of REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-B1, REMIC I Regular Interest LT-B2, REMIC I Regular Interest LT-B3, REMIC I Regular Interest LT-ZZ and REMIC I Regular Interest LT-P, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest LT-ZZ shall be reduced and deferred when the REMIC I Overcollateralized Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC I Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC I Regular Interest LT-A1, REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-B1, REMIC I Regular Interest LT-B2 and REMIC I Regular Interest LT-B3 in the same proportion as the Excess Subordinated Amount is allocated to the Corresponding Certificates;

                  (ii) second, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:


                           (a) to the Holders of REMIC I Regular Interest LT-AA
                  and REMIC I Regular Interest LT-P, 98.00% of such remainder (other than amounts payable under clause (d) below), until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero,



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

                  provided, however, that REMIC I Regular Interest LT-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Penalty as identified on the Schedule of Mortgage Loans or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC I Regular Interest L-TP, until $100 has been distributed pursuant to this clause;

                           (b) to the Holders of REMIC I Regular Interest LT-A1,
                  REMIC I Regular Interest LT-A2, REMIC I Regular Interest LT-A3, REMIC I Regular Interest LT-M1, REMIC I Regular Interest LT-B1, REMIC I Regular Interest LT-B2, and REMIC I Regular Interest LT-B3, 1.00% of such remainder (other than amounts payable under clause (d) below), in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC I Regular Interest LT-ZZ,
                  1.00% of such remainder (other than amounts payable under clause (d) below), until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; then

                           (d) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-I Interest); and

                  On each Distribution Date, all amounts representing Prepayment Penalties in respect of the Mortgage Loans received during the related Collection Period will be distributed by REMIC I to the Holders of REMIC I Regular Interest I-LTP. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest I-LTP shall not reduce the Uncertificated Principal Balance thereof.

                  (b) On each Distribution Date, after payment of the Trustee Fee and any Senior Trustee Expenses then due, the Trustee shall withdraw from the Certificate Account the Available Distribution Amount for REMIC II to make the distribution thereof in the following order of priority:

                  (i) to pay to the Certificate Insurer the Certificate Insurance Premium then due;

                  (ii) to make payments in respect of interest to the Certificates and payments to the Certificate Insurer in the following amounts and order of priority;


                  (A) to the Class A Certificates, the Accrued Certificate Interest and any unpaid Accrued Certificate Interest from the prior Distribution Date allocable to each such class, on a PRO RATA basis based on the entitlement of each such class;

                  (B) to the Certificate Insurer, any Reimbursement Amount;



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                  (C) to the Class M-1 Certificates, the Accrued Certificate
Interest allocable to the Class M-1 Certificates;

                  (D) to the Class B-1 Certificates, the Accrued Certificate Interest allocable to the Class B-1 Certificates;

                  (E) to the Class B-2 Certificates, the Accrued Certificate Interest allocable to the Class B-2 Certificates; and

                  (F) to the Class B-3 Certificates, the Accrued Certificate Interest allocable to the Class B-3 Certificates.


                  (iii) on each Distribution Date (x) prior to the Stepdown Date or (y) on which a Trigger Event is in effect, to Holders of the related Class or Classes of Certificates then entitled to distributions of principal and to the Certificate Insurer after making distributions pursuant to clauses (i) and (ii) above, to the extent of the Principal Distribution Amount, in the following amounts and order of priority:


                  (A) to the Class A Certificates until the Certificate Balances thereof have been reduced to zero concurrently as follows:

                           (1) 50% of the Principal Distribution Amount, sequentially in the following order, to the Class A-1 Certificates and the Class A-2 Certificates, until the Certificate Balance of each such Class has been reduced to zero;

                           (2) 50% of the Principal Distribution Amount to the Class A-3 Certificates until the Certificate Balance of each such Class has been reduced to zero;

                  (B) to the Certificate Insurer, the amount of any Reimbursement Amount not reimbursed pursuant to clause (ii)(B) above;

                  (C) to the Class M-1 Certificates, until the Certificate Balance of thereof has been reduced to zero;

                  (D) to the Class B-1 Certificates, until the Certificate Balance of thereof has been reduced to zero;

                  (E) to the Class B-2 Certificates, until the Certificate Balance of thereof has been reduced to zero;

                  (F) to the Class B-3 Certificates, until the Certificate Balance of thereof has been reduced to zero;




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

                  (iv) on each Distribution Date (x) on or after the Stepdown Date and (y) on which a Trigger Event is not in effect, to Holders of the related Class or Classes of Certificates then entitled to distributions of principal and to the Certificate Insurer after making distributions pursuant to clauses (i) and (ii) above, to the extent of the Principal Distribution Amount, in the following amounts and order of priority:


                  (A) to the Class A Certificates until the Certificate Balances thereof have been reduced to zero concurrently as follows:

                           (1) 50% of the lesser of (x) Principal Distribution Amount and (y) the Class A Principal Distribution Amount, sequentially in the following order, to the Class A-1 Certificates and the Class A-2 Certificates, until the Certificate Balance of each such Class has been reduced to zero;

                           (2) 50% of the lesser of (x) the Principal
         Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A-3 Certificates until the Certificate Balance of each such Class has been reduced to zero;

                  (B) to the Certificate Insurer, the amount of any Reimbursement Amount not reimbursed pursuant to clause (ii)(B) above;

                  (C) to the Class M-1 Certificates, the lesser of (x) the remaining Principal Distribution Amount and (y) the Class M-1 Principal Distribution Amount, until the Certificate Balance of thereof has been reduced to zero;

                  (D) to the Class B-1 Certificates, the lesser of (x) the remaining Principal Distribution Amount and (y) the Class B-1 Principal Distribution Amount, until the Certificate Balance of thereof has been reduced to zero;

                  (E) to the Class B-2 Certificates, the lesser of (x) the remaining Principal Distribution Amount and (y) the Class B-2 Principal Distribution Amount, until the Certificate Balance of thereof has been reduced to zero;

                  (F) to the Class B-3 Certificates, the lesser of (x) the remaining Principal Distribution Amount and (y) the Class B-3 Principal Distribution Amount, until the Certificate Balance of thereof has been reduced to zero;


                  (v) on each Distribution Date, the Net Monthly Excess Cashflow (or, in the case of clause (A) below, the Net Monthly Excess Cashflow exclusive of any Excess Subordinated Amount) shall be distributed as follows:


                  (A) to the Holders of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount which shall be included in the Principal Distribution Amount payable to such Holders;



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

                  (B) to the Class M-1 Certificates, the Interest Shortfall Carryforward Amount allocable to the Class M-1 Certificates;

                  (C) to the Class B-1 Certificates, the Interest Shortfall Carryforward Amount allocable to the Class B-1 Certificates;

                  (D) to the Class B-2 Certificates, the Interest Shortfall Carryforward Amount allocable to the Class B-2 Certificates;

                  (E) to the Class B-3 Certificates, the Interest Shortfall Carryforward Amount allocable to the Class B-3 Certificates;

                  (F) to the Reserve Fund from amounts otherwise payable to the Class X Certificates, and then from the Reserve Fund to pay the Basis Risk Carry Forward Amounts allocable to the Class A Certificates, the Class M-1 Certificates and the Class B Certificates in the same order of priority in which Accrued Certificate Interest is allocated among such Certificates with the allocation to the Class A Certificates being PRO RATA based on their respective Basis Risk Carry Forward Amounts;

                  (vi) on each Distribution Date, all amounts representing Prepayment Penalities from the Household Mortgage Loans received during the related Collection Period will be distributed to the Holders of the Class P Certificates.

                  (vii) to pay to the Trustee and to each Servicer, PRO RATA, amounts reimbursable pursuant to this Agreement in excess of amounts paid to the Trustee or the Servicers as described under the first paragraph of SECTION 7.06(B) and not reimbursable to the Servicers under SECTION 8.04(D)(I);

                  (viii) to pay to the Class X Certificates, the Accrued Certificate Interest and the Overcollateralization Reduction Amount for such Distribution Date; and

                  (ix) to pay to the Holder of the Class R Certificates, any amount remaining in REMIC II; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Penalty term as identified on the Schedule of Mortgage Loans or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  (c) On each Distribution Date, following the distribution of the Available Distribution Amount pursuant to SECTION 7.06(B), the Trustee shall withdraw from the Certificate Insurance Account the amount of any Insured Payment received by it for such Distribution Date and shall distribute to the holders of the Class A Certificates, as applicable, (A) as interest, any portion of such Insured Payment made in respect of an Insured Amount of interest for such Class or in respect of a Preference Amount of interest for such Class and
(B) as principal, in reduction of the Certificate Balances of the Class A Certificates, any portion of such Insured Payment made in respect of an Insured


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Amount of principal or made in respect of a Preference Amount of principal for the Class A Certificates; PROVIDED, HOWEVER, that any Insured Payment made in respect of an Insured Amount of principal shall be allocated to the Class A Certificates.

                  (d) All distributions made to the Certificateholders on each Distribution Date will be made on a PRO RATA basis among the Certificateholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall, except for the final payment on such Certificates, be made either (x) by wire transfer of immediately available funds to the account of such Certificateholder as shall appear on the Register without the presentation or surrender of the Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor as directed by the Certificateholder in writing or (y) in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Register.

                  7.07 ALLOCATION OF REALIZED LOSSES

                  (a) All Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 7.07(b) on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class X Certificates, until the Certificate Balance thereof has been reduced to zero, third, to the Class B-3 Certificates, until the Certificate Balance thereof has been reduced to zero; fourth, to the Class B-2 Certificates, until the Certificate Balance thereof has been reduced to zero; fifth, to the Class B-1 Certificates, until the Certificate Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates, until the Certificate Balance thereof has been reduced to zero; and seventh, if, but only if a Certificate Insurer Default has occurred and is continuing on such Distribution Date, to the Class A Certificates, on a PRO RATA basis until the Realized Loss amount is zero. Prior to the allocation of Realized Losses to the Class A Certificates the Trustee shall complete and deliver to the Certificate Insurer the Certificate Insurer Notice and demand payment of such Realized Losses. All Realized Losses to be allocated to the Certificate Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Balance of any Class of Certificates shall be to the Certificate Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.


                  Any allocation of Realized Losses to a Class of Certificates (other than the Class X Certificates) on any Distribution Date shall be made by reducing the Certificate Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class



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

X Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 7.06(b)(viii).

                  All Realized Losses allocated to a Class of Certificates hereunder will be allocated among the, Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC I Regular Interest LT-AA and REMIC I Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interest LTAA, REMIC I Regular Interest LT-B3 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest LT-B3 has been reduced to zero; fourth to the Uncertificated Principal Balances of REMIC I Regular Interest LTAA, REMIC I Regular Interest LT-B2 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest LT-B2 has been reduced to zero; fifth to the Uncertificated Principal Balances of REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-B1 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest LT-B1 has been reduced to zero; and sixth to the Uncertificated Principal Balances of REMIC I Regular Interest LT-AA, REMIC I Regular Interest LT-M1 and REMIC I Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest LT-M1 has been reduced to zero.

                  7.08 STATEMENTS.

                  (a) Based solely upon the information provided to it by the Servicers pursuant to Section 7.08(d) hereof, not later than each Distribution Date, the Trustee shall make available on its website initially located at www.jpmorgan.com/absmbs to the Depositor, each Owner, the Servicers, the Certificate Insurer and the Rating Agencies a statement setting forth the following information:

                  (i) the aggregate amount on deposit in the Certificate Account on such Distribution Date;

                  (ii) the Accrued Certificate Interest, Interest Shortfall Carryforward Amount, if any, the Basis Risk Carry Forward Amount, if any, and the Principal Distribution Amount, with respect to each Class individually, all Classes of the



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

         Offered Certificates in the aggregate, all Classes of Class A Certificates in the aggregate and all Classes of Class B Certificates in the aggregate;

                  (iii) the Pass-Through Rate for each Class of Certificates applicable to the related Accrual Period and LIBOR applicable to the Certificates with respect to such Distribution Date;

                  (iv) the application of the amounts described in clause (ii) above to the allocation and distribution of payment to the holders of Class A, Class M-1 and Class B Certificates and the amount of Prepayment Penalties attributable to the Household Mortgage Loans distributable to the Class P Certificates, on the next Distribution Date in accordance with this Agreement;

                  (v) the Certificate Balance of each Class of Class A Certificates and Class B Certificates and the Class M-1 Certificates, the aggregate amount of the interest and principal of each Class of Offered Certificates to be paid on such Distribution Date and the remaining Certificate Balance of each Class of Offered Certificates following any such payment;

                  (vi) the amount of Insured Payments, if any;

                  (vii) the amount, if any, of any Realized Losses for the related Collection Period in the aggregate, for each Class of Offered Certificates and the amount of Cumulative Realized Losses as of the last day of the related Collection Period;

                  (viii) whether a Fairbanks Termination Trigger Event, Wilshire Termination Trigger Event or a GreenPoint Termination Trigger Event has occurred;

                  (ix) the amount of the distribution with respect to each Class of Offered Certificates (based on a Certificate in the original principal amount of $1,000);

                  (x) the amount of such distribution allocable to principal of the Mortgage Loans, separately identifying the aggregate amount of any Principal Prepayments, Loan Purchase Price amounts or other recoveries of principal included therein;

                  (xi) the amount of such distribution allocable to interest on the Mortgage Loans (based on a Certificate in the original principal amount of $1,000);

                  (xii) the principal amount, if any, of each Class of the Offered Certificates (based on a Certificate in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Distribution Date;

                  (xiii) the aggregate Pool Balance of all Mortgage Loans, as of the last day of the related Collection Period;



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

                  (xiv) based upon information furnished by the Depositor such information as may be required by Section 6049(d)(7)(C) of the Code to assist the Certificateholders in computing their market discount;

                  (xv) the weighted average interest rate of the Mortgage Loans;

                  (xvi) the weighted average remaining term of the Mortgage
         Loans;

                  (xvii) the number and Stated Principal Balance of the Mortgage Loans that were 60 days or more Delinquent for each of the preceding three months as of the close of business on the last Business Day of the calendar month next preceding the Distribution Date;

                  (xviii) such other information as the Depositor may reasonably request with respect to Mortgage Loans that are Delinquent;

                  (xix) the Stated Principal Balance of the largest Mortgage Loans outstanding;

                  (xx) the number, aggregate Stated Principal Balances and percentage of Mortgage Loans that are: (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90-119 days Delinquent, (D) 120-149 days Delinquent, (E) 150-179 days Delinquent and (F) 180 or more days Delinquent, as of the close of business on the last Business Day of the calendar month next preceding the Distribution Date and the aggregate number and aggregate Stated Principal Balance of such Mortgage Loans;

                  (xxi) the status, the number, and the Stated Principal Balances of all Mortgage Loans that are in foreclosure proceedings as of the close of business on the last Business Day of the calendar month next preceding such Distribution Date;

                  (xxii) the number of Mortgagors and the Stated Principal Balances of the related Mortgages for all Mortgage Loans involved in bankruptcy proceedings and whether such Mortgage Loans are (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90-119 days Delinquent, (D) 120-149 days Delinquent, (E) 150-179 days Delinquent and (F) 180 or more days Delinquent, as of the close of business on the last Business Day of the calendar month next preceding such Distribution Date;

                  (xxiii) the number of Mortgagors and the Stated Principal Balances of the related Mortgages for all Mortgage Loans involved in foreclosure proceedings and whether such Mortgage Loans are (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90-119 days Delinquent, (D) 120-149 days Delinquent, (E) 150-179 days Delinquent and (F) 180 or more days Delinquent, as of the close of business on the last Business Day of the calendar month next preceding such Distribution Date;



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

                  (xxiv) the existence and status of any Mortgaged Properties for all Mortgage Loans as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last Business Day of the month next preceding the Distribution Date;

                  (xxv) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure for all Mortgage Loans as of the close of business on the last Business Day of the calendar month next preceding the Distribution Date;

                  (xxvi) the number of Mortgage Loans;

                  (xxvii) identifying the aggregate amount received from:

                  a.       Curtailments;

                  b.       voluntary payoffs;

                  c. Involuntary Payoffs (the amount of Net Liquidation Proceeds applicable to the unpaid principal balance from the loan); and

                  d.       Mortgage Loans purchased from the Trust;

                  as of the close of business on the last Business Day of the related Collection Period;

                  (xxviii) the number and Stated Principal Balance of all Mortgage Loans that are subject to loss mitigation as of the close of business on the last Business Day of the calendar month next preceding the Distribution Date;

                  (xxix) the number and Stated Principal Balance of Mortgage Loans that are being contested because of Section 32 of the Truth in Lending Act;

                  (xxx) the amount of current and cumulative Realized Losses (separately identifying principal and interest losses) from following resolution types:

                  a.       REO Property sold;

                  b.       short sale;

                  c.       deed in lieu;

                  d.       no equity second mortgages; and

                  e.       other;

                  as of the close of business on the last Business Day of the related Collection Period;



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

                  (xxxi) the number and Pool Balance with respect to each product type of all Mortgage Loans in Chapter 13 of the United States Bankruptcy Code ("CHAPTER 13 LOANS") separately identifying:

                  a. those Chapter 13 Loans that are currently meeting their payment plan;

                  b. those Chapter 13 Loans that are 1 to 2 payments behind their payment plan;

                  c. those Chapter 13 Loans that are 2 to 3 payments behind their payment plan;

                  d. those Chapter 13 Loans that are greater than 3 payments behind their payment plan;

                  e. those Chapter 13 Loans that are greater than 4 payments behind their payments; and

                  f. those Chapter 13 Loans that are greater than 5 payments behind their payments;

                  (xxxii) the calculations and results of calculations of each Stepdown Date test performed;

                  (xxxiii) the number and Stated Principal Balance of each Mortgage Loan purchased pursuant to SECTION 8.21; and

                  (xxxiv) any other information that the Depositor, the Trustee, the Certificate Insurer or the relevant Servicer deems necessary.

                  (b) The Trustee shall report to the Depositor, the Certificate Insurer and each Certificateholder, with respect to the amount on deposit in the Certificate Account and the identity of the investments included therein, as the Depositor may from time to time reasonably request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Depositor or the Certificate Insurer transmit promptly to the Depositor and the Certificate Insurer copies of all accounting of receipts in respect of the Mortgage Loans furnished to it by each Servicer and shall notify the Depositor if any Remittance Amount has not been received by the Trustee when due.

                  (c) The Trustee shall report to the Depositor, the Certificate Insurer and each Certificateholder with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that certain of the statements set forth in this Agreement are inaccurate.

                  (d) Each of Fairbanks and Wilshire shall furnish to the Trustee, and each Owner of any Class X Certificate, in each case during the term of this Agreement, (i)



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

such information with respect to the Mortgage Loans serviced by such Servicer as is necessary to prepare its report provided for in SECTION 7.08, (ii) with respect to the Contracts, Wilshire shall deliver to the Trustee a copy of the monthly report delivered to Wilshire from GreenPoint pursuant to the GreenPoint Servicing Agreement, and (iii) periodic, special or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Trustee or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee may reasonably require; PROVIDED, that each such Servicer shall be entitled to be reimbursed by the requesting party for the fees and actual expenses associated with providing the reports described in clause (iii), if such reports are not generally produced in the ordinary course of business, PROVIDED that any reports requested by the Trustee (other than at the request of a third party who shall be responsible for such fees and expenses) shall be reimbursed by the Trust as Trust Expenses. The Trustee's responsibility for providing the report described in SECTION 7.08 shall be limited to the availability, timeliness and accuracy of the information provided therefor by the relevant Servicer.

                  7.09 REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY.

                  Each year the Trustee shall execute and return to Fairbanks and Wilshire, as applicable, for filing the reports of foreclosures and abandonments of any Mortgaged Property prepared by such Servicer required by
Section 6050J of the Code. In order to facilitate this reporting process, each of Fairbanks and Wilshire, on or before January 15th of each year, shall provide to the Trustee reports as to (i) any Mortgaged Property in which the Servicer on behalf of the Trust Fund acquired an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of the Mortgage Loan, or (ii) any Mortgaged Property with respect to which the related Servicer knew or had reason to know that such Mortgaged Property had been abandoned. The reports from Fairbanks and Wilshire shall be in form and substance sufficient to enable the Trustee to meet the reporting requirements imposed by such Section 6050J.

                  7.10 RESERVE FUND.


                  (a) No later than the Closing Date, the Trustee shall establish and maintain a separate, segregated trust account titled, "Reserve Fund, JPMorgan Chase Bank, in trust for the registered holders of GSRPM Mortgage Loan Trust 2003-1, Mortgage Pass-Through Certificates, Series 2003-1." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund $1,000.

                  (b) On each Distribution Date as to which there is a Basis Risk Carry Forward Amount payable to the Certificates, the Trustee has been directed by the Majority Class X Certificateholder, pursuant to SECTION 7.10(d) hereof, to, and therefore will, deposit into the Reserve Fund the amounts described in Section 7.06(b)(v)(F), rather than distributing such amounts to the Class X Certificateholders. On each such



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

Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates, Class M-1 Certificates and Class B Certificates, and will distribute such amounts to the Holders of the Class A Certificates, Class M-1 Certificates and the Class B Certificates in the amounts and priorities set forth in Section 7.06(v). If no Basis Risk Carry Forward Amounts are payable on a Distribution Date, the Trustee shall deposit into the Reserve Fund on behalf of the Class X Certificateholders, from amounts otherwise distributable to the Class X Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

                  (c) For federal and state income tax purposes, the Class X Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund shall be treated as amounts distributed by REMIC II to the Holders of the Class X Certificates. Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates, Class M-1 and Class B Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Fund and distributed to the Class X Certificateholders or their designees, on a PRO RATA basis. The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Class A Certificates, Class M-1 Certificates or Class B Certificates of Basis Risk Carry Forward Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) By accepting a Class X Certificate, each Class X Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Reserve Fund the amounts described above on each Distribution Date as to which there is any Basis Risk Carry Forward Amount rather than distributing such amounts to the Class X Certificateholders. By accepting a Class X Certificate, each Class X Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) At the direction of the Majority Class X
Certificateholder, the Trustee shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Majority Class X Certificateholder with respect to the Reserve Fund is received by the Trustee, the Trustee shall invest the funds in such account in Eligible Investments managed by the Trustee or an Affiliate of the kind described in clause (f) of the definition of Eligible Investments. All income and gain earned upon such investment shall be deposited into the Reserve Fund. The amount of any loss shall be paid by the Majority Class X Certificateholder.



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

                  (f) For federal tax return and information reporting, the right of the Class A Certificateholders, the Class M-1 and Class B Certificateholders to receive payments from the Reserve Fund in respect of any Basis Risk Carry Forward Amount shall be assigned a value of zero.



                                  ARTICLE VIII

    SERVICING AND ADMINISTRATION OF MORTGAGE LOANS BY FAIRBANKS AND WILSHIRE

                  8.01 FAIRBANKS AND WILSHIRE.

                  Acting directly, beginning on the Closing Date, Fairbanks and Wilshire shall service and administer the Fairbanks Mortgage Loans and Wilshire Mortgage Loans, as applicable in accordance with this Agreement and Accepted Servicing Practices and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which as such Servicer may deem necessary or desirable subject to the provisions of this Agreement and the REMIC Provisions; provided, however, that the reference to Wilshire Mortgage Loans in this Article VIII (other than Section 8.04 hereof) shall not include the Contracts serviced by GreenPoint pursuant to the GreenPoint Servicing Agreement and master serviced by Wilshire pursuant to Article IX hereof.

                  The obligations of each of Fairbanks and Wilshire hereunder to service and administer the Mortgage Loans shall be limited to the Fairbanks Mortgage Loans and the Wilshire Mortgage Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to related "Mortgage Loans" shall be limited to the Fairbanks Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Fairbanks and the Wilshire Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Wilshire and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans.

                  Each of Fairbanks and Wilshire will hold the Servicing Files, but not the Custodial Files for each Mortgage Loan serviced by such Servicer. To the extent that such Servicer needs possession of any document in the Custodial File for purposes of enforcing a Mortgage Loan, such Servicer agrees that it will act as the custodian and bailee and trustee of such documents for the benefit of the Trustee and the Owners during the term of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, each of Fairbanks and Wilshire shall bear for its own account all costs and expenses related to its storage and holding of any Custodial Files and Mortgage Loan Documents related to any Mortgage Loan serviced by such Servicer, without any right to reimbursement by the Trust or otherwise from the related Mortgage Loans, and no such amount shall constitute Servicing Advances; PROVIDED, however, that no such Servicer shall be obligated to pay any costs, expenses or fees for the storage and holding of the



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Custodial Files pursuant to the Fairbanks Custodial Agreement or the Wilshire
Custodial Agreement.

                  Without limiting the generality of the foregoing, but subject to SECTIONS 8.09 and 8.10, the relevant Servicer in its own name may be authorized and empowered pursuant to a power of attorney, substantially in the form of the power of attorney attached hereto as EXHIBIT E hereto executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the related Mortgage Loans and with respect to the Mortgaged Properties related to such Mortgage Loans, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property related to Mortgage Loan serviced by such Servicer on behalf of the Trustee, and (iii) to hold title to or dispose any Mortgaged Property related to any Mortgage Loan serviced by such Servicer upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; PROVIDED, HOWEVER, that to the extent any instrument described in CLAUSE (I) preceding would be delivered by Fairbanks or Wilshire, as the case may be, outside of Accepted Servicing Practices such Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Trustee (which consent shall only be given by the Trustee upon receipt of a REMIC Opinion addressed to the Trustee stating that the execution of such instrument shall not cause either REMIC I or REMIC II to fail to qualify as a REMIC.). The Trustee shall execute any documentation furnished to it by Fairbanks or Wilshire for recordation by such Servicer in the appropriate jurisdictions as shall be necessary to effectuate the foregoing. Subject to SECTIONS 8.09 and 8.10, the Trustee shall execute any authorizations and other documents as Fairbanks or Wilshire shall reasonably request that are furnished to the Trustee to enable such Servicer to carry out its servicing and administrative duties hereunder, or shall execute and deliver powers of attorney enabling such Servicer to execute such authorizations and other documents on behalf of the Trustee. The Trustee shall be indemnified by the related Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the misuse of any such power of attorney by such Servicer.

                  Each of Fairbanks and Wilshire shall give prompt notice to the Trustee, the Certificate Insurer and the Depositor of any action, of which such Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

                  Servicing Advances incurred or made by Fairbanks or Wilshire in connection with the servicing of the related Mortgage Loans on any Mortgaged Property shall be recoverable by such Servicer to the extent described in SECTIONS 8.04 AND 8.05.

                  Each of Fairbanks and Wilshire may in connection with its duties as a Servicer hereunder enter into transactions with any of its Affiliates relating to the Mortgage Loans serviced by it; provided, that (x) such Servicer acts (i) in accordance with Accepted Servicing Practices and the terms of this Agreement, (ii) in the ordinary



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course of business of such Servicer; and (y) the terms of such transaction are no less favorable to such Servicer that it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate of such Servicer.

                  8.02 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

                  (a) (i) With respect to any Fairbanks Mortgage Loan which Fairbanks determines may be subject to the Home Ownership Equity Protection Act of 1994 and any regulations related thereto ("HOEPA"), which Mortgage Loan is in default, but prior to the commencement of any loss mitigation procedures or foreclosure proceedings, Fairbanks shall
         (A) review the related Custodial File to determine whether or not the Custodial File contains the disclosure documents required by HOEPA, whether or not such documents were executed by the related Mortgagor(s), and whether or not such documents were executed three or more days in advance of closing and (B) inform the Trustee and the Depositor if such timely and executed disclosure documents are not in the Custodial File. Further, prior to the commencement of any loss mitigation procedures with respect to such Mortgage Loan, Fairbanks shall notify those servicing personnel involved in loss mitigation related to such Fairbanks Mortgage Loan as to whether or not any such disclosure documentation is defective or missing.

                  (ii) With respect to any Wilshire Mortgage Loan, prior to the commence of any foreclosure proceeding or litigation originally initiated by Wilshire, Wilshire shall complete the HOEPA calculation form attached hereto as Exhibit N for such Wilshire Mortgage Loan. If the calculation is positive, Wilshire shall (A) review with its internal compliance personnel the related Custodial File to determine wither or not the Custodial File contains the disclosure document required by HOEPA (but not a calculation of the accuracy thereof), whether or not such document appears to have been executed by the related Mortgagor(s) and whether or not such document appears to have been executed three or more days in advance of closing and (B) inform the Depositor and the Trustee if such timely and executed disclosure document is not included in the Custodial File. Further, prior to the commencement of any foreclosure proceeding or litigation with respect to such Wilshire Mortgage Loan, Wilshire shall notify those servicing personnel involved in loss mitigation related to the Wilshire Mortgage Loan as to whether or not any such disclosure documentation is defective to the extent described above or is missing.

                  (b) Consistent with SECTION 8.02(A), the relevant Servicer may, in its discretion, subject to Accepted Servicing Practices, waive or permit to be waived any late payment charge or assumption fee or, solely to the extent that the related Mortgage Loan is in default and such waiver would be necessary to bring such Mortgage Loan current, any Prepayment Penalty or default interest in connection with the Principal Prepayment of a Mortgage Loan or any other fee or charge which the relevant Servicer would be entitled to retain hereunder as servicing


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         compensation. No Servicer shall be liable for waiving any Prepayment
         Penalty if such Servicer shall have failed to receive any document or information necessary to confirm the existence or amount of such Prepayment Penalty.

                  (c) Neither Fairbanks nor Wilshire shall consent to any waiver, modification, or amendment of the term of any Mortgage Loan serviced by such Servicer other than pursuant to SECTION 8.02(B) except as permitted under SECTION 8.09 or 8.10.

                  8.03 LIABILITY OF SERVICER; INDEMNIFICATION.

                  (a) Each of Fairbanks and Wilshire agrees to indemnify and hold the Trustee, the Depositor, the Certificate Insurer, each Owner and their respective Affiliates, successors and assigns harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other actual costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer, each or any Affiliate, successor or assign of any of them may sustain to the extent caused by the failure of the relevant Servicer to perform any of its material duties hereunder and to service the related Mortgage Loans in compliance with the terms of this Agreement or due to the fraud, negligence or willful misfeasance of the relevant Servicer (a "SERVICING CLAIM"). Each of Fairbanks and Wilshire shall assume (with the consent of the Trustee, the Certificate Insurer and the Depositor, such consent not to be unreasonably withheld, delayed or conditioned) the defense of any Servicing Claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against Fairbanks, Wilshire, the Trustee, any Owner or any Affiliate, successor or assign of any of them as a result of a claim related to the failure of Fairbanks or Wilshire, as the case may be, to perform its material duties.

                  Anything in this Agreement to the contrary notwithstanding, in no event shall any Servicer be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if such Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (b) Except as otherwise expressly provided herein, neither Fairbanks nor Wilshire shall be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its duties to service the related Mortgage Loans in accordance with this Agreement, or (ii) may involve allegations against the Trustee, the Depositor, the Certificate Insurer, any Owner or any Affiliate, successor or assign of any of them or any prior owners or servicers of the related Mortgage Loans; PROVIDED, HOWEVER, that Fairbanks and Wilshire, as the case may be, may institute foreclosure proceedings and, with the prior written consent of the Trustee, the Certificate Insurer and the Depositor, undertake any legal action that it may deem necessary or desirable in respect of this Agreement and the



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         rights and duties of the parties hereto (with the reasonable legal expenses and costs of such action and any liability resulting therefrom treated as expenses, costs and liabilities for which the Trust will be liable and for which the relevant Servicer will be entitled to reimbursement upon request as Trust Expenses); and PROVIDED, FURTHER, that the foregoing shall not protect the relevant Servicer against any breach of representation or warranty or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement. In the event that any Servicer agrees, at the request of the Trustee or the Depositor to act on behalf of such party in any dispute or litigation that is not incidental to such Servicer's duties hereunder and that relates to the origination of a Mortgage Loan, such party shall pay all expenses associated with the management and defense of such claim.

                  (c) Notwithstanding any provision herein to the contrary, neither Fairbanks nor Wilshire shall have any liability for any obligations, duties, or liabilities of the Trustee, the Depositor, the Certificate Insurer any Owner or any Affiliate, successor or assignee thereof or any prior owners or servicers of the related Mortgage Loans with respect to the servicing of a Fairbanks Mortgage Loan or Wilshire Mortgage Loan, as applicable, that arose prior to the date that the relevant Servicer began servicing the related Mortgage Loans; PROVIDED, HOWEVER, that at the written request of the Trustee, the Certificate Insurer or the Depositor, or to the extent necessary to comply with Accepted Servicing Practices, if the Sellers or a prior servicer shall have failed to perform or cure such obligations, the relevant Servicer shall be required to perform its obligations under this Agreement with respect to such Mortgage Loan to the extent any acts or omissions relating to the prior servicing of such Mortgage Loans would not prevent or delay the relevant Servicer from performing such obligations. Additionally, upon discovery by Fairbanks or Wilshire, as applicable, of any material pre-transfer servicing defect not previously disclosed to the Trustee, the Certificate Insurer or the Depositor, the relevant Servicer shall notify each such Person, and with the written consent of the Depositor, or to the extent necessary to comply with Accepted Servicing Practices if the Sellers shall have failed to cure such defects, the relevant Servicer shall take reasonable measures consistent with Accepted Servicing Practices to attempt to cure the defect or cause it to be cured; PROVIDED that, subject to compliance with the foregoing and SECTION 8.05, all reasonable expenses incurred by the relevant Servicer to cure such defect shall be reimbursed as Servicing Advances.

                  Each of Fairbanks and Wilshire acknowledges that there may exist documentary or collateral defects relating to the Fairbanks Mortgage Loans and Wilshire Mortgage Loans. The Depositor or the Trustee may provide the relevant Servicer with, or may cause the relevant Servicer to be provided with, a list of such defects on or before the Closing Date and, whether or not such a list is provided, the relevant Servicer shall notify the Trustee and the Depositor of any such defects that are discovered by the relevant Servicer on or after the Closing Date to the extent notice of such defects has not been previously provided to such Persons; provided, that it is agreed and understood that



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the Servicers shall have no obligation to review the Mortgage Loans or Mortgage
Loan Documents for purposes of detecting such defects. Each of Fairbanks, GreenPoint and Wilshire shall take reasonable measures consistent with Accepted Servicing Practices to attempt to cure such defects to the extent such defects are not cured by the Sellers, or as otherwise reasonably requested by the Trustee or the Depositor. Any reasonable costs incurred by the relevant Servicer pursuant to this SECTION 8.03(C) shall be treated as Servicing Advances and, to the extent not recoverable by the relevant Servicer from a third party, as Trust Expenses reimbursable to such Servicer pursuant to SECTION 7.06(B)(VII).

                  (d) The provisions of this SECTION 8.03 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                  8.04 COLLECTION ACCOUNT.

                  (a) Each of Fairbanks and Wilshire shall establish and maintain a Collection Account, which shall be an Eligible Account in the name of the Servicer for the benefit of the Trustee for the benefit of the Owners and the Certificate Insurer. Each Collection Account shall be identified on the records of the depository institution as follows: "[Servicer] in trust for JPMorgan Chase Bank, as Trustee under the GSRPM Mortgage Loan Trust 2003-1 Trust and Servicing Agreement, Series 2003-1, dated as of January 1, 2003." If any such Collection Account ceases to be an Eligible Account hereunder, then the relevant Servicer shall, within five (5) days, be required to name a successor institution that will allow such Collection Account to meet the requirements for an Eligible Account hereunder. Each of Fairbanks and Wilshire shall notify the Trustee, the Depositor, the Certificate Insurer and the Majority Class X Certificateholder if there is a change in the name, account number or institution holding the Collection Account maintained by such Servicer.

                  Subject to SECTION 8.04(D), each of Fairbanks and Wilshire shall deposit all receipts (other than amounts permitted to be retained by the Servicer as additional servicing compensation pursuant to this Agreement) related to the Mortgage Loans serviced by such Servicer in the related Collection Account on a daily basis (but no later than the second Business Day after receipt). Wilshire shall deposit in its Collection Account all amounts received by GreenPoint with respect to the Contracts as described in Section
3.18 hereof.

                  (b) All funds in the related Collection Account shall be held
(i) uninvested (up to the limits insured by the FDIC) or (ii) invested in Eligible Investments and subject to a security account control agreement or other provision having similar effect. Alternatively, the Collection Account may be held as an Eligible Account that is a deposit account if the interest of the Trustee in such account is perfected under sections 9-104, 9-304, and 9-314 of the UCC. Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to the immediately succeeding Remittance Date when such funds would be due pursuant to Section 8.04(c) below. Any



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investment earnings on funds held in the Collection Account shall be for the account of the relevant Servicer and may only be withdrawn from the related Collection Account by the relevant Servicer immediately following the remittance to the Certificate Account of the Remittance Amount by such Servicer. Any investment losses on funds held in any Collection Account shall be for the account of the relevant Servicer and promptly upon the realization of such losses shall be reimbursed by such Servicer to the related Collection Account. Any references herein to amounts on deposit in the related Collection Account shall refer to amounts net of such investment earnings and after reimbursement by the relevant Servicer for such investment losses.

                  (c) Each of Fairbanks and Wilshire shall remit to the Trustee the Remittance Amount related to the Mortgage Loans serviced by such Servicer and Wilshire shall remit the amount remitted by GreenPoint with respect to the Contracts together with any Monthly Advances and Compensating Interest payments required to be paid by Wilshire pursuant to Sections 9.02 and 9.03 hereof with respect to the Contracts for deposit into the Certificate Account, not later than 2:00 p.m. New York time on the Remittance Date.

                  (d) (i) the relevant Servicer may make withdrawals for its own account or for the accounts of the other Persons specified below from the amounts on deposit in the related Collection Account, with respect to the Mortgage Loans serviced by such Servicer, not in any order of priority and for the following purposes:

                                (A) to reimburse the relevant Servicer for Servicing Advances to the extent of later payments of such amounts by the Mortgagors and Liquidation Proceeds from the Mortgage Loan to which such Servicing Advance related;

                                (B) to reimburse, the Trustee and then itself in that order for Monthly Advances from (i) late collections on the Mortgage Loans serviced by such Servicer and Wilshire or in the case of the Contracts, Wilshire, attributable to prior Due Dates and
                                            (ii) collections of more than 30
                                            days' interest on the related
                                            Mortgage Loans during the most
                                            recent Collection Period resulting
                                            from the making of Monthly Payments
                                            by the Mortgagor after the related
                                            Due Dates, and to pay the Trustee
                                            from such sources interest on
                                            Monthly Advances made by it, at the
                                            Advance Rate;

                                (C) to pay to the relevant Servicer the Servicing Compensation associated with the Mortgage Loans serviced by such Servicer;



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                                (D)         to withdraw amounts that have been
                                            deposited to the related Collection
                                            Account in error;

                                (E) to withdraw investment earnings on amounts on deposit in the related Collection Account;

                                (F) to reimburse to the Trustee or the relevant Servicer any other amount reimbursable to the Trustee or the relevant Servicer from Liquidation Proceeds in respect of Advances made by the Trustee or the relevant Servicer, as applicable;

                                (G)         to pay to the Trust, monthly
                                            interest payments on a Mortgage Loan
                                            serviced by the relevant Servicer
                                            that were already delinquent prior
                                            to the Cut-off Date but received by
                                            the relevant Servicer thereafter;

                                (H) to reimburse the relevant Servicer for Nonrecoverable Advances with respect to the Mortgage Loans serviced by such Servicer and to reimburse Wilshire for
                                            Nonrecoverable Advances made with
                                            respect to the Contracts;

                                (I) to deposit in the Simple Interest Excess Sub-Account any amount required to be deposited therein pursuant to SECTION 8.07(D);

                                (J)         with respect to the Collection
                                            Account maintained by Wilshire only,
                                            to reimburse or pay GreenPoint with
                                            respect to any indemnification
                                            obligation of the Trust with respect
                                            to GreenPoint's activities under the
                                            GreenPoint Servicing Agreement
                                            pursuant to SECTION 5.05 thereof.

                                (K) to clear and terminate the related Collection Account following the termination of the Trust pursuant to
                                            ARTICLE X.

                  (ii) On each Determination Date, each of Fairbanks and Wilshire shall deliver to the Trustee, the Certificate Insurer and the Depositor a monthly servicing report with respect to the Mortgage Loans serviced by such Servicer on a loan-by-loan basis in a format acceptable to the Trustee and the Certificate Insurer, containing the following information: principal and interest collected, scheduled interest, Liquidated Loans, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of such Mortgage Loans as may reasonably be requested by the Trustee or the



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         Depositor. In addition, each of Fairbanks and Wilshire shall inform the
         Trustee and the Depositor on each Remittance Date with respect to the Mortgage Loans serviced by such Servicer of the amounts of any Loan Purchase Prices so remitted during the related Collection Period.

                  (iii) Each of Fairbanks and Wilshire shall provide to the Trustee the information described in SECTION 8.04(D)(II) to enable the Trustee to perform its reporting requirements under SECTION 7.08 and the Trustee shall forward such information to the Underwriter on the Distribution Date.

                  8.05 ADVANCES.

                  (a) Subject to SECTION 8.05(H), each of Fairbanks and Wilshire will advance all reasonable and necessary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses,
         (ii) any enforcement or judicial proceedings, including foreclosures,
         (iii) the management and liquidation of REO Property, (iv) obtaining broker price opinions, (v) locating missing Mortgage Loan Documents and
         (vi) maintaining, transferring or establishing life of loan tax and flood service contracts; PROVIDED, HOWEVER, that the relevant Servicer is only required to pay such costs and expenses to the extent such Servicer reasonably believes such costs and expenses will be recoverable from the related Mortgage Loan. Each such expenditure will constitute a "SERVICING ADVANCE." The relevant Servicer may recover Servicing Advances from the relevant Mortgagors to the extent permitted by the Mortgage Loans serviced by such Servicer or, if not recovered from the relevant Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan. The relevant Servicer shall be entitled to recover the Servicing Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to the related Collection Account. The relevant Servicer shall treat any Servicing Advance in excess of the Liquidation Proceeds as a Nonrecoverable Advance and shall be reimbursed pursuant to SECTION 8.04(D)(I). Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made if the relevant Servicer determines that such Servicing Advance would, if made, constitute a Nonrecoverable Advance.

                  (b) The Trustee shall not be required to make Servicing Advances from its own funds. Any required Servicing Advances not made by the relevant Servicer shall be paid as necessary by the Trustee out of the Certificate Account.

                  (c) Not later than 2:00 p.m., New York time on each Remittance Date, each of Fairbanks and Wilshire shall, but only with respect to the Mortgage Loans serviced by such Servicer and subject to the limitation contained in SECTION 8.05(H), remit to the Trustee for deposit in the Certificate Account an amount (as indicated in the statement prepared pursuant to SECTION 7.08), to be distributed on the related Distribution Date pursuant to SECTION 7.06, equal to (i) with respect to



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         each Simple Interest Mortgage Loan, an amount equal to the Simple
         Interest Shortfall which shall be paid from the Simple Interest Excess Sub-Account maintained by the related Servicer, or if such funds are insufficient, from the Servicer's own funds and (ii) with respect to any other Mortgage Loan the amount of Monthly Payments (net of the Servicing Fee) for all such Mortgage Loans serviced by such Servicer that were due during the related Collection Period and delinquent as of the related Determination Date (each such advance pursuant to clause
         (i) or (ii), a "MONTHLY ADVANCE"); provided that no Servicer or the Trustee shall be required to advance any shortfalls in the interest portion of Monthly Payments as a result of the application of the Civil Relief Act or any Compensating Interest Shortfalls.

                  (d) With respect to any of the Mortgage Loans, if a Monthly Advance is required to be made hereunder, the related Servicer shall on the Remittance Date either (i) deposit in the Collection Account from its own funds an amount equal to such Monthly Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account are being held for future distribution or withdrawal used by such Servicer to make such Monthly Advance or (iii) make such Monthly Advance in the form of any combination of clauses (i) and (ii) aggregating the amount of such Monthly Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account before any future Remittance Date in which such funds would be due.

                  (e) Notwithstanding anything herein to the contrary, Monthly Advances by Fairbanks or Wilshire shall not include any amounts payable as Compensating Interest or amounts which constitute Compensating Interest Shortfall or Relief Act Shortfall, and no Monthly Advance by any such Servicer shall be required to be made if such Servicer determines that such Monthly Advance would, if made, constitute a Nonrecoverable Advance, as evidenced by a Certificate of an Authorized Officer of the relevant Servicer detailing the reasons for such determination and delivered to the Trustee, the Depositor and the Certificate Insurer on or before the Remittance Date in which such Monthly Advance would have been made.

                  (f) If Fairbanks or Wilshire fails to make a required Monthly Advance on any Remittance Date in accordance with SECTION 8.05(C), the Trustee shall make such Monthly Advance by depositing the amount thereof in the Certificate Account on the related Distribution Date (and shall succeed to the relevant Servicer's rights with respect to the reimbursement of such Monthly Advance); provided that the Trustee shall be required to make a Monthly Advance only to the extent that the Trustee has determined that such Monthly Advance, together with interest thereon at the Advance Rate, would, if made, not constitute a Nonrecoverable Advance. The Trustee may conclusively rely on a determination by the relevant Servicer pursuant to SUBSECTION (D) above that a Monthly Advance by such Servicer would, if made, constitute a Nonrecoverable Advance.



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

                  (g) Monthly Advances by Fairbanks or Wilshire are reimbursable to such Servicer, as provided in SECTION 8.04(D) hereof. If the Trustee is required to make Monthly Advances following the failure of the relevant Servicer to do so, it will be entitled to receive interest on such Monthly Advance at the Advance Rate, payable as provided in
         SECTION 8.04(D) hereof.

                  (h) Notwithstanding anything herein to the contrary any Servicing Advances or Monthly Advances by Fairbanks or Wilshire shall not exceed 105% of the Actual Principal Balance of the Fairbanks Mortgage Loans or Wilshire Mortgage Loans at the time of such Servicing Advance or Monthly Advance, as the case may be.

                  8.06 COMPENSATING INTEREST.

                  Not later than 2:00 p.m., New York time on each Remittance Date, with respect to each Fairbanks Mortgage Loan or Wilshire Mortgage Loan for which a Principal Prepayment in full or a Curtailment that is more than two times the amount of the Monthly Payment due for such Collection Period was received during the related Collection Period, the relevant Servicer shall remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation, an amount (such amount required to be delivered to the Trustee is referred to herein as "COMPENSATING INTEREST") (as indicated in the statement prepared pursuant to SECTION 7.08) equal to the difference between (a) 30 days' interest or, with respect to the first Remittance Date, from the Closing Date, at the then applicable Mortgage Rate on such Mortgage Loan and (b) the amount of interest actually received on such Mortgage Loan for such Collection Period, but in no event shall the aggregate amount of Compensating Interest paid on any Remittance Date (i) by Fairbanks exceed the Servicing Fee due to Fairbanks for such Collection Period or (ii) by Wilshire exceed one-half of the Servicing Fee due Wilshire for such Collection Period; PROVIDED, HOWEVER, that neither Fairbanks nor Wilshire shall be obligated to pay Compensating Interest Shortfalls or Relief Act Shortfalls for the related Collection Period.

                  Neither Fairbanks nor Wilshire shall be entitled to reimbursement for amounts paid as Compensating Interest with respect to the Mortgage Loans serviced by such Servicer.

                  8.07 ESCROW ACCOUNT AND SIMPLE INTEREST EXCESS SUB-ACCOUNT.

                  (a) Each of Fairbanks and Wilshire shall establish and maintain one or more escrow accounts (the "ESCROW ACCOUNT") in accordance with applicable Law and Accepted Servicing Practices. Subject to the foregoing:

                        (1) Each of Fairbanks and Wilshire shall segregate and hold all funds collected and received pursuant to each Mortgage Loan serviced by the relevant Servicer which constitute Escrow Payments separate and apart from any of its own



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                                    funds and general assets and shall establish
                                    and maintain with a depository the Escrow
                                    Account, in the form of time deposit or
                                    demand accounts, with amounts on deposit in or credited to the Escrow Account invested in Eligible Investments.

                        (2) Each of Fairbanks and Wilshire shall deposit (but no later than the second Business Day after receipt) into the related Escrow Account on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans serviced by such Servicer, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan, as applicable. Each of Fairbanks and Wilshire shall make withdrawals therefrom only to effect such payments or to reimburse Servicing Advances made by such Servicer. Each of Fairbanks and Wilshire shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution other than interest on escrowed funds required by Law to be paid to the Mortgagor. Each of Fairbanks and Wilshire shall be responsible for paying such interest on the funds deposited in the related Escrow Account without reimbursement therefore, shall be responsible for ensuring that the administrator of the related Escrow Account complies with all applicable Law, and shall indemnify and hold the Trustee, the Depositor, the Certificate Insurer, the Owners and their respective Affiliates, successors and assigns harmless with respect to any loss, liability or expense incurred in connection with the administration of such Accounts. As required by applicable Law, each of Fairbanks and Wilshire shall report interest earned on escrows and mortgage interest paid.

                  (b) Withdrawals from the related Escrow Account may be made by Fairbanks and Wilshire, as applicable, in accordance with applicable Law and Accepted Servicing Practices. Subject to the foregoing, withdrawals may be made only (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, insurance premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage Loan, (ii) to reimburse the relevant Servicer for any Servicing Advance made by such Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor of a Mortgage Loan



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         serviced by such Servicer any funds as may be determined to be overages, (iv) for application to restoration or repair of the Mortgaged Property related to a Mortgage Loan serviced by such Servicer in accordance with the terms of such Mortgage Loan, (v) to pay to the relevant Servicer, or to the related Mortgagor to the extent required by Law, any interest paid on the funds deposited in the related Escrow Account, (vi) to reimburse itself for any amounts deposited in the related Escrow Account in error, or (vii) to clear and terminate the related Escrow Account on the termination of this Agreement.

                  (c) With respect to each Fairbanks Mortgage Loan and Wilshire Mortgage Loan, the relevant Servicer shall use commercially reasonable efforts to maintain accurate records in accordance with applicable Law, Accepted Servicing Practices, the Fannie Mae Guide and the Freddie Mac Guide reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property related to any such Mortgage Loan and the status of the applicable fire and hazard insurance coverage (including charges for the premiums thereon) and, with respect to the escrowed Mortgage Loans, shall use commercially reasonable efforts to obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall use commercially reasonable efforts to effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the related Mortgagor in the related Escrow Account which shall have been estimated and accumulated by Fairbanks or Wilshire, as the case may be, in amounts sufficient for such purposes, as allowed under the terms of the related Mortgage and applicable Law. To the extent that the Mortgage related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan does not provide for Escrow Payments, the relevant Servicer shall require that any such payments be made by the related Mortgagor at the time they first become due. Each of Fairbanks and Wilshire assumes full responsibility for the payment of all such bills and shall effect payments of all such bills, premiums and penalties irrespective of the relevant Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments unless such Servicing Advance, if made, would constitute a Nonrecoverable Advance.

                  (d) Each Servicer shall establish and maintain a sub-account of its Collection Account (the "Simple Interest Excess Sub-Account"). Each Servicer shall, on each Determination Date, transfer from the Collection Account to the Simple Interest Excess Sub-Account all Net Simple Interest Excess, if any, pursuant to Section 8.04(d)(i), and shall maintain a record of all such deposits.

                  (e) Each Servicer shall withdraw amounts on deposit in the Simple Interest Excess Sub-Account on each Remittance Date for deposit to the Certificate Account in an amount equal to the lesser of (i) the amount on deposit therein, and (ii) the Net Simple Interest Shortfall for such Remittance Date.



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                  (f) Each Servicer shall remit to the Trustee for distribution to the Class X Certificateholders, on a PRO RATA basis, 90% of the balance in the applicable Simple Interest Excess Sub-Account on the Remittance Date each year occurring in December, commencing in December 2003. Such distributions shall be deemed to be made on a first-in, first-out basis. In addition, the related Servicer shall clear and terminate the Simple Interest Excess Sub-Account upon the termination of this Agreement and retain any funds remaining therein.

                  (g) Amounts on deposit in the Simple Interest Excess Sub-Account may be invested in Eligible Investments. All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Simple Interest Excess Sub-Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly. The amount of any net investment losses in the Simple Interest Excess Sub-Account shall promptly be deposited by the related Servicer in the Simple Interest Excess Sub-Account.

                  8.08 MAINTENANCE OF INSURANCE.

                  (a) Each of Fairbanks and Wilshire shall cause to be maintained with respect to each Mortgage Loan serviced by such Servicer that is or becomes a first lien on the related Mortgaged Property, a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the Actual Principal Balance of such Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises. Each of Fairbanks and Wilshire shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, as loss payee. The policies shall require the insurer to provide the mortgagee with thirty (30) days' notice prior to any cancellation or as otherwise required by Law. The relevant Servicer may also maintain a blanket hazard insurance policy or policies if the insurer or insurers of such policies are rated investment grade by each Rating Agency. Upon the request of the Depositor, the Certificate Insurer or the Trustee, the relevant Servicer will cause to be delivered to such requesting Person a certified true copy of such blanket policy.

                  (b) If a First Mortgage Loan at the time of origination relates to a Mortgaged Property for a Mortgage Loan in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the relevant Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the Actual Principal Balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The relevant Servicer shall indemnify the



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Trust and its Affiliates, successors and assigns out of its own funds for any loss, liability or expenses resulting from the relevant Servicer's failure to maintain premiums for such insurance required by this SECTION when so permitted by the terms of the Mortgage related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan as to which such loss relates.



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                  8.09 DUE-ON-SALE CLAUSES; ASSUMPTION AND SUBSTITUTION
AGREEMENTS.

                  When a Mortgaged Property related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan has been or is about to be conveyed by the applicable Mortgagor, the relevant Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; PROVIDED, HOWEVER, that the relevant Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable Law. An opinion of counsel to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the relevant Servicer shall, subject to customary credit approvals, enter into an assumption and modification agreement with the Person to whom such Mortgaged Property related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and, unless prohibited by applicable Law or the relevant Mortgage Documents, the Mortgagor of such Mortgage Loan remains liable thereon. If the foregoing is not permitted under applicable Law, the relevant Servicer is authorized to enter into a substitution of liability agreement with such Person upon undergoing the customary credit approval of such Person, pursuant to which the original Mortgagor of such Mortgage Loan is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note for such Mortgage Loan; PROVIDED, HOWEVER, that to the extent any such substitution of liability agreement would be delivered by the relevant Servicer outside of Accepted Servicing Practices the relevant Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Majority Class X Certificateholder. The Fairbanks Mortgage Loan or Wilshire Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement, and no term thereof other than the identity of the related Mortgagor shall be changed. The relevant Servicer shall notify the Trustee and the Majority Class X Certificateholder that any such assumption or substitution agreement has been completed by forwarding to the Trustee and the Majority Class X Certificateholder the original copy of such assumption or substitution agreement (indicating the Custodial File to which it relates) which copy shall be added by the Trustee to the related Custodial File and which shall, for all purposes, be considered a part of such Custodial File to the same extent as all other documents and instruments constituting a part thereof. The relevant Servicer shall be responsible for recording any such assumption or substitution agreements. Any fee collected by the relevant Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by such Servicer as additional Servicing Compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, neither Fairbanks nor Wilshire shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which such Servicer may be restricted by Law from preventing, for any reason whatsoever.



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                  8.10 DEFAULTED MORTGAGE LOANS; MODIFICATION.

                  (a) Neither Fairbanks nor Wilshire may sell or purchase, or permit the sale or purchase of, a defaulted Mortgage Loan, except as expressly provided in or contemplated by SECTION 8.10(D) or SECTION 8.21.

                  (b) If any Fairbanks Mortgage Loan or Wilshire Mortgage Loan becomes a Defaulted Mortgage Loan, the relevant Servicer shall promptly so notify in writing the Trustee. The relevant Servicer may continue making collection efforts on such Mortgage Loan, and shall be entitled to receive Servicing Compensation and be reimbursed for Servicing Advances made by it for the period while such Mortgage Loan was in default from Liquidation Proceeds or from future collections thereof if such Mortgage Loan subsequently becomes current;

                  (c) [Reserved]

                  (d) In the event that the Majority Class X Certificateholders exercises its purchase option pursuant to SECTION 8.21 with respect to a Defaulted Mortgage Loan, the relevant Servicer shall cause the Trustee to sell such Defaulted Mortgage Loan to the Majority Class X Certificateholder at the Loan Purchase Price. If the Majority Class X Certificateholder does not exercise its purchase option, the relevant Servicer shall proceed to foreclose upon or work-out such Defaulted Mortgage Loan, pursuant to Accepted Servicing Practices and in accordance with this SECTION 8.10.

                  In the event Fairbanks or Wilshire forecloses and converts the Mortgaged Property related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan, title shall be taken in the name of the Trustee and such Servicer shall sell any REO Property related to such Mortgage Loan on behalf of the Trustee before the start of the twelfth month of the third taxable year following the taxable year in which the Trust acquired such property, at such price as such Servicer deems necessary to comply with this covenant unless such Servicer obtains a REMIC Opinion addressed to the Trustee, the Certificate Insurer, such Servicer and Depositor stating that the holding of such REO Property will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Notwithstanding the generality of the foregoing provisions, the relevant Servicer shall manage, conserve, protect and operate each REO Property related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan, as the case may be, on behalf of the Trustee for the benefit of Owners and the Certificate Insurer solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.



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                  Pursuant to its efforts to sell REO Property related to a
Fairbanks Mortgage Loan or Wilshire Mortgage Loan, the relevant Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee for the benefit of the Owners and the Certificate Insurer, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Owners and the Certificate Insurer for the period prior to the sale of such REO Property. In determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, the relevant Servicer shall review the Custodial Files relating to such Mortgage Loans to determine the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation. Each of Fairbanks and Wilshire shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation in proceeding with any action. Furthermore, the relevant Servicer shall not take any such action with respect to any Mortgaged Property related to a Fairbanks Mortgage Loan or a Wilshire Mortgage Loan, as the case may be, known by such Servicer to contain such wastes or substances, without the prior written consent of the Majority Class X Certificateholder and the Trustee. With respect to any Mortgage Loan secured by a mixed use Mortgaged Property, the relevant Servicer shall, prior to foreclosing upon or otherwise comparably effecting ownership its name on behalf of the Trust, perform a "phase one environmental study" of such Mortgaged Property.

                  (e) Notwithstanding anything to the contrary in this SECTION 8.10, the relevant Servicer shall not foreclose on a Mortgage Loan that is a second lien on the related Mortgaged Property and take title to the related Mortgaged Property of a Mortgage Loan subject to the senior lien on such Mortgaged Property.

                  (f) Neither Fairbanks nor Wilshire shall agree to any modification, waiver or amendment of any provision of any Mortgage Loan, unless the relevant Servicer has (i) undergone an evaluation of the relevant Mortgagor's creditworthiness at the time of the modification and (ii) in such Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Mortgage Loan and only in the event a payment default with respect to such Mortgage Loan has occurred or in the opinion of the relevant Servicer is reasonably foreseeable; PROVIDED, HOWEVER, that no such modification, waiver or amendment shall extend the maturity date of such Mortgage Loan beyond the Collection Period related to the final scheduled Distribution Date of the latest Class of Certificates remaining in the Trust. Notwithstanding anything set forth in this SECTION 8.10(F) or elsewhere in this Agreement to the contrary, the related Servicer shall be permitted to modify, waive or amend any provision of a Mortgage Loan serviced by such Servicer if required by



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applicable Law to do so. The related Servicer shall promptly notify the Trustee and the Certificate Insurer of any such modification, waiver or amendment.


                  (g) Each of Fairbanks and Wilshire shall deliver to the Trustee for deposit in the related Custodial File, an original counterpart of any agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

                  8.11 TRUSTEE TO COOPERATE; RELEASE OF FILES.

                  (a) Upon the payment in full of any Fairbanks Mortgage Loan or Wilshire Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the relevant Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer shall deliver to the Trustee a request for release in the form attached hereto as EXHIBIT J-1 or utilize a paperless release using the paperless release template attached hereto as EXHIBIT J-2. Upon receipt of such Request for Release of Documents, the Trustee shall promptly release or cause the release of the related Custodial File, in trust, to (i) the relevant Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the relevant Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage relating to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan which secured the relevant Mortgage Note, an instrument of satisfaction (or assignment of such Mortgage without recourse, representation or warranty) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the relevant Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, representation or warranty, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the relevant Servicer; in such event, the Trustee shall execute and deliver a power of attorney prepared and delivered by such Servicer to the Trustee and acceptable to the Trustee authorizing such Servicer to prepare such satisfaction and deliver the same with the related Custodial File, as aforesaid.

                  (b) From time to time and as appropriate in the servicing of any Fairbanks Mortgage Loan or Wilshire Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Fairbanks Mortgage Loan or Wilshire Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which



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         the related Custodial File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the relevant Servicer and delivery to the Trustee of a receipt signed by an Authorized Officer of such Servicer, release the related Custodial File to such Servicer and shall execute a power of attorney prepared and delivered by such Servicer to the Trustee and acceptable to the Trustee authorizing such Servicer to execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse, representation or warranty of the related Mortgage to the relevant Servicer; PROVIDED that there shall not be released and unreturned at any one time more than 10% of the entire number of Custodial Files to any one Servicer. Such receipt shall obligate the relevant Servicer to return the Custodial File to the Trustee when the need therefor by the relevant Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the Fannie Mae "Liquidation Schedule" relating to such liquidation, the receipt shall be released by the Trustee to the relevant Servicer. The Trustee shall have no liability for the relevant Servicer's failure to return a Custodial File released to such Servicer pursuant to this SECTION 8.11, other than to determine that the relevant Servicer has not returned the file and take appropriate action.

                  (c) Each of Fairbanks and Wilshire shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgaged Properties relating to Mortgage Loans serviced by such Servicer, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties relating to such Mortgage Loans subject to Mortgages. No application for approval shall be considered by the relevant Servicer unless: (w) the Trustee and the Certificate Insurer has been provided with a REMIC Opinion addressed to the Trustee to the effect that such action is in compliance with REMIC Provisions, is not a "prohibited transaction" within the meaning of Code Section 860F(a)(2) and will not prevent either Trust REMIC from qualifying as a REMIC; (x) the provisions of the related Mortgage Note and Mortgage relating to the applicable Mortgage Loan have been complied with; (y) the loan-to-value ratio after any such action does not exceed the original Loan-to-Value Ratio of such Mortgage Loan and any increase in the loan-to-value ratio of such Mortgage Loan shall not exceed 15% unless approved in writing by the Majority Class X Certificateholder; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of the relevant Servicer setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the relevant Servicer the consent or partial release so requested by such Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the relevant Servicer pursuant to this paragraph. The relevant Servicer shall notify the Depositor, the Trustee and the Rating Agencies if an application is approved under clause (y) above, without approval in writing by the Depositor and the Trustee.



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                  8.12 SERVICING COMPENSATION.

                  (a) Each of Fairbanks and Wilshire shall be entitled to receive the Servicing Fee during each Collection Period as compensation for the servicing of the Fairbanks Mortgage Loans and the Wilshire Mortgage Loans, respectively. Without limiting the generality of the foregoing, except as provided herein, neither Fairbanks nor Wilshire shall be entitled to receive the Servicing Fee on any Mortgage Loan for which a Monthly Payment has not been received during the respective Collection Period, PROVIDED, however, that Servicing Fees shall accrue on such Mortgage Loans during this period. Such accrued and unpaid Servicing Fees shall be paid to the relevant Servicer (i) if a Monthly Payment is made for such Delinquent Mortgage Loan, at such time; (ii) from Liquidation Proceeds, if the Delinquent Mortgage Loan is liquidated; or (iii) from the Collection Account if such Delinquent Mortgage Loan is charged-off. Amounts paid to Fairbanks or Wilshire pursuant to the immediately preceding sentence with respect to any Fairbanks Mortgage Loan or Wilshire Mortgage Loan, as applicable, shall be deemed to be from the payment of the interest portion of Monthly Payments for such Mortgage Loan.

                  (b) Fairbanks and Wilshire will receive all other ancillary income including but not limited to all fees received with respect to late fees, checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administration fees and all other incidental fees and charges with respect to each Mortgage Loan for any period in which such Mortgage Loan was serviced by Fairbanks or Wilshire.

                  (c) Each of Fairbanks and Wilshire shall pay itself the Servicing Compensation by withdrawing such Servicing Compensation from the related Collection Account in accordance with SECTION 8.04(D).

                  8.13 ANNUAL STATEMENT AS TO COMPLIANCE.

                  Each of Fairbanks and Wilshire, at its own expense, will deliver to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies, on or before March 15 of each year, commencing in 2004, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the relevant Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the relevant Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the relevant Servicer to remedy such default.



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                  8.14 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORTS.

                  On or before March 15 of each year, commencing in 2004, each of Fairbanks and Wilshire, at its own expense (or if the Trustee is then acting as servicer of the related Mortgage Loans, at the expense of the Depositor, which in no event shall exceed $1,000 PER ANNUM), shall cause to be delivered to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Depositor, the Certificate Insurer and the Trustee, dated as of the date of the fiscal audit of the relevant Servicer for the related period, stating that such firm has examined such Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

                  8.15 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS; STAFFING.

                  Each of Fairbanks and Wilshire shall provide to the Trustee, the Depositor, the Majority Class X Certificateholder, the Certificate Insurer, the FDIC and any supervisory agents and examiners of any of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans serviced by such Servicer, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of such Servicer designated by it.

                  Each of Fairbanks and Wilshire agrees to secure by the Closing Date adequate staffing to manage and service the Fairbanks Mortgage Loans and Wilshire Mortgage Loans, respectively, according to the standards set forth in this Agreement, which staffing shall be in accordance with such Servicer's current human resources standards for servicing mortgage loans comparable to the Fairbanks Mortgage Loans and the Wilshire Mortgage Loans.

                  8.16 ASSIGNMENT OF AGREEMENT.

                  Neither Fairbanks nor Wilshire may assign its rights or obligations with respect to the making or reimbursement of Advances made by the relevant Servicer pursuant to the terms of this Agreement, in whole or in part, unless such assignee is a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America and having a deposit rating of at least "A2" by Moody's (or such lower rating as may be acceptable to Moody's), and deposit rating of "A" by Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's). If such assignee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this SECTION, the combined capital and surplus of such



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corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Notwithstanding the foregoing, JPMorgan Chase Bank shall be automatically approved as an assignee of any such Servicer with respect to any Advances hereunder without the satisfaction of the eligibility requirements set forth in this Section 8.16.

                  Except for an assignment relating to the making or reimbursement of Advances permitted by this Section 8.16, neither Fairbanks nor Wilshire may assign any other rights or obligations under this Agreement without the prior written consent of the Certificate Insurer.

                  8.17 REMOVAL OF SERVICER; RESIGNATION OF SERVICER.

                  (a) The Depositor (or the Trustee with consent of the Depositor) with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), which consent shall not be unreasonably withheld may terminate Fairbanks or Wilshire as a Servicer hereunder with respect to the Fairbanks Mortgage Loans or the Wilshire Mortgage Loans, as applicable, without cause, effective upon the giving of written notice on the date set forth in such notice (unless such Servicer shall have received a notice of extension, executed by a duly authorized Person on behalf of the Depositor or the Trustee, as applicable, which notice the Depositor or Trustee may withhold in its sole discretion), that this Agreement shall have been terminated in whole, or that this Agreement shall have been terminated in part with respect to the servicing of the Mortgage Loans specified in such notice, without any further notice or demand, but, except as otherwise agreed by the relevant Servicer with the Depositor in the case of a termination by the relevant Servicer, subject to the payment of the termination fee set forth in SECTION 8.18(D) by the Depositor (such event, a "SERVICER TERMINATION EVENT"). Any such notice of termination shall be in writing and delivered to the relevant Servicer as provided in SECTION 12.19.

                  (b) Notwithstanding any other provision hereof to the contrary, (i) the Depositor may, with the reasonable consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) and (ii) the Trustee may, with the reasonable consent of the Certificate Insurer and shall at the direction of the Certificate Insurer (in each case unless a Certificate Insurer Default has occurred and is continuing), terminate any rights Fairbanks or Wilshire may have hereunder with respect to the Fairbanks Mortgage Loans or the Wilshire Mortgage Loans, as applicable, with cause, upon five (5) Business Days' prior written notice, except with respect to clauses (1) and (2) hereunder, which shall occur immediately upon the happening of such event. Notwithstanding the foregoing, if an event described in paragraph (2)(b) below shall occur, the Trustee may terminate the relevant Servicer without the consent of the Certificate Insurer. For all purposes of determining "cause" with respect to termination of this Agreement or the rights of the relevant Servicer hereunder, such term shall mean



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         termination upon the occurrence of any of the following events which is not cured within any applicable cure period specified below:

                        (1) Any failure by the relevant Servicer to remit to the Trustee any payment other than Servicing Advances or Monthly Advances required to be made by such Servicer under the terms of this Agreement which continues unremedied for a period up to five Business Days;

                        (2)         The failure by the relevant Servicer to make
                                    (a) any required Servicing Advance which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or (b) any required Monthly Advance by the day that such Monthly Advance is required to be paid as provided herein, PROVIDED, HOWEVER, isolated and infrequent failures by the relevant Servicer to pay any de minimus portion of a Monthly Advance when required shall not be a termination event for cause of Fairbanks or Wilshire;

                        (3) Any failure on the part of the relevant Servicer to duly observe or perform in a material respect any other of the covenants or agreements on the part of such Servicer contained in this Agreement or the breach by the relevant Servicer of any representation and warranty contained in this Agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, the Certificate Insurer or the Depositor; PROVIDED, HOWEVER, that if such Servicer can demonstrate to the reasonable satisfaction of the Depositor and the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Depositor and the Certificate Insurer (which approval shall not be subject to unreasonable conditions or unreasonably withheld);

                        (4) A decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar Law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the relevant



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                                    Servicer and such decree or order shall have
                                    remained in force undischarged or unstayed for a period of sixty (60) days;

                        (5) The relevant Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to it or of or relating to all or substantially all of its property;

                        (6) The relevant Servicer shall admit in writing to its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                        (7) (a) For so long as Fairbanks or Wilshire shall remain a Servicer hereunder, failure by Fairbanks Capital Holding Corp. to maintain at all times a minimum consolidated net worth of at least $30,000,000 or failure by Wilshire to maintain at all times a minimum net worth of at least $15,000,000, or (b) failure by Fairbanks or Wilshire to meet at all times any equity, net worth, capitalization and other eligibility requirements for servicers required under applicable Law, or as otherwise required by Fannie Mae or Freddie Mac; or

                        (8) Entry of any cease and desist order or similar order or directive issued against the relevant Servicer or any of its Affiliates by any regulator of such Servicer which order remains in effect longer than 180 days;

                  The relevant Servicer shall provide prompt notice to the Trustee, the Certificate Insurer and the Depositor upon learning of any of the foregoing events.

                  (c) The Depositor may terminate the rights and obligations of Fairbanks or Wilshire hereunder if either Fairbanks or Wilshire, as the case may be, shall fail to meet the Servicing Standards as set forth on Exhibit C or Exhibit D and the Depositor has determined that such event is likely to materially and adversely affect the Mortgage Loans. The Depositor shall give written notice of termination to the relevant Servicer and such Servicer's obligations hereunder shall terminate immediately upon receipt of such notice. The Depositor shall give notice of such termination to the Trustee and the Certificate Insurer.

                  (d) Neither Fairbanks nor Wilshire shall resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder



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         are no longer permissible under applicable Law or are in material conflict by reason of applicable Law with any other activities carried on by it, the other activities of such Servicer so causing such a conflict being of a type and nature carried on by such Servicer at the date of this Agreement. Any such determination permitting the resignation of either Fairbanks or Wilshire shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Depositor, the Certificate Insurer and the Trustee, which opinion shall be at the expense of the relevant Servicer.

                  (e) No removal or resignation of Fairbanks or Wilshire shall become effective until (1) the Trustee or other successor Servicer shall have assumed the responsibilities and obligations of the relevant Servicer in accordance with this SECTION and (2) upon the termination of the relevant Servicer pursuant to SECTION 8.17(A) OR (C), such Servicer shall have been reimbursed by the Trust for all unreimbursed Advances and all unpaid Servicing Compensation and shall have been paid the termination fee set forth in SECTION 8.18(D).

                  (f) Upon the occurrence of a Fairbanks Termination Trigger Event or a Wilshire Termination Trigger Event, the Certificate Insurer or the Majority Class X Certificateholder, with the consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) may terminate the related Servicer upon ten (10) Business Days' prior written notice.

                  (g) In addition, the Depositor may terminate any rights Fairbanks or Wilshire may have hereunder with respect to the Fairbanks Mortgage Loans and Wilshire Mortgage Loans as separately agreed in writing by the Depositor and such Servicer.

                  (h) Upon removal or resignation of Fairbanks or Wilshire, such Servicer at its own expense (except in the event of a removal other than for cause, in which case it shall be an expense of the removing party) also shall promptly deliver or cause to be delivered to the Trustee or other successor Servicer, as directed in writing by the Trustee, all Records and Mortgage Loan Documents related to the Mortgage Loans previously serviced by such Servicer.

                  (i) Any Collections then being held by Fairbanks or Wilshire prior to its removal and any Collections received by any such Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

                  (j) If Fairbanks or Wilshire is being removed or is resigning pursuant to clause (d) above, such Servicer (or, in the absence of such notice, the Trustee) shall give notice to the Mortgagors, the Depositor, the Certificate Insurer and the Rating Agencies of the transfer of the servicing to the successor Servicer. In addition, the Trustee (or the Depositor, in the case of a proposed removal pursuant to SECTION 8.17(C) OR (F)), shall give prompt notice to the Rating Agencies, the



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         Depositor and the Certificate Insurer of any formal action taken in furtherance of the removal of Fairbanks or Wilshire.

                  (k) If Fairbanks or Wilshire is removed by the Depositor or the Trustee or resigns pursuant to clause (d) above, such Servicer shall be entitled to reimbursement of all unreimbursed Advances and unpaid Servicing Compensation in accordance with SECTION 8.18(D).

                  (l) The Trustee shall give notice to the Owners, the Depositor and the Rating Agencies of the occurrence of any event described in
         SECTION 8.17(A) or (B) of which an Authorized Officer of the Trustee is aware.

                  8.18 SUCCESSOR SERVICERS.

                  (a) APPOINTMENT OF SUCCESSOR. On and after a termination of Fairbanks or Wilshire, as a Servicer hereunder or a resignation of Fairbanks or Wilshire as evidenced by an opinion of counsel as described in SECTION 8.17(D), then the Trustee, within sixty (60) days of the occurrence of such event, shall, with the reasonable consent of the Certificate Insurer, have a successor Servicer in place to be the successor in all respects to Fairbanks or Wilshire, as the case may be, in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and such successor Servicer shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Fairbanks or Wilshire, as the case may be, by the terms and provisions hereof; PROVIDED, HOWEVER, that the successor Servicer shall not be liable for any actions of any Servicer prior to its appointment as successor Servicer. The Trustee (x) may solicit bids for a successor Servicer as described in SECTION 8.18(B), and (y) pending the appointment of a successor Servicer, shall serve as Servicer in the event of the removal or resignation of any of the Servicers. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of any Servicer to make Monthly Advances, Servicing Advances and to pay Compensating Interest with respect to the relevant Mortgage Loans and the Trustee will assume the other duties of such Servicer as soon as practicable, but in no event later than sixty
         (60) days after the Servicer Termination Date. If the Trustee assumes the responsibilities of a Servicer pursuant to this SECTION 8.18, then the Trustee will make reasonable efforts consistent with applicable Law to obtain qualification in order to perform its obligations as Servicer under this Agreement or, alternatively, shall retain an agent that is so licensed, qualified and in good standing in any such state. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

                  If the Trustee serves as successor Servicer, then the Trustee in such capacity shall not be liable for any servicing of the Mortgage Loans prior to its date of appointment as Servicer.



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

                  Any successor Servicer or the Trustee shall be reimbursed for all reasonable costs and expenses incurred in connection with the appointment of the successor Servicer and the replacement of Fairbanks or Wilshire, as the case may be, which reimbursement shall be paid (1) if the termination is for cause or pursuant to SECTION 8.17(B), (C) or (F), first, by the predecessor Servicer, but only the cost of deconversion and transfer of Servicing Files, and second, to the extent that costs and expenses are not reimbursed within 30 days of demand therefor or reimbursable by the predecessor Servicer, as a Trust Expense, from amounts in the related Collection Account, and (2) if the termination is without cause, pursuant to SECTION 8.17(A), by the Depositor.

                  (b) (i) If the Trustee is required to act as the successor Servicer it shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or for first and second mortgage loans and having equity of not less than $10,000,000 (or such lower level as may be acceptable to the Trustee and reasonably acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles and acceptable to the Trustee, the Certificate Insurer and the Depositor, as the successor to Fairbanks or Wilshire, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of Fairbanks or Wilshire, as applicable, hereunder.

                  (ii) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement at least once in The American Banker and such other publications as reasonably selected by the Trustee as directed by the Depositor, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to the full amount of the aggregate Servicing Compensation as servicing compensation but only with respect to the Fairbanks Mortgage Loans Wilshire Mortgage Loans, as the case may be, as reduced by the obligation to pay Compensating Interest. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party approved by the Depositor and the Certificate Insurer submitting the highest satisfactory bid as to the price they will pay to obtain servicing. The Trustee shall deduct from any sum received by the Trustee from the successor Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the relevant predecessor Servicer shall be paid by the Trustee to the relevant predecessor Servicer at the time of such sale, transfer and assignment to the successor Servicer.



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                  (iii) The Trustee, upon assuming the duties of any Servicer hereunder, shall immediately make all Monthly Advances which such Servicer was required to make under the relevant Servicing Agreement and has theretofore failed to remit with respect to the applicable Mortgage Loans and deposit them into the relevant Collection Account; PROVIDED, HOWEVER, that if the Trustee is acting as successor Servicer, the Trustee shall only be required to make Monthly Advances (including the Monthly Advances described in this clause (b)(iii)) if, in the Trustee's reasonable good faith judgment, such Monthly Advances will ultimately be recoverable from the applicable Mortgage Loans.

                  (c) SUCCESSOR SERVICER COMPENSATION. The compensation of any successor Servicer (including, without limitation, the Trustee) so appointed shall be an amount up to the aggregate Servicing Fee with respect to the Mortgage Loans serviced by the predecessor Servicer, together with the other Servicing Compensation provided herein.

                  (d) TERMINATION FEE TO PRIOR SERVICER. In the event Fairbanks or Wilshire is terminated in whole or in part without cause pursuant to
         SECTION 8.17(A), such prior Servicer shall be entitled to receive a termination fee equal to $5 per each applicable Mortgage Loan. Upon resignation, termination or removal of Fairbanks or Wilshire, for any reason such prior Servicer shall be entitled to payment, within thirty
         (30) days of the delivery of notice of such termination or resignation, of any unpaid Servicing Compensation with respect to the Mortgage Loans serviced by such prior Servicer and reimbursement of all expenses, including unreimbursed Advances relating to such Mortgage Loans made under this Agreement, to the date of termination or resignation; PROVIDED, HOWEVER, that no termination fee or other liquidated or other damages shall be payable to the prior Servicer if it is terminated for cause pursuant to SECTION 8.17(B) or terminated pursuant to SECTION 8.17(C), or 8.17(F). The termination fee shall be an obligation of the Depositor and not of the Trust or the Trustee.

                  (e) EFFECTIVENESS OF APPOINTMENT. Neither the Trustee nor any other successor Servicer, as applicable, shall be held liable by reason of any failure to make, or any delay in making, any payment or distribution hereunder or any portion thereof caused by (i) the failure of the prior Servicer to deliver, or any delay in delivering, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over the prior Servicer hereunder. No appointment of a successor to Fairbanks or Wilshire hereunder shall be effective until the Depositor, the Trustee and the Certificate Insurer shall have consented thereto.

                  8.19 INSPECTIONS OF SERVICERS; ERRORS AND OMISSIONS INSURANCE.

                  The Trustee, the Depositor, any Class X Certificateholder, the Certificate Insurer or any agents thereof shall have the right, at its own expense and during normal



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business hours upon reasonable prior notice, to review any and all of the books, records, or other information of Fairbanks or Wilshire which may be relevant to such Person's ability to confirm that such Servicer is complying with its obligations to service the related Mortgage Loans in accordance with the terms of this Agreement. In order to discuss such books, records or other information, the relevant Servicer shall make personnel available who are knowledgeable about such matters to such Persons or their respective designees. Each of Fairbanks and Wilshire shall provide the above parties or any agents of any of them (1) during normal business hours with on-line, read-only access to such Servicer's servicing system and loan records, and (2) hard or electronic copies of books, records, and other information as reasonably requested by such Persons. Each of the Trustee and the Depositor shall reimburse the reasonable out-of-pocket expenses incurred by Fairbanks or Wilshire in connection with any request pursuant to this SECTION 8.19 from amounts on deposit in the Certificate
Account. Each of the Trustee and the Depositor shall maintain the confidentiality of all such information, shall use all information only in connection with this Agreement, and will comply with all applicable laws with respect thereto, including without limitation, Subtitle A of Title V of the Gramm-Leach-Bliley Act.

                  Each of Fairbanks and Wilshire agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by
Section 305 of Part I of the Fannie Mae Guide or any successor provision thereof; PROVIDED, HOWEVER, that if the Trustee shall become the Servicer, any customary insurance coverage that the Trustee maintains shall be deemed sufficient hereunder; provided, further, that in the event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Trustee shall promptly give such notice to the Depositor and the Owners. Upon the request of the Trustee, the Depositor or the Majority Class X Certificateholder, Fairbanks or Wilshire, as applicable, shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond or errors and omission policy.

8.20     NON-SOLICITATION.

                  Each of Fairbanks and Wilshire agrees that, after the Closing Date, it will not take any action to solicit the refinancing of any Mortgage Loan other than a Mortgage Loan that is more than 60 days Delinquent. It is understood and agreed that promotions undertaken by Fairbanks or Wilshire or any affiliate of any such Servicer which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements or from servicing the refinancing needs of a Mortgagor related to a Fairbanks Mortgage Loan or Wilshire Mortgage Loan who, without solicitation, contacts the relevant Servicer in connection with the refinance of such Mortgage or Mortgage Loan, shall not constitute solicitation under this SECTION 8.20. Notwithstanding anything to the contrary, this SECTION 8.20 shall not prohibit any of Fairbanks or Wilshire from soliciting any Mortgagor related to a Mortgage Loan serviced by such Servicer to provide other services including but not limited to credit cards, insurance investments and banking related services.



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                  8.21 MAJORITY CLASS X CERTIFICATEHOLDER PURCHASE RIGHT.

                  The Majority Class X Certificateholder shall have the right and the option, but not the obligation, for administrative convenience, to purchase for its own account any Mortgage Loan (i) which becomes a Defaulted Mortgage Loan or (ii) as to which there exists a defect in the documentation comprising the Custodial File, which defect the applicable Seller fails to remedy in accordance with the relevant Sale Agreement and such defect materially and adversely affects the interest of the Owners or the Certificate Insurer in such Mortgage Loan. Any such Mortgage Loan so purchased shall be purchased by the Majority Class X Certificateholder on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be paid to the Trustee for deposit into the Certificate Account as provided herein. Any such purchase pursuant to clause (ii) of the preceding sentence shall occur within 90 days of the Trustee's notice of such defect if the defect would prevent the Mortgage Loan from being a Qualified Mortgage.

                  8.22 PERIODIC FILINGS.

         (a) The Depositor shall prepare or cause to be prepared the initial post closing filing of material agreements on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Securityholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2004, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust, if applicable. Prior to March 31, 2004, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to the Trust Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.

         (b) The Trustee and the Servicers shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (c) of this Section 8.22, or otherwise on behalf of the Trust. In the event the Trustee is signing any form 8-K and/or Form 10-K on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the



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foregoing, the Trustee shall prepare such Form 10-K to be signed by the
Depositor and the Depositor shall sign such form unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

         (c) Any Form 10-K filed pursuant to subclause (a) above shall include as exhibits the Servicers' annual statement of compliance described under
Section 8.13 and the accountant's report described under Section 8.14, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit K (the "CERTIFICATION"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. In connection with the filing of any such Form 10-K, the Trustee shall provide a certification to the Depositor (in the form attached hereto as Exhibit L-1) on which the Depositor may rely. Notwithstanding the foregoing, if it is determined by the Depositor that the Certification may be executed by multiple persons, the Depositor shall sign the Certification in respect of items 1 through 3 thereof and each Servicer shall cause the senior officer in charge of servicing at the Servicer to sign the Certification in respect of items 4 and 5 thereof (in the form attached hereto as Exhibit L-2) with respect to the Mortgage Loans serviced by such Servicer, and the Depositor may rely on the Certification signed by the Servicers.

         (d) The Certification of the Trustee and of each Servicer in the forms attached hereto as Exhibits L-1 and L-2 shall be delivered to the Depositor by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Trustee and the relevant Servicer shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such Person's obligations under this
Section 8.22(d) or such Person's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the Trustee or the relevant Servicer, as applicable, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee or the relevant Servicer, as applicable, on the other in connection with a breach of the Trustee or such Servicer's, obligations under this Section 8.22(d) or the Trustee or such Servicer's negligence, bad faith or willful misconduct in connection therewith. The Certification attached hereto as Exhibit K prepared by the Depositor shall be delivered to the Trustee for filing by March 25th of each year (or if not a Business Day, the immediately preceding Business Day).



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         (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor and each Servicer a copy of any such executed report, statement or information.




                  8.23 CREDIT REPORTING; GRAMM-LEACH-BLILEY ACT.

                  (a) With respect to each Mortgage Loan, the relevant Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian, and TransUnion Credit Information Company (three of the credit repositories), on a monthly basis.

                  (b) Each Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the related Mortgage Loans and the related borrowers and shall provide all required notices thereunder.



                                   ARTICLE IX
                MASTER SERVICING AND ADMINISTRATION OF CONTRACTS

                  9.01 MASTER SERVICER.

                  Wilshire, in its capacity as Master Servicer of the Contracts shall (i) collect all amounts remitted by GreenPoint pursuant to the GreenPoint Servicing Agreement with respect to the Contracts, (ii) receive from GreenPoint all information with respect to the Contracts which is required to be delivered to the Master Servicer pursuant to the GreenPoint Servicing Agreement, (iii) make Monthly Advances and payments of Compensating Interest with respect to the Contracts as described in SECTIONS 9.02 and 9.03 hereof, (iv) promptly notify the Trustee and the Certificate Insurer if GreenPoint shall fail to remit amounts collected on the Contracts or forward all required information with respect to the Contracts to the Master Servicer, (v) upon the termination or resignation of GreenPoint in accordance with the terms of the GreenPoint Servicing Agreement service the Contracts in accordance with the terms of the GreenPoint Servicing Agreement for the benefit of the Trustee, the Owners and the Certificate Insurer and (vi) promptly notify the Trustee and the Certificate Insurer if GreenPoint has made a claim for indemnity from amounts on deposit in the Collection Account maintained by the Master Servicer.

                  9.02 OBLIGATION OF THE MASTER SERVICER IN RESPECT OF MONTHLY ADVANCES.

                  If any Scheduled Payment on a Contract that was due on a related Due Date is delinquent other than as a result of interest shortfalls due to bankruptcy proceedings application of the Civil Relief Act, the Master Servicer will deposit in the related Collection Account not later than the Remittance Date, (i) with respect to each Actuarial Contract, an amount equal to such deficiency, and (ii) with respect to each Simple Interest Contract, an amount equal to the Simple Interest Shortfall which shall be paid from the Simple Interest Excess Sub-Account maintained by Wilshire, or if such funds are insufficient, from Wilshire's own funds, in each case net of the related Servicing Fee for such Contract and except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Contract for which such Monthly Advance was made. If applicable, on the related Remittance Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and
(ii) detailing the reason it deems the advance to be nonrecoverable. The Trustee will provide notice to the Master Servicer by telecopy by the close of Business on the Business Day prior to the Distribution Date in the event that the amount remitted by the Master Servicer on such date is less than the Monthly Advances required to be made by the Master Servicer for the related Distribution Date.

                  9.03 OBLIGATION OF THE MASTER SERVICER IN RESPECT OF COMPENSATING INTEREST.

                  With respect to any Contract for which a Principal Prepayment or a Curtailment that is more than two times the amount of the Scheduled Payment due for such Collection Period was received during the related Collection Period, the Master Servicer shall remit to the Trustee for deposit in the Certificate Account from its own funds, an amount equal to the difference between (a) 30 days' interest or, with respect to the first Remittance Date, from the Closing Date, at the then applicable Mortgage Rate on such Contract and
(b) the amount of interest actually received on such Contract for such Collection Period; PROVIDED, HOWEVER, that the Master Servicer shall not be obligated to pay any interest shortfalls resulting from the application of the Civil Relief Act for the related Collection Period.

                  The Master Servicer shall not be entitled to reimbursement for amounts paid as Compensating Interest with respect to the Contracts.

                  9.04 TRUSTEE'S OBLIGATIONS IN RESPECT OF THE CONTRACTS.

                  The Trustee hereby acknowledges that the Depositor and the Master Servicer have entered into the GreenPoint Servicing Agreement with respect to the primary servicing of the Contracts by GreenPoint. The Trustee hereby agrees and acknowledges that (i) it will execute such documents as are prepared by and delivered to it by GreenPoint as are necessary in connection with the servicing and administration of the Contracts, (ii) will promptly notify the Depositor and the Certificate Insurer of the occurrence of a Servicer Termination Event (as set forth in SECTION 6.01 of the

GreenPoint Servicing Agreement) of which an Authorized Officer of the Trustee shall have actual knowledge and (iii) in the event that the Master Servicer resigns or is removed pursuant to this Agreement, it will become the successor to the Master Servicer under the GreenPoint Servicing Agreement or appoint a successor to the Master Servicer thereunder who shall meet the qualifications set forth in Section 8.18(b) hereof.

                  9.05 DEPOSITOR'S OBLIGATIONS IN RESPECT OF THE CONTRACTS.

                  (a) In connection with the servicing and administration of the Contracts by GreenPoint pursuant to the GreenPoint Servicing Agreement, the Depositor hereby agrees and acknowledges that the Depositor will (i) not enter into any amendment, waiver or supplement to the GreenPoint Servicing Agreement without the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (ii) promptly notify the Trustee and the Certificate Insurer of the occurrence of a Servicer Termination Event (as set forth in Section 6.01 of the GreenPoint Servicing Agreement), (iii) not waive any Servicer Termination Event (as set forth in the Section 6.01 of the GreenPoint Servicing Agreement) unless directed by the Certificate Insurer, or if a Certificate Insurer Default has occurred and is continuing, the Holders of Certificates representing at least 25% of the aggregate Percentage Interests evidencing by the Certificates; provided, however that any default in the making of any required remittance to the Master Servicer for distribution on any of the Certificates may be waived only by the Depositor at the direction of the affected Certificateholders, and (iv) not terminate GreenPoint pursuant to
Section 7.02 of the GreenPoint Servicing Agreement, without cause, unless it shall have first obtained the consent of the Certificate Insurer, which consent shall not be unreasonably withheld (unless a Certificate Insurer Default has occurred and is continuing).

                  Upon the occurrence of a Servicer Termination Event, then, and in each and every such case, so long as such Servicer Termination Event shall not have been cured or waived, the Depositor may, with the consent of the Trustee and the Certificate Insurer (which consent shall not be unreasonably withheld; provided that if a Certificate Insurer Default has occurred and is continuing, no consent of the Certificate Insurer needs to be obtained) by notice in writing to GreenPoint, terminate all the rights and obligations of GreenPoint under the GreenPoint Servicing Agreement, including, without limitation, all rights with respect to the Contracts and the proceeds thereof, except any responsibility for its acts or omissions during its tenure as Servicer thereunder. On or after the receipt by GreenPoint of such written notice, all authority and power of the GreenPoint under the GreenPoint Servicing Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the Master Servicer or such other successor appointed pursuant to
Section 5.06 of the GreenPoint Servicing Agreement. Upon the occurrence of a Servicer Termination Event which shall not have been remedied, the Depositor may, and shall at the direction of the Certificate Insurer or the Trustee also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance.

(b) In addition, upon the occurrence a GreenPoint Termination Trigger Event, the Certificate Insurer shall have the right to direct the Depositor to terminate the rights and obligations of GreenPoint under the GreenPoint Servicing Agreement which shall constitute a termination without cause pursuant to Section
7.02 of the GreenPoint Servicing Agreement. A "GreenPoint Termination Trigger Event" shall occur if on any date of determination (i) the Three-Month Rolling Average Sixty-Day Delinquency Rate of the Contracts exceeds 6% of the aggregate Principal Balance of the Contracts or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred on the Contracts since the Cut-off Date through the last day of the related Collection Period divided by (y) the aggregate Principal Balance of the Contracts as of the Cut-off Date, exceeds the applicable percentages set forth below with respect to such Distribution Date:

     -------------------------------------------------------------------------------------------------------
     DISTRIBUTION DATE OCCURRING IN                        LOSS PERCENTAGE
     ------------------------------                        ---------------
     -------------------------------------------------------------------------------------------------------
     February 2006 through January 2007                    6.00% for the first  month,  plus an  additional
                                                           1/12th of 1.50% for each  month  thereafter,  to
                                                           7.50%
     -------------------------------------------------------------------------------------------------------
     February 2007 through January 2008                    7.50% for the first  month,  plus an  additional
                                                           1/12th of 1.50% for each  month  thereafter,  to
                                                           9.00%
     -------------------------------------------------------------------------------------------------------
     February 2008 through January 2009                    9.00% for the first  month,  plus an  additional
                                                           1/12th of 1.50% for each  month  thereafter,  to
                                                           11.00%
     -------------------------------------------------------------------------------------------------------
     February  2009 and thereafter                         11.00%
     -------------------------------------------------------------------------------------------------------


                  In connection with any termination without cause of GreenPoint under the GreenPoint Servicing Agreement, including without limitation, the termination of GreenPoint upon the occurrence of a GreenPoint Termination Trigger Event, the Depositor shall be responsible for the payment of any termination fee due GreenPoint in connection therewith from its own funds and without reimbursement therefor.



ARTICLE X

                              TERMINATION OF TRUST

10.01    TERMINATION OF TRUST.
         ---------------------

                  The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the holders of all Certificates and the Certificate Insurer of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, and (c) at any time when a Qualified Liquidation of the Mortgage Loans included within the Trust is effected as described below. To effect a termination of this Agreement pursuant to CLAUSE (C) above, the holders of all Certificates then Outstanding, with the consent of the Certificate Insurer shall (i) unanimously direct the Trustee on behalf of each REMIC to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Depositor and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining holders of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in SECTION 12.05.



10.02    TERMINATION UPON OPTION OF CERTIFICATEHOLDERS.
         ----------------------------------------------

                  The Majority Class X Certificateholder may, but shall not be obligated to, purchase from the Trust or cause the sale by the Trust of all but not less than all of the remaining Mortgage Loans in the Trust, thereby retiring the Offered Certificates, whenever the Pool Balance is equal to or less than 10% of the Original Pool Balance by furnishing notice to the Trustee, the Certificate Insurer and the Servicers at least four Business Days preceding such Distribution Date. If the Majority Class X Certificateholder does not exercise such option on any Distribution Date, the Certificate Insurer may do so by furnishing notice to the Trustee and the Majority Class X Certificateholder at least three Business Days prior to such Distribution Date. The purchase price for the Mortgage Loans shall be a price equal to the greater of (i) the aggregate fair market value of the Mortgage Loans and other assets of the Trust and (ii) the Pool Balance plus all accrued unpaid interest thereon through the Due Date in the Collection Period in which such purchase occurs plus the fair market value of all REO Properties in the Trust, plus, without duplication, the amount of all outstanding Advances (and interest thereon, if required to be paid pursuant to this Agreement) and all unpaid Servicing Compensation and all amounts owing to the Certificate Insurer.

10.03    TERMINATION UPON LOSS OF REMIC STATUS.
         --------------------------------------

                  At any time on or after the date which is thirty (30) calendar days following a Final Determination the holders of a majority in Percentage Interests represented by the Class A, Class M-1 and Class B Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                  Upon receipt of such direction from the Holders of the Class A, Class M-1 and Class B Certificates, the Trustee shall notify the Holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "TERMINATION NOTICE"). The Holders of a majority of the Percentage Interests of the Class R Certificates then Outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "PURCHASE OPTION PERIOD"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the Pool Balance as of the date of such purchase, plus (a) one month's interest on such amount at the Mortgage Rates, (b) the aggregate amount of any unreimbursed Advances (and interest thereon if required to be paid pursuant to this Agreement) and Trust Expenses, (c) any Monthly Advances which the Servicer or the Master Servicer has theretofore failed to remit, and (d) all amounts owing to the Certificate Insurer. If, during the Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period in the event that the holders of the Class A, Class M-1 Certificates and Class B Certificates have given the Trustee the direction described in clause (i) of the immediately preceding paragraph, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the sixtieth (60th) day, or such later day as the holders of the Class A, Class M-1, and Class B Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period.

10.04    DISPOSITION OF PROCEEDS.
         ------------------------

                  The Trustee shall, upon receipt thereof, deposit into the Collections Account the proceeds of any liquidation of the Trust Estate pursuant to this Article X as if they were collections on the Mortgage Loans.

10.05    FINAL DISTRIBUTION ON THE CERTIFICATES.
         ---------------------------------------

                  In connection with the termination of the trust as described in Section 10.01 or 10.02 hereof, the Trustee shall promptly send a Notice of Final Distribution to each Owner not later than the 15th day of the month of such final distribution. Such Notice of Final Distribution shall specify the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution,

(c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency and the Certificate Insurer at the time such Notice of Final Distribution is given to Owners.

                  In the event such Notice of Final Distribution is given, each Servicer shall cause all funds in the relevant Collection Account to be remitted to the Trustee for deposit in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates net of any amounts on deposit therein which shall be used to pay the Servicer any amounts due it pursuant to the terms of this Agreement. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release or cause the release to the Depositor or its designee the Custodial Files for the Mortgage Loans.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Owners of each Class of Certificates (after reimbursement of all amounts due the Servicers, the Depositor, the Certificate Insurer and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 7.06(b), in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificate), the Certificate Balance thereof plus for each such Class and the Class X Certificate accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 7.06(b) or
Section 7.06(c), (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above and (iii) to the Class P Certificates, any Prepayment Penalities remitted by the Servicers with respect to the Mortgage Loans.

                  In the event that any affected Owner shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Owners to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Owners concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

                                   ARTICLE XI

                                   THE TRUSTEE

11.01    CERTAIN DUTIES AND RESPONSIBILITIES.
         ------------------------------------

         (a) The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Agreement. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by a Servicer, the Master Servicer or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Owners of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactory corrected instrument.

         (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) this SUBSECTION shall not be construed to limit the effect of
SECTION 11.01(A);

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in Percentage Interest of the Certificates of the affected Class or Classes, or the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

         (iv) Prior to the occurrence of an Event of Default of which an Authorized Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (v) The Trustee shall not be required to take notice or be deemed to have notice or knowledge or any default or Event of Default unless an Authorized Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default; and

         (vi) The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust other than from funds available in the Certificate Account and (D) to confirm or verify the contents of any reports or certificates of any Servicer, the Master Servicer or any other Person delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this SECTION.

         (d) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer, the Master Servicer or the Depositor under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, any Servicer in accordance with the terms of this Agreement.

         (e) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

         (f) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

11.02    CERTAIN RIGHTS OF THE TRUSTEE.
         ------------------------------

         Except as otherwise provided in SECTION 11.01:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Depositor, or the holders of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

         (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (d) the Trustee may consult with counsel, and any advice or opinion of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners or the Certificate Insurer pursuant to this Agreement, unless such Owners or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

         (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

         (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

         (j) pursuant to the terms of this Agreement, the Servicers are required to furnish to the Trustee from time to time certain information and to make various calculations which are relevant to the performance of the Trustee's duties under this Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner (either in writing or orally with prompt written or telecopier confirmation), that such information or calculations is or are incorrect; and

         (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

11.03    NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CERTIFICATES.
         ---------------------------------------------------------

         The recitals and representations contained herein and in the Certificates, except any such recitals and representations made by the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Mortgage Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, either of the Sellers or any Servicers in respect of the Mortgage Loans or deposited into or withdrawn from the related Collection Account or the Certificate Account by the Depositor, any Servicer or either of the Sellers, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

11.04    MAY HOLD CERTIFICATES.
         ----------------------

         The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

11.05    MONEY HELD IN TRUST.
         --------------------

         Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by Law. The Trustee

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

shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Depositor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

11.06    COMPENSATION AND REIMBURSEMENT; NO LIEN FOR FEES.
         -------------------------------------------------

                  The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to SECTIONS 2.05 and 7.06. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.

11.07    CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.
         ----------------------------------------

                  There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, acceptable to the Depositor and having a deposit rating of at least "A2" by Moody's (or such lower rating as may be acceptable to Moody's), and deposit rating of "A" (and a short-term rating of "A-1" or better) by Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this SECTION, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION, it shall, upon the request of the Certificate Insurer or the Depositor, resign immediately in the manner and with the effect hereinafter specified in this ARTICLE XI.

11.08    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
         -------------------------------------------------

               (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this ARTICLE XI shall become effective until the acceptance of appointment by the successor trustee under SECTION 11.09.

               (b) The Trustee, or any trustee or trustees hereafter appointed, may resign from the duties and obligations hereby imposed on it by this Agreement at any time by giving sixty (60) days' prior written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Depositor, the Servicers, the Certificate Insurer and the Owners at their addresses appearing on the Register. Additionally, a copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees acceptable to the Certificate Insurer (or if a Certificate Insurer Default has occurred and is

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

          continuing, acceptable to the Owners of a majority in Percentage Interest of the Offered Certificates then Outstanding) by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or, the Certificate Insurer, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee. No resignation of the Trustee under this SECTION 11.08(B) shall become effective until the appointment of a successor trustee.

               (c) If at any time the Trustee shall cease to be eligible under
          SECTION 11.07 and shall fail to resign after written request therefor by the Depositor or the Certificate Insurer, the Depositor, with the consent of the Certificate Insurer, may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

               (d) The Certificate Insurer (or if a Certificate Insurer Default has occurred and is continuing, the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class M-1 Certificates, or if there are no Class A Certificates or Class M-1 Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class B Certificates), may at any time remove the Trustee and appoint a successor trustee acceptable to the Depositor by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor and to the Servicer copies of the record of the act taken by the Owners, as provided for in SECTION 12.03. All expenses incurred by the Trustee in connection with its removal pursuant to this clause (d) shall be reimbursed to it from amounts on deposit in the Certificate Account within 30 days of request therefor.

               (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, becomes ineligible pursuant to SECTION
          11.07 to serve as Trustee, or becomes subject to any bankruptcy, insolvency, reorganization or similar proceedings under any law, the Depositor, with the consent of the Certificate Insurer, or the Certificate Insurer (or if a Certificate Insurer Default has occurred and is continuing Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class M-1 Certificates, or if there are no Class A Certificates or Class M-1 Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class B Certificates), may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, signed by the Depositor duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor Trustee so appointed.

               (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor shall promptly appoint a successor trustee acceptable to the Certificate Insurer (or if a Certificate Insurer Default has occurred and is continuing the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class M-1 Certificates, or if there are no Class A Certificates or Class M-1 Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class B Certificates). If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the holders of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding, or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class M-1 Certificates, or if there are no Class M-1 Certificates then Outstanding, by such majority of the Percentage Interest represented by the Class B Certificates, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Servicers, the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

11.09    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.
         -----------------------------------------------

         Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee,

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

such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

         Upon acceptance of appointment by a successor Trustee as provided in this SECTION, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Servicers and the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

         No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
ARTICLE XI.

11.10 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF THE
      ------------------------------------------------------------------
      TRUSTEE.
      --------

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such corporation or association shall be otherwise qualified and eligible under this ARTICLE XI. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

11.11    REPORTING; WITHHOLDING.
         -----------------------

               (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

               (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in SUBSECTION (A) above, the Trustee shall

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

          timely file all reports prepared by the Depositor and required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed by the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Trustee shall report to the Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Depositor with respect to such allocation of expenses. The Trustee shall, upon request of the Depositor, collect any forms or reports from the Owners determined by the Depositor to be required under applicable federal, state and local tax laws.

               (c) The Depositor covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under SECTION 11.11(A) and (B).

               (d) Except as otherwise provided, the Depositor shall have the responsibility for preparation of all returns, forms, reports and other documents referred to in this SECTION and the Trustee's responsibility shall be to execute such documents.

11.12    LIABILITY OF THE TRUSTEE.
         -------------------------

         The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Depositor, either of the Sellers, any Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Certificate Account (except for any losses on obligations on which the bank serving as the Trustee is the obligor). In addition, the Depositor and the Trust covenant and agree to indemnify the Trustee, and when the Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid pursuant to SECTIONS 6.12 and 7.06. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this SECTION

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

11.12 shall survive the termination of this Agreement, the termination or resignation of the Trustee and the payment of the outstanding Certificates.

11.13    APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.
         ----------------------------------------------

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Depositor to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this SECTION 11.13, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in the case any event indicated in SECTION 8.17(B) shall have occurred and be continuing, the Trustee subject to reasonable approval of the Depositor alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under SECTION
11.08 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under SECTION 11.09.

         Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

               (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

               (iii) The Servicer, the Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

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

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this SECTION 11.13. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                                  ARTICLE XII

                                  MISCELLANEOUS

12.01    COMPLIANCE CERTIFICATES AND OPINIONS.
         -------------------------------------

         Upon any application or request by the Depositor or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

               (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

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

               (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

12.02    FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE.
         -------------------------------------------

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor or the relevant Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor or the relevant Servicer, unless such Authorized Officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

12.03    ACTS OF OWNERS.
         ---------------

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners, or the Certificate Insurer on behalf of the Owners, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this SECTION.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c) The ownership of Certificates shall be proved by the Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Certificate shall bind the holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

12.04    NOTICES, ETC. TO TRUSTEE.
         -------------------------

         Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner or the Depositor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at the Corporate Trust Office.

12.05    NOTICES AND REPORTS TO OWNERS; WAIVER OF NOTICES.
         -------------------------------------------------

         Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if any Servicer is removed or resigns or the

Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owner shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Agreement provides for notice to any Rating Agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

12.06    RULES BY TRUSTEE.
         -----------------

         The Trustee may make reasonable rules for any meeting of Owners.

12.07    SUCCESSORS AND ASSIGNS.
         -----------------------

         All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

12.08    SEVERABILITY.
         -------------

         In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.09    BENEFITS OF AGREEMENT.
         ----------------------

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Depositor, the Underwriter, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement. The Certificate Insurer is hereby deemed to be a third party beneficiary of this Agreement.

12.10    LEGAL HOLIDAYS.
         ---------------

         In any case where the date of any Distribution Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this

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

Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance Date, such Distribution Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

12.11    GOVERNING LAW; SUBMISSION TO JURISDICTION.
         ------------------------------------------

               (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the law of the State of New York.

               (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court of the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

               (c) Nothing contained in this Agreement shall limit or affect the right of the Depositor or any Servicer or any third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Mortgage Loans against any Mortgagor in the courts of any jurisdiction.

12.12    COUNTERPARTS.
         -------------

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

12.13    [RESERVED].
         -----------

12.14    AMENDMENT.
         ----------

               (a) The Trustee, the Depositor and the affected Servicer may, at any time and from time to time, and without notice to or the consent of the Owners, but with the prior written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), amend this Agreement, subject to the provisions of SECTIONS 12.16 and 12.17 for the purpose of (i) curing any ambiguity, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or adding provisions hereto which are not inconsistent with the provisions hereof; (ii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder including any amendments necessary to maintain REMIC status (iii) to correct, modify or supplement any provision contained in this Agreement which is inconsistent with any offering document used to sell the Offered Certificates, PROVIDED that such correction, modification or supplement made pursuant to this clause is consistent with such offering document; or (iv) for any other purpose, PROVIDED that in the case of this clause (iv) such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw its then current rating assigned to any of the Class A Certificates, the Class M-1 Certificates or the Class B Certificates. Notwithstanding anything to the contrary herein, no such amendment shall change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Holder of a Certificate without the consent of the Holder of each such Certificate. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 8.22 hereof shall not require the consent of any Certificateholder or the Certificate Insurer, any Opinion of Counsel or Rating Agency confirmation.

               (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to the Depositor and each Owner in the manner set forth in
          SECTION 12.05, and to the Rating Agencies.

               (c) The Rating Agencies and the Certificate Insurer shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

               (d) Prior to consenting to any amendment pursuant to this SECTION
          12.14 the Trustee shall be entitled to receive and rely upon an opinion of counsel addressed to the Trustee from the party requesting such amendment stating that such amendment is authorized and permitted pursuant to this Agreement and a REMIC Opinion addressed to the Trustee and stating that such amendment shall not cause either REMIC to fail to qualify as a REMIC.

12.15    PAYING AGENT; APPOINTMENT AND ACCEPTANCE OF DUTIES.
         ---------------------------------------------------

         The Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Trustee set forth in SECTION 11.08, appoint one or more other Paying Agents or successor Paying Agents, which successor Paying Agent shall be reasonably satisfactory to the Certificate Insurer.

         Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

         Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of SECTION 6.02, that such Paying Agent will:

               (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Distribution Date among such Owners in the proportion specified by the Trustee; and

               (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

         Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

         In the event of the resignation or removal of any Paying Agent other than the Trustee, such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

         Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer, the Depositor and the Owners by mailing notice thereof at their addresses appearing on the Register.

12.16    REMIC STATUS.
         -------------

               (a) The parties hereto intend that each REMIC shall constitute, and that the affairs of each REMIC shall be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, the

          Trustee shall, to the extent permitted by applicable law, act as agent for each Trust REMIC and in such capacity it shall: (i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by each Trust REMIC established hereunder using a calendar year as the taxable year for each Trust REMIC established hereunder; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of each Trust REMIC, for it to be treated as a REMIC; (iii) prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to each Trust REMIC as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information as necessary in respect of the determination of the present value of anticipated excess inclusions as required under Treasury Regulation
          Section 1.860E-2(a)(6) and reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "issue price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class;
          (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this SECTION 12.16(A) is then required by the REMIC Provisions in order to maintain the status of REMIC II and REMIC I as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of applicable state or local tax law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the Owners of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of REMIC II and REMIC I for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Servicer or the Trustee and necessary to make such filing); (vi) maintain such records relating to each of REMIC II and REMIC I as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis; (vii) represent the Trust or a REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or a Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or a Trust REMIC, and otherwise act on behalf of the Trust or a Trust REMIC therein in relation to any tax matter involving the Trust or the Trust REMIC therein; (viii) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this SECTION 12.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Residual Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; and (ix) make available information necessary for the computation of any tax imposed (A) on transferors of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by or treated as held by a Disqualified Organization. The obligations of the Trustee or such other agent designated by the Tax Matters Person pursuant to this
          SECTION 12.16 shall survive the termination or discharge of this Agreement.

         The Depositor, the Trustee, Fairbanks, GreenPoint and Wilshire each covenant and agree that each shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of REMIC II or REMIC I or the imposition of tax on REMIC II or REMIC I or any other portions of the Trust (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). The Depositor and Trustee further each covenant and agree to cause the Servicers not to take or engage in any such action or omission described in the preceding sentence to the extent the Depositor and/or the Trustee are aware of any such proposed action or omission by any Servicer. Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or a Servicer which does not enable the Trustee to comply with any of CLAUSES (i) through (VI) of the second sentence of the first paragraph of this SECTION 12.16(A) or which results in any action contemplated by CLAUSES (I) through (III) of the next succeeding sentence. In this regard the Depositor, the Trustee, Fairbanks, GreenPoint and Wilshire each covenant and agree that each shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an REMIC Opinion addressed to the Trustee (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject REMIC II or REMIC I to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either REMIC II or REMIC I to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause) and
(iii) not permit the creation of any "interests," within the meaning of the REMIC Provisions, in REMIC II other than the REMIC Regular Interests and the Class R-1 Interest or in REMIC I other than the REMIC I Regular Interests or the Class R Certificate. None of Fairbanks Wilshire or the Depositor shall be responsible or liable for any failure by the Trustee to comply with the provisions of this SECTION 12.16. The Depositor, Fairbanks and Wilshire shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's or such Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this SECTION 12.16.

               (b) Each Trust REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

               (c) Except as otherwise permitted by SECTION 7.04, no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with ARTICLE X).

               (d) Neither the Depositor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

               (e) Notwithstanding the foregoing SECTIONS 12.16(C) and (D), the Trustee shall not engage in any of the transactions prohibited by such clauses, unless the Trustee shall have received a REMIC Opinion addressed to the Trustee (and in no event at the Trustee's expense) to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for a Trust REMIC; PROVIDED, HOWEVER, that such transaction is otherwise permitted under this Agreement.

               (f) Each of Fairbanks, Wilshire and the Tax Matters Person agree to indemnify the Trust for any tax imposed on the Trust or a Trust REMIC as a result of their negligence.

12.17 ADDITIONAL LIMITATION ON ACTION AND IMPOSITION OF TAX ON THE TRUST REMICS.
      --------------------------------------------------------------------------

         Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained a REMIC Opinion to the effect that such transaction does not result in a tax imposed on the Trust or a Trust REMIC or cause a termination of REMIC status for a Trust REMIC, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Closing Date or (iii) agree to any modification of this Agreement. Any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related Liquidated Loan in determining Net Liquidation Proceeds with respect to the Liquidated Loan (and until such taxes are paid, the relevant Servicer from time to time shall withdraw from the related Collection Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the related Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom;

PROVIDED that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from available funds as provided in SECTION 8.04(C) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from the related Collection Account in determining the amount of available funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by REMIC II or REMIC I (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of any tax, including interest, penalties or assessments, additional amounts or additions to tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of a Trust REMIC and use such income, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the REMIC I Distribution Account or the REMIC II Distribution Account, as the case may
be); PROVIDED that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain from future amounts otherwise distributable to the Owners of the Class R Certificates and shall distribute such retained amounts to the Owners of Offered Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates. None of Fairbanks, Wilshire or the Trustee shall be responsible for any taxes imposed on REMIC II or REMIC I except to the extent in either case that such tax is attributable to a breach of a representation or warranty of the relevant Servicer or the Trustee or an act or omission of the relevant Servicer or the Trustee in contravention of this Agreement. Notwithstanding anything in this Agreement to the contrary, in each such case, neither Fairbanks nor Wilshire shall be responsible for the Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of Fairbanks or Wilshire.

12.18    TAX MATTERS PERSON.
         -------------------

         The Holders of the Class R Certificates shall be the Tax Matters Person of REMIC II and REMIC I, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). The Trustee shall act as attorney-in-fact and agent for the Tax Matters Person of each of REMIC II and REMIC I, and each Holder of the Class R Certificate, by acceptance thereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Estate.

12.19    NOTICES.
         --------

         All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

                  Trustee:                    JPMorgan Chase Bank
                                              4 New York Plaza
                                              6th Floor
                                              New York, NY 10004
                                              Attention: Institutional Trust Services/Structured
                                              Finance Services, GSRPM 2003-1
                                              Fax: (212) 623-5930

                  Depositor:                  Goldman Sachs Mortgage Securities Corp.,
                                              One New York Plaza, 37th Floor
                                              New York, NY 10004
                                              Attention: Legal Department
                                              Tel: (212) 902-0940
                                              Fax: (212) 428-1812

                  Fairbanks:                  Fairbanks Capital Corp.
                                              3815 South West Temple
                                              P.O. Box 65250
                                              Salt Lake City, Utah 84115-4412
                                              Attention: General Counsel
                                              Tel: (801) 313-2173
                                              Fax: (801) 293-2555

                  Wilshire:                   Wilshire Credit Corporation
                                              14533 SW Millikan Way
                                              Suite 200
                                              Beaverton, Oregon 97005
                                              Attention:Jay Mammott
                                              Tel: (503) 952-7351
                                              Fax: (503) 952-7414

                  Standard & Poor's:          Standard & Poor's Ratings Group
                                              55 Water Street, 41st  Floor
                                              New York, New York  10041
                                              Attention:  Residential Mortgage Surveillance Group
                                              Tel:  (212) 438-2000
                                              Fax:  (212) 438-2664

                  Moody's                     Moody's Investor Service, Inc.
                                              99 Church Street
                                              New York, New York 10007
                                              Attention: The Mortgage Monitoring Department
                                              Tel: (212) 553-0300
                                              Fax: (212) 553-4773

                  Underwriter:                Goldman Sachs & Co.

                                      156

                                              One New York Plaza
                                              37th Floor
                                              New York, NY  10004
                                              Attention:  Legal Department
                                              Tel:  (212) 902-0940
                                              Fax:  (212) 428-1812

                  Certificate Insurer:        Ambac Assurance Corporation
                                              One State Street Plaza
                                              New York, New York 10004
                                              Attention: Consumer Asset-Backed Securities Group


Section 12.20 RIGHTS OF THE CERTIFICATE INSURER.
              ----------------------------------

               (a) The Certificate Insurer is an express third-party beneficiary of this Agreement.

               (b) The Trustee shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officers' Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

               (c) Unless a Certificate Insurer Default exists, the Trustee, each of the Servicers and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer.

               (d) So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Certificate Insurance Policy, if any, the Certificate Insurer shall have the right to exercise all rights of the Owners of the Class A Certificates under this Agreement without any consent of such Owners, and such Owners may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided herein.

               (e) Unless a Certificate Insurer Default exists and is continuing, the Trustee, the Depositor and the Servicers shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Certificateholders as otherwise set forth herein.

               (f) The Trustee hereby agrees to provide to the Certificate Insurer prompt written notice of any action, proceeding or investigation that names the Trust or the Trustee as a party or that could adversely affect the Trust, the Trust Estate or the rights or obligations of the Certificate Insurer hereunder or under the Policy or the Operative Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any the Sellers, the Servicers or the Depositor, or any Affiliate thereof.

               (g) Notwithstanding anything contained herein or in any of the other Operative Documents to the contrary (other than at any time during which a Certificate Insurer Default exists or is continuing), the Trustee shall not, without the Certificate Insurer's prior written consent or unless directed by the Certificate Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Estate or the rights or obligations of the Certificate Insurer hereunder or under the Certificate Insurance Policy or the Operative Documents.

               (h) The Certificate Insurer shall not be entitled to exercise any of its rights hereunder so long as a Certificate Insurer Default has occurred and is continuing.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        GS MORTGAGE SECURITIES CORP.,
                                             as Depositor




                                        By:
                                            -----------------------------
                                             Name:
                                             Title:

                                        FAIRBANKS CAPITAL CORP.,
                                             as a Servicer



                                        By:
                                            -----------------------------
                                             Name:
                                             Title:


                                        WILSHIRE CREDIT CORPORATION,
                                             as a Servicer and Master Servicer



                                        By:
                                            -----------------------------
                                             Name:
                                             Title:


                                        JPMORGAN CHASE BANK,
                                             as Trustee



                                        By:
                                            -----------------------------
                                             Name:
                                             Title:

                                   SCHEDULE I

                           SCHEDULE OF MORTGAGE LOANS

  [This Schedule is maintained by the Trustee at the Corporate Trust Office.]

                                                                     EXHIBIT A-1

                          [FORM OF OFFERED CERTIFICATE]

                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                              SERIES 2003-1, CLASS

[THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.] 1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.] 2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE

----------------------
1       Include in Class M-1 and Class B Certificates.

2       Include in Global Certificate.

                                      A1-1

BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ENTITY THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS THE PURCHASER IS AN INSURANCE COMPANY THAT IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN
SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60") AND THAT THE CONDITIONS OF SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED]



----------------
3       Include in Class M-1 and Class B Certificates.



                                      A1-2

                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                              SERIES 2003-1, CLASS

Pass-Through Rate:  Before Clean-Up Call Date: [LIBOR +]o %
                    After Clean-Up Call Date: [LIBOR +]o %

First Distribution Date:  February 25, 2003                   Cut-off Date:  January 1, 2003

Aggregate Initial Certificate Balance of the
Class Certificates: $. (4)                                    Rated Final Distribution Date:  January 2032
CUSIP:
                                                              Initial Certificate Balance of this Certificate:  $.

No.: .

                  This certifies that _________ is the registered owner of a beneficial ownership interest in a Trust, including the distributions to be made with respect to the Class o Certificates. The Trust consists primarily of Mortgage Loans secured by certain residential second liens and certain other property held in trust by the Trustee. The Trust was created, and the Mortgage Loans are to be serviced or master serviced pursuant to the Trust and Servicing Agreement, dated as of January 1, 2003 (the "TRUST AND SERVICING AGREEMENT"), among GS Mortgage Securities Corp., as Depositor, Fairbanks Capital Corp., as a Servicer, Wilshire Credit Corporation, as a Servicer and as Master Servicer and JPMorgan Chase Bank, as Trustee. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the [Class A, Class M-1, Class B-1, Class B-2, Class B-3, Class X, Class P and Class R]5 Certificates (together with the Class o Certificates, the "CERTIFICATES"; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as "CERTIFICATEHOLDERS").

                  This Certificate is issued pursuant to, and in accordance with, the terms of the Trust and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

                  Pursuant to the terms of the Trust and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final


----------------
4       Insert appropriate amount, as set forth in Section 2.10(b).

5       Omit Class of which Certificate is a part.


                                      A1-3
distribution on any Certificate), on the 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing February 25, 2003 (each such date, a "DISTRIBUTION DATE"), to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class o Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

                  All distributions (other than the final distribution on any Certificate) will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Trust and Servicing Agreement.

                  [As provided in the Trust and Servicing Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of Class M-1, Class B-1, Class B-2 and Class X Certificates before such losses will be borne by the Holders of the others classes of Certificates.]6

                  [This Certificate may not be purchased by or pledged, sold or otherwise transferred to any person that is or becomes an employee benefit plan or other plan or entity that is subject to ERISA, or to Section 4975 of the Code, or any person acting on behalf of any such plan or using the assets of such plan to acquire this Certificate, unless such purchaser is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60 and that the conditions of Sections I and III of PTCE 95-60 have been satisfied.] 7

                  This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.


----------------
6       Insert for Class M-1, Class B-1, Class B-2 and Class B-3 Certificates.

7       Insert for Class M-1, Class B-1, Class B-2 and Class B-3 Certificates.


                                      A1-4

                  As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

                  Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Servicers, the Certificate Registrar, and any agent of the Trustee, the Servicers or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Servicers, the Certificate Registrar, nor any agent of the Trustee, the Servicers or the Certificate Registrar shall be affected by any notice to the contrary.

                  The Trust and Servicing Agreement may be amended from time to time by the Depositor, the affected Servicer and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

                  The Trust and Servicing Agreement provides that the respective obligations and responsibilities of Fairbanks, Wilshire, the Depositor, the Paying Agent and the Trustee created thereby with respect to the Certificates (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the final Distribution Date and other than the indemnification obligations of the parties hereto) shall terminate upon the last action required to be taken by the Paying Agent on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement upon the later of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, and (c) at any time when a Qualified Liquidation of the Mortgage Loans included within the Trust is effected.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

                  The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Trust and Servicing Agreement.




                                      A1-5

                  IN WITNESS WHEREOF, the Trustee has caused this instrument to be duly executed.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer

                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class Certificates referred to in the Trust and Servicing Agreement.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer



                                      A1-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("ASSIGNOR(S)") hereby sell(s), assign(s) and transfer(s) unto _______________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("ASSIGNEE(S)") the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificates to the above-named Assignee(s) and to deliver such Certificate to the following address:

___________________________

___________________________

___________________________

Date: __________________

                                       Signature by or on behalf of
                                       Assignor(s):

                                       _________________________

                                       Taxpayer Identification Number: _________




                                      A1-7

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:
________________________________________________________________________.

                  Distributions, if being made by wire transfer in immediately available funds, to ______________________ for the account of __________________
account number ____________________.

                  This information is provided by _________________________ the Assignee(s) named above, or ______________________________ as its (their) agent.


                                        By: ______________________________
                                        [Please print or type name(s)]

                                        Title:_____________________________

                                        Taxpayer Identification Number:_________




                                      A1-8

                                                                     EXHIBIT A-2

                          [FORM OF CLASS X CERTIFICATE]

                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                       SERIES 2003-1, CLASS X CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY UNDERLYING MORTGAGE LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW. ACCORDINGLY, THE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS THE PURCHASER HAS PROVIDED THE OPINION LETTER SPECIFIED IN SECTION 5.02(B) OF THE TRUST AND SERVICING AGREEMENT.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE


                                      A2-1

INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.




                                      A2-2

                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2003-1, CLASS X

Pass-Through Rate: As determined in accordance with the Trust and Servicing Agreement

First Distribution Date:  February 25, 2003 Cut-off Date:  January 1, 2003

Aggregate Initial Certificate Balance of        Rated Final Distribution Date:
the Class X Certificate:  As determined         January 2032
in accordance with the Trust and Servicing
Agreement.
                                                Initial Certificate Balance of
                                                this Certificate: As determined
                                                in accordance with the Trust and
No.:  X-o         _________                     Servicing Agreement

                  This certifies that ___________________. is the registered owner of a beneficial ownership interest in a Trust, including the distributions to be made with respect to the Class X Certificates. The Trust consists primarily of Mortgage Loans secured by residential second liens and certain other property held in trust by the Trustee. The Trust was created, and the Mortgage Loans are to be serviced or master serviced pursuant to the Trust and Servicing Agreement, dated as of January 1, 2003 (the "TRUST AND SERVICING AGREEMENT"), among GS Mortgage Securities Corp., as Depositor, Fairbanks Capital Corp., as a Servicer, Wilshire Credit Corporation, as a Servicer and as Master Servicer and JPMorgan Chase Bank, as Trustee. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class M-1, Class B-1, Class B-2, Class B-3, Class P and Class R Certificates (together with the Class X Certificate, the "Certificates"; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as "CERTIFICATEHOLDERS").

                  This Certificate is issued pursuant to, and in accordance with, the terms of the Trust and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

                  Pursuant to the terms of the Trust and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing February 25, 2003 (each such date, a "DISTRIBUTION DATE"), to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the Business Day immediately preceding the related Distribution Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this


                                      A2-3

Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class X Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.

                  All distributions (other than the final distribution on any Certificate) will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Trust and Servicing Agreement.

                  As provided in the Trust and Servicing Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of Class M-1, Class B-1, Class B-2, Class B-3 and Class X Certificates before such losses will be borne by the Holders of the others classes of Certificates.

                  This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

                  Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Servicers, the Certificate Registrar, and any agent of the Trustee, the Servicers or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Servicers, the Certificate Registrar, nor any agent of the Trustee, the Servicers or the Certificate Registrar shall be affected by any notice to the contrary.

                  No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the



                                      A2-4

Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Trust and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel addressed to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to ERISA or Section 4975 of the Code or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee or has provided the opinion letter required by Section 5.02(b) of the Trust and Servicing Agreement.

                  The Trust and Servicing Agreement may be amended from time to time by the Depositor, the affected Servicer and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

                  The Trust and Servicing Agreement provides that the respective obligations and responsibilities of Fairbanks, Wilshire, the Depositor, the Paying Agent and the Trustee created thereby with respect to the Certificates (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the final Distribution Date and other than the indemnification obligations of the parties hereto) shall terminate upon the last action required to be taken by the Paying Agent on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement upon the later of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, and (c) at any time when a Qualified Liquidation of the Mortgage Loans included within the Trust is effected.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

                  The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Trust and Servicing Agreement.





                                      A2-5

                  IN WITNESS WHEREOF, the Trustee has caused this instrument to be duly executed.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer

                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class X Certificates referred to in the Trust and Servicing Agreement.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer




                                      A2-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("ASSIGNOR(S)") hereby sell(s), assign(s) and transfer(s) unto _______________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("ASSIGNEE(S)") the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificates to the above-named Assignee(s) and to deliver such Certificate to the following address:

___________________________

___________________________

___________________________

Date: __________________

                                       Signature by or on behalf of
                                       Assignor(s):

                                       _________________________

                                       Taxpayer Identification Number: _________





                                      A2-7

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:
________________________________________________________________________.

                  Distributions, if being made by wire transfer in immediately available funds, to ______________________ for the account of __________________
account number ____________________.

                  This information is provided by _________________________ the Assignee(s) named above, or ______________________________ as its (their) agent.


                                        By: ______________________________
                                        [Please print or type name(s)]

                                        Title:_____________________________

                                        Taxpayer Identification Number:_________






                                      A2-8

                                                                     EXHIBIT A-3

                          [FORM OF CLASS P CERTIFICATE]

                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                       SERIES 2003-1, CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY UNDERLYING MORTGAGE LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.





                                      A3-1

                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2003-1, CLASS P


First Distribution Date:  February 25, 2003 Cut-off Date:  January 1, 2003

Aggregate Initial Certificate Balance of the
Class P Certificates:$100.00

Initial Certificate Balance of this Certificate:  $100.00

CUSIP:

                  This certifies that ___________________. is the registered owner of a beneficial ownership interest in a Trust, including the distributions to be made with respect to the Class P Certificates. The Trust consists primarily of Mortgage Loans secured by residential second liens and certain other property held in trust by the Trustee. The Trust was created, and the Mortgage Loans are to be serviced, pursuant to (i) the Trust and Servicing Agreement, dated as of January 1, 2003 (the "TRUST AND SERVICING AGREEMENT"), among GS Mortgage Securities Corp., as Depositor, Fairbanks Capital Corp., as a Servicer, Wilshire Credit Corporation, as a Servicer and Master Servicer and JPMorgan Chase Bank, as Trustee and (ii) the Servicing Agreement, dated as of January 1, 2003, by and among the Depositor, the Master Servicer, the Trustee and GreenPoint Financial Corporation, as Servicer. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class M-1, Class B-1, Class B- 2, Class B-3, Class X and Class R Certificates (together with the Class P Certificate, the "CERTIFICATES"; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as "CERTIFICATEHOLDERS").

                  This Certificate is issued pursuant to, and in accordance with, the terms of the Trust and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

                  Pursuant to the terms of the Trust and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing February 25, 2003 (each such date, a "DISTRIBUTION DATE"), to the Person in whose name this Certificate is registered as of the related Record Date, which will be the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the distributions, if any, allocable to the Class P Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.



                                      A3-2

                  This Certificate does not have a Pass-Through Rate and will not be entitled to distributions in respect of interest.

                  All distributions (other than the final distribution on any Certificate) will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Trust and Servicing Agreement.

                  This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

                  Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Servicers, the Certificate Registrar, and any agent of the Trustee, the Servicers or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Servicers, the Certificate Registrar, nor any agent of the Trustee, the Servicers or the Certificate Registrar shall be affected by any notice to the contrary.

                  No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Trust and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel addressed to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.



                                      A3-3

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to ERISA or Section 4975 of the Code or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

                  The Trust and Servicing Agreement may be amended from time to time by the Depositor, the affected Servicer and the Trustee, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.

                  The Trust and Servicing Agreement provides that the respective obligations and responsibilities of Fairbanks, Wilshire, the Depositor, the Paying Agent and the Trustee created thereby with respect to the Certificates (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the final Distribution Date and other than the indemnification obligations of the parties hereto) shall terminate upon the last action required to be taken by the Paying Agent on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement upon the later of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, and (c) at any time when a Qualified Liquidation of the Mortgage Loans included within the Trust is effected.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

                  The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Trust and Servicing Agreement.





                                      A3-4

                  IN WITNESS WHEREOF, the Trustee has caused this instrument to be duly executed.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer

                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class P Certificates referred to in the Trust and Servicing Agreement.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer




                                      A3-5

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("ASSIGNOR(S)") hereby sell(s), assign(s) and transfer(s) unto _______________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("ASSIGNEE(S)") the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificates to the above-named Assignee(s) and to deliver such Certificate to the following address:

___________________________

___________________________

___________________________

Date: __________________

                                       Signature by or on behalf of
                                       Assignor(s):

                                       _________________________

                                       Taxpayer Identification Number: _________





                                      A3-6

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:
________________________________________________________________________.

                  Distributions, if being made by wire transfer in immediately available funds, to ______________________ for the account of __________________
account number ____________________.

                  This information is provided by _________________________ the Assignee(s) named above, or ______________________________ as its (their) agent.


                                        By: ______________________________
                                        [Please print or type name(s)]

                                        Title:_____________________________

                                        Taxpayer Identification Number:_________






                                      A3-7

                                                                     EXHIBIT A-4
                         [FORM OF RESIDUAL CERTIFICATE]


                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                       SERIES 2003-1, CLASS RO CERTIFICATE


THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICERS, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.04 OF THE TRUST AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(E)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE (AS DEFINED IN THE TRUST



                                      A4-1

AND SERVICING AGREEMENT REFERRED TO HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-L(C), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC IN WHICH THIS CERTIFICATE CONSTITUTES THE RESIDUAL INTEREST AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE TRUST AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PERSON" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.




                                      A4-2

                    GSRPM MORTGAGE PASS-THROUGH CERTIFICATES,
                       SERIES 2003-1, CLASS Ro CERTIFICATE


Percentage Interest:  100%

CUSIP:

No.:o -1

                  This certifies that ________________. is the registered owner of the "residual interest" (as defined in Section 860G(a)(1) of the Code) in REMIC [II] [I] designated pursuant to the Trust and Servicing Agreement (as defined below), including the distributions to be made with respect to the Class R Certificates. The Trust was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class M-1, Class B-1, Class B-2, Class B-3, Class X and Class P Certificates (the "CERTIFICATES"; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as "CERTIFICATEHOLDERS").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement dated as of January 1, 2003 (the "TRUST AND SERVICING AGREEMENT"), among GS Mortgage Securities Corp., as Depositor, Fairbanks Capital Corp., as a Servicer, Wilshire Credit Corporation, as a Servicer and Master Servicer and JPMorgan Chase Bank, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Trust and Servicing Agreement.

                  The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Trust and Servicing Agreement.

                  Pursuant to the terms of the Trust and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on February 25, 2003 (each such date, a "DISTRIBUTION DATE"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to the amount then distributable, if any, allocable to the Class o Certificate for such Distribution Date, all as more fully described in the Trust and Servicing Agreement.



                                      A4-3

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Trust and Servicing Agreement.

                  This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

                  Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Servicers, the Certificate Registrar, and any agent of the Trustee, the Servicers or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and neither the Trustee, the Servicers, the Certificate Registrar, nor any agent of the Trustee, the Servicers or the Certificate Registrar shall be affected by any notice to the contrary.


                  No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Trust and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel addressed to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to ERISA or Section 4975 of the Code or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

                  The Trust and Servicing Agreement may be amended from time to time by the Depositor, the affected Servicer and the Trustee, without the consent of any of the



                                      A4-4

Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement.


                  The Trust and Servicing Agreement provides that the respective obligations and responsibilities of Fairbanks, Wilshire, the Depositor, the Paying Agent and the Trustee created thereby with respect to the Certificates (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the final Distribution Date and other than the indemnification obligations of the parties hereto) shall terminate upon the last action required to be taken by the Paying Agent on the final Distribution Date pursuant to Article X of the Trust and Servicing Agreement upon the later of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, and (c) at any time when a Qualified Liquidation of the Mortgage Loans included within the Trust is effected.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

                  The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Trust and Servicing Agreement.




                                      A4-5

                  IN WITNESS WHEREOF, the Trustee has caused this instrument to be duly executed.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer

                          Certificate of Authentication
                          -----------------------------

                  This is one of the Class Certificates referred to in the Trust and Servicing Agreement.

Dated:  ______________


                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:      ___________________________
                                                     Authorized Officer




                                      A4-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("ASSIGNOR(S)") hereby sell(s), assign(s) and transfer(s) unto _______________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("ASSIGNEE(S)") the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificates to the above-named Assignee(s) and to deliver such Certificate to the following address:

___________________________

___________________________

___________________________

Date: __________________

                                       Signature by or on behalf of
                                       Assignor(s):

                                       _________________________

                                       Taxpayer Identification Number: _________





                                      A4-7

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:
________________________________________________________________________.

                  Distributions, if being made by wire transfer in immediately available funds, to ______________________ for the account of __________________
account number ____________________.

                  This information is provided by _________________________ the Assignee(s) named above, or ______________________________ as its (their) agent.


                                        By: ______________________________
                                        [Please print or type name(s)]

                                        Title:_____________________________

                                        Taxpayer Identification Number:_________



                                      A4-8

                                    Exhibit B

                          CERTIFICATE INSURANCE POLICY

    [This Policy is maintained by the Trustee at the Corporate Trust Office.]

                                    EXHIBIT C

                          FAIRBANKS SERVICING STANDARDS

These are the Servicing Standards referenced in the Agreement. These Servicing Standards apply to all Fairbanks Mortgage Loans, and REO Properties. The Servicing Standards will be measured at any time of measurement with respect to Fairbanks Mortgage Loans. Failure to achieve the standards and cure any Exceedance (as described herein) can result in financial penalties for Fairbanks and possibly trigger termination of Fairbanks as Servicer as set forth below.

There are two different levels of Servicing Standards that will be used to determine Service Level Penalties. Level 1 Standards are the critical Servicing Standards that will be used (i) to determine financial penalties and (ii) to determine potential termination events of Fairbanks. The Level 2 Standards are incremental operating standards that will be used solely to determine financial penalties. Financial penalties and termination events for failure to meet Level 1 Standards are intended to be included in the Agreement.

There are two different types of Servicing Standards (Base and Termination) which are used to define financial penalties and termination events. The number of Exceedances for Servicer Penalty purposes will be determined by the number of times the Fairbanks' performance does not meet the Base Standard specified for such performance area in Table 2. Service Level Penalties will be paid as described below. For purposes of calculating the Service Level Penalties, [Financial Penalties] will be calculated based on Table 1. The levels set forth in the ["Termination Standards"] column in Table 2 are the measures used to determine whether an event of termination has occurred pursuant to the Trust and Servicing Agreement.

SERVICE LEVEL PENALTIES: If during any month during the term of the Agreement the Servicer performs servicing below acceptable tolerance levels, as more particularly set forth herein, the Trust shall, unless the Servicer cures the Exceedance as described below, be entitled to a Service Level Penalty in an amount calculated as set forth on Table 1, with respect to the related Performance Standard. The Servicer shall notify the Trust of the below acceptable level occurrence and corresponding Exceedance, and the Servicer shall attempt to cure the deficiency during the applicable cure period. The Servicer shall have a period of sixty (60) days in which to cure such occurrence by bringing the related Performance Standard to within agreed to service levels in the second full month following the month in which such Exceedance occurs. For example, if in the month of March there is a Level 1 Exceedance for Right Party Contacts, and the same Exceedance for Right Party Contacts occurs in both April and May, then in May, the Service Level Penalty will be imposed and payable by the Servicer for all three monthly periods. If, however, in May the Servicer brings the Right Party Contacts within acceptable tolerance levels, there will be no Service Level Penalty imposed with respect to the March and April Exceedance. If a Service Level Penalty is due and owing in any month, it shall be invoiced by the Trust to the Servicer and paid by the Servicer within fifteen
(15) days of receipt of the invoice.

TERMINATION: The Servicer may be terminated pursuant to Section 8.17(c) of the Agreement if the Servicer fails to meet the Performance Standards and Exceedances occur and continue as follows: (x) the occurrence of any five (5) Level 1 Termination Standard Exceedances for three (3) consecutive months, or
(y) the occurrence of any three (3) Level 1 Termination Standard Exceedances for six (6) consecutive months, or (z) the occurrence of the same one (1) Level 1 Termination Standard Exceedance for nine (9) consecutive months. For purposes of this Exhibit C, the Servicer will be deemed to meet a Performance Standard if it is performing up to the Termination Standards Level for such Performance Standard, all as more particularly set forth herein.

During the term of the Trust and Servicing Agreement, Fairbanks performance is measured against the Base Standard Levels. In this period, failure to achieve the Base Standards will create Exceedances. If Fairbanks is unable to cure any Exceedance within a 60-day cure period, the following financial penalties will be established as an unsecured obligation of Fairbanks to the Trust, varying based upon the number of Exceedances that have occurred with respect to the Base
Standards:


                                     TABLE 1

                             SERVICE LEVEL PENALTIES

                 NUMBER OF EXCEEDANCES                                 FINANCIAL PENALTY ACCRUING
                   REMAINING UNCURED                                   MONTHLY UNTIL CURED (%UPB)
                   -----------------                                   --------------------------
LEVEL 1
-------
                          1-2                                                     0.0200%
                          3-4                                                     0.0500%
                          5+                                                      0.1500%

LEVEL 2
-------
                          1-2                                                     0.0100%
                          3-4                                                     0.0200%
                          4-5                                                     0.0400%

                                     TABLE 2

                            STATED PRINCIPAL BALANCE

                          SERVICING STANDARD GUIDELINES


                                                                   BASE          TERMINATION
                         LEVEL 1 STANDARDS                       STANDARD          STANDARD
                         -----------------                       --------          --------
   1.     Right   party   contacts   (First   15  days  of
          delinquency)

          Fairbanks will achieve an average daily Right             30%             22.5%
          Party Contact Rate for the month against all
          accounts in their first 15 days of delinquency

   2. Right party contacts (After the 15th day of delinquency but not in foreclosure)

          Fairbanks will achieve an average daily                   25%             18.75%
          Right Party Contact Rate for the month against
          all accounts past the first 15 days of
          delinquency but prior to foreclosure

    3     Promise to Pay

          Fairbanks  will achieve an average daily Promise          30%             22.5%
          to Pay on a minimum  percentage of all loans 1 -
          89 days delinquent

    4 Roll Rate (1 to 29 days of delinquency - MBA method)

          Fairbanks  shall  achieve a rolling  three month
          average  percentage  of  loans,  based on Stated
          Principal  Balance,  that  remain  in  the  same          70%             52.5%
          bucket  or  improve  their  delinquency   status
          (including  loans that  payoff or are  otherwise
          liquidated)  from previous  month-end to current
          month-end

    5     Roll Rate (30 to 59 days of  delinquency - [MBA]          60%              45%
          method)


                           C-1

          Fairbanks shall achieve a rolling three month
          average percentage of loans, based on Stated
          Principal Balance, that remain in the same
          bucket  or  improve  their  delinquency   status
          (including  loans that  payoff or are  otherwise
          liquidated)  from previous  month-end to current
          month-end

    6     Roll Rate (60 to 89 days of delinquency                   40%              30%
          MBA method)

          Fairbanks shall achieve a rolling three month average percentage of loans, based on Stated
          Principal Balance, that remain in the same bucket or improve their delinquency status
          (including loans that payoff or are otherwise liquidated) from previous month-end to current month-end

    7     Abandonment Rate

          Fairbanks  will  operate  its  customer  service          10%             13.3%
          area  to   achieve   no  more   than  a  maximum
          abandonment rate on customer calls

    8     REO sales

          Fairbanks will sell a minimum  percentage of the
          REO Sellable  Portfolio  on a monthly  basis and          15%             11.25%
          will   obtain  a  Total  Sales  Price  to  Total
          Reconciled   Market   Value  of  at  least   95%
          measured on a rolling three month average

    9     Fairbanks will obtain a minimum Pre-
          Foreclosure  Resolution  Rate on a rolling three          60%              45%
          month average



                           C-2

   10     Fairbanks   will  meet  a  minimum   Foreclosure
          Timeline  percentage  on a rolling  three  month         100%        120%*
          average basis



-------
* On pre-Fairbanks initiated foreclosure actions, the Termination Standard is 130%.

                                                                   BASE
                         LEVEL 2 STANDARDS                       STANDARD
                         -----------------                       --------
1.        Skip tracing                                             100%

          No later than the 30th day of delinquency, if no mortgagor contact has been made, or as early as there is an indication of inability to contact the mortgagor with the provided information, if sooner. Fairbanks will implement all skip tracing methods (i.e., establishing a phone number contact)

2.        Written  correspondence                                  100%

          Fairbanks will mail a late notice to all borrowers once they are 5 days past their due date, except for the loans that are screened out for such written correspondence for reasons including, but not limited to, bankruptcies and [Early Indicator Scoring (EIS)]

3         [Demand letter] (Written correspondence)                  95%

          Fairbanks will send a demand letter no later than the 60th day of delinquency

5         Average Call Pick-up Time                                100%

          Fairbanks will operate its [Customer Service
          Area] such that the average call pick-up time for incoming calls is less than or equal to 150 seconds

DEFINITIONS FOR LEVEL 1& 2 SERVICING STANDARDS
----------------------------------------------

ABANDONMENT RATE The percentage of total incoming calls to the customer service area which are not directed to the automated telephony response system in which the customer terminates the call prior to connection with a customer service representative.

ATTEMPT shall include, at a minimum, an actual dialing of an outbound call to the borrower's telephone number.

AVERAGE CALL PICK-UP TIME The average number of seconds that a customer, other than those that select the automated telephony response system, are on hold prior to speaking to a customer service representative.

COLLECTION CALLS - FIRST 15 DAYS OF DELINQUENCY These calls are made for all mortgage loans that are past due and have broken a Promise to Pay between the first and 15th day of delinquency, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, interim payments in the first 30 days after transfer, loans for which borrowers have requested in writing that Fairbanks not contact them and early indicator scoring exclusions. On initial contact for a second lien account, Fairbanks shall obtain senior lien information for the mortgagor. The expectation is that Fairbanks will make an Attempt every other business day.

COLLECTION CALLS - AFTER THE 15TH DAY OF DELINQUENCY BUT NOT YET IN FORECLOSURE. These calls are made for all Mortgage Loans that are delinquent and have broken a Promise to Pay after the 15th day of delinquency, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, loans in foreclosure, loans for which borrowers have requested in writing that Fairbanks not contact them and early indicator scoring exclusions. As applicable, the expectation is that Fairbanks will make two Attempts each business day.

FORECLOSURE TIMELINES For Mortgage Loans in foreclosure, Fairbanks will, subject to clause (ii) below, meet or improve upon the foreclosure timelines. Fairbanks will use the most recently published Freddie Mac foreclosure timelines as may be amended from time to time. Fairbanks will not be penalized with a reduction in fees for unavoidable delays such as bankruptcy, missing documents, workouts authorized by the residual holder, contested actions, service of process delays, sheriff sale scheduling delays, court delays in entering judgment or scheduling hearings, and other circumstances agreed to by the residual holder, provided that Fairbanks (i) has documented its system accordingly and (ii) upon request by the residual holder, provide a report of such conditions, such report detailing corrective actions taken, the date of such actions and the expected resolution date, and demonstrating diligent time management to resolve such issues.

FORECLOSURE TIMELINE PERCENTAGE For all Mortgage Loans with a completed foreclosure sale during the preceding month, the average across all such loans of the ratio of the number of days to foreclosure from the date of the foreclosure initiation divided by the applicable [Freddie Mac] standard in the relevant state.

PRE-FORECLOSURE RESOLUTION shall mean any of the following:

- Reinstatement - means any defaulted mortgage loan for which the borrower brings the Mortgage Loan back to a status no more than 60 days delinquent through a lump sum payment or otherwise consistent with the terms of the Trust and Servicing Agreement.

- Full payoff - means any defaulted mortgage loan which is paid in full as defined in the Trust and Servicing Agreement.

- Cash for keys - means a defaulted mortgage loan for which the mortgagor surrenders the property in exchange for a cash sum to enable foreclosure on a property with imperfect title.

- Shortfall payoff - means a defaulted mortgage loan for which a final payment in an amount less than the indebtedness owed under the applicable mortgage note is made consistent with the terms of the related Trust and Servicing Agreement and such payment is received by Fairbanks in full satisfaction of such indebtedness.

- Deed-in-Lieu of Foreclosure - means a defaulted mortgage loan for which title to the mortgaged property is taken by Fairbanks through deed in lieu of foreclosure and the resulting REO Property is to be liquidated consistent with the terms of the Trust and Servicing Agreement.

- Modification/Deferral (subject to REMIC restrictions) - means a defaulted mortgage loan which is modified in a manner consistent with the Trust and Servicing Agreement and for which the borrower has made three consecutive payments consistent with the terms of such mortgage loan as so modified.

- Forbearance Plan - means a defaulted mortgage loan for which a borrower has made three consecutive payments in accordance with a forbearance plan entered into by the borrower.

- Take-out at Foreclosure Sale - means the mortgaged property related to a defaulted mortgage loan that is purchased at a foreclosure sale by a party other than Fairbanks in a manner consistent with the Trust and Servicing Agreement.

PRE-FORECLOSURE RESOLUTION RATE is calculated as the percentage of the loans (by number) that are at least 90 days past due at the beginning of a month on which a Pre-Foreclosure Resolution is achieved during the month divided by the sum of such resolved loans and the number of loans that go to REO during the month.

PROMISE TO PAY is an agreement with the [Obligor] to make at least one full payment within thirty days.

RECONCILED MARKET VALUE ("RMV") is the targeted sales price of a REO property. RMV is established following an analysis by Fairbanks' in-house appraisers of competing marketing plans and other market conditions. This analysis will include a review of the interior [Broker Price Opinions] (BPOs) received from the listing agent and an outside third party real-estate agent. This set value never changes throughout the servicing of the REO asset and will be reflected in all reporting.

REO SELLABLE PORTFOLIO is the entire REO portfolio less any REO in eviction, redemption under contract or other situations in which Fairbanks cannot pass marketable title.

RIGHT PARTY CONTACT RATE means a person-to-person contact with an obligor (a signer of the Mortgage Note), or, where applicable, the obligor's legal guardian or attorney-in-fact with respect to the loan, or other third party as appointed by the mortgagor.

ROLL RATE is calculated as a three month rolling average percentage of loans, based on Stated Principal Balance, that remain in the same bucket or improve their delinquency status (including loans that payoff or are otherwise liquidated) from previous month-end to current month-end.

TOTAL RECONCILED MARKET VALUE is the sum of all the RMVs on all the REO closings in the month.

TOTAL SALES PRICE is the sum of the sales price of all REO closings in the month, less any Sellers' closing concessions in which the sales price was inflated to reflect the concession amount.

                                    Exhibit D

                          WILSHIRE SERVICING STANDARDS




                                     TABLE 1

             LEVEL 1 STANDARDS                                    STANDARD         TERMINATION STANDARD
             -----------------                                    --------         --------------------
1            Right  party  contacts  (First 15 days of
             delinquency)

             Wilshire  will  achieve an average  daily               30%                  22.5%
             Right Party Contact Rate for the month
             against all accounts in their first 15 days
             of delinquency

2 Right party contacts (After the 15th day of delinquency but not in foreclosure)

             Wilshire  will  achieve an average  daily               25%                  18.75%
             Right Party Contact Rate for the month
             against all accounts past the first 15 days
             of delinquency but prior to foreclosure

3            Promise to Pay

             Wilshire  will  achieve an average  daily               30%                  22.5%
             Promise  to Pay on a  minimum  percentage
             of all loans 1-89 days delinquent

4            Roll Rate (1 to 29 days of  delinquency--
             MBA method)



                           D-1

             LEVEL 1 STANDARDS                                    STANDARD         TERMINATION STANDARD
             -----------------                                    --------         --------------------

             Wilshire  shall  achieve a rolling  three               70%                  52.5%
             month average  percentage of loans, based
             on Stated Principal Balance,  that remain
             in  the  same  bucket  or  improve  their
             delinquency  status (including loans that
             payoff or are otherwise  liquidated) from
             previous month-end to current month-end

5            Roll  Rate (30 to 59 days of  delinquency               60%                   45%
            -- MBA method)

             Wilshire shall achieve a rolling three month average percentage of loans, based on Stated
             Principal Balance, that remain in the same bucket or improve their delinquency status
             (including loans payoff or are otherwise liquidated) from previous month-end to current month-end 6

6            Roll  Rate (60 to 89 days of  delinquency
            -- MBA method)

             Wilshire  shall  achieve a rolling  three               40%                   30%
             month average  percentage of loans, based
             on Stated Principal Balance,  that remain
             in  the  same  bucket  or  improve  their
             delinquency  status (including loans that
             payoff or are otherwise  liquidated) from
             previous month-end to current month-end

7            Abandonment Rate

             Wilshire   will   operate  its   customer               10%                  13.3%
             service  area to  achieve  no more than a
             maximum   abandonment  rate  on  customer
             calls



                           D-2

             LEVEL 1 STANDARDS                                    STANDARD         TERMINATION STANDARD
             -----------------                                    --------         --------------------

8            REO sales

             Wilshire  will sell a minimum  percentage               15%                  11.25%
             of  the  REO  Sellable   Portfolio  on  a
             monthly  basis  and  will  obtain a Total
             Sales  Price to Total  Reconciled  Market
             Value  of  at  least  95%  measured  on a
             rolling three month average

9            Wilshire    will    obtain   a    minimum               60%                   45%
             Pre-Foreclosure   Resolution  Rate  on  a
             rolling three month average 10

10           Wilshire will meet a minimum  Foreclosure              100%                  120%*
             Timeline  Percentage  on a rolling  three
             month average basis

*On pre-servicer initiated foreclosure actions, termination standard is 130%.



                                            TABLE 2

             LEVEL 2 STANDARDS                                      TERMINATION STANDARD
             -----------------                                      --------------------
1.           Skip tracing                                                   100%

             No later than the 30th day of delinquency, if no mortgagor contact has been made, or as early as there is an indication of inability to contact the mortgagor with the provided information, if sooner. Wilshire will implement all skip tracing methods (i.e., establishing a phone number contact)

2.           Early late notices (written correspondence)                    100%



                           D-3

             LEVEL 2 STANDARDS                                      TERMINATION STANDARD
             -----------------                                      --------------------

             Wilshire will mail a late notice to all
             borrowers once they are 5 days past their due date, except for the loans that are screened out for such written correspondence for reasons including, but not limited to, bankruptcies and Early Indicator Scoring
             (EIS)

3.           Demand letter (written correspondence)                         95%

             Wilshire will send a demand letter no later than the 60th day of delinquency

4. Customer service turnaround times (Both must be met to pass this test)

             Wilshire shall achieve minimum turnaround
             times on the following written requests:                     10 days

             -      99% of Customer generated research
                    requests are resolved within specified
                    business days (Monday-Friday) from                    30 days
                    receipt of the request

             -      Consumer affairs - resolved within
                    specified calendar days

5.           Average Call Pick-up Time                                      100%

             Wilshire will operate its Customer Service
             Area such that the average call pick-up time for incoming calls is less than or equal to 150 seconds

These Performance Standards may be measured at any time and apply to all Wilshire Mortgage Loans and REO Properties in the aggregate. Repeated violations of the Termination Standards set forth above (each failure to meet the Termination Standards set forth herein on any date of determination, an "EXCEEDANCE") can trigger termination of Wilshire's rights hereunder in accordance with Section 8.17(c). The "Standard" levels set forth in Table 1 above are guidelines for appropriate servicing levels, violations of which will not trigger termination.

DEFINITIONS FOR PERFORMANCE STANDARDS

ABANDONMENT RATE The percentage of total incoming calls to the customer service area which are not directed to the automated telephony response system in which the customer terminates the call prior to connection with a customer service representative.

ATTEMPT shall include, at a minimum, an actual dialing of an outbound call to the borrower's telephone number.

AVERAGE CALL PICK-UP TIME The average number of seconds that a customer, other than those that select the automated telephony response system, are on hold prior to speaking to a customer service representative.

COLLECTION CALLS - FIRST 15 DAYS OF DELINQUENCY These calls are made for all mortgage loans that are past due and have broken a Promise to Pay between the first and 15th day of delinquency, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, interim payments in the first 30 days after transfer, loans for which borrowers have requested in writing that Wilshire not contact them and early indicator scoring exclusions. On initial contact for a second lien account, Wilshire shall obtain senior lien information for the mortgagor. The expectation is that Wilshire will make an Attempt every other business day.

COLLECTION CALLS - AFTER THE 15TH DAY OF DELINQUENCY BUT NOT YET IN FORECLOSURE These calls are made for all Mortgage Loans that are delinquent and have broken a Promise to Pay after the 15th day of delinquency, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, loans in foreclosure, loans for which borrowers have requested in writing that Wilshire not contact them and early indicator scoring exclusions. As applicable, the expectation is that Wilshire will make two Attempts each business day.

FORECLOSURE TIMELINES For Mortgage Loans in foreclosure, Wilshire will, subject to clause (ii) below, meet or improve upon the foreclosure timelines. Wilshire will use the most recently published Freddie Mac foreclosure timelines as may be amended from time to time. Wilshire will not be penalized with a reduction in fees for unavoidable delays such as bankruptcy, missing documents, workouts authorized by the residual holder, contested actions, service of process delays, sheriff sale scheduling delays, court delays in entering judgment or scheduling hearings, and other circumstances agreed to by the residual holder, provided that Wilshire (i) has documented its system accordingly and (ii) upon request by the residual holder, provide a report of such conditions, such report detailing corrective actions taken, the date of such actions and the expected resolution date, and demonstrating diligent time management to resolve such issues.

FORECLOSURE TIMELINE PERCENTAGE For all Mortgage Loans with a completed foreclosure sale during the preceding month, the average across all such loans of the ratio of the number of days to foreclosure from the date of the foreclosure initiation divided by the applicable Freddie Mac standard in the relevant state.

PRE-FORECLOSURE RESOLUTION shall mean any of the following:

         - Reinstatement - means any defaulted mortgage loan for which the borrower brings the Mortgage Loan back to a status no more than 60 days delinquent through a lump sum payment or otherwise consistent with the terms of the related Servicing Agreement.

         - Full payoff - means any defaulted mortgage loan which is paid in full as defined in the Trust and Servicing Agreement.

         - Cash for keys - means a defaulted mortgage loan for which the mortgagor surrenders the property in exchange for a cash sum to enable foreclosure on a property with imperfect title.

         - Shortfall payoff - means a defaulted mortgage loan for which a final payment in an amount less than the indebtedness owed under the applicable mortgage note is made consistent with the terms of the Trust and Servicing Agreement and such payment is received by Wilshire in full satisfaction of such indebtedness.

         - Deed-in-Lieu of Foreclosure - means a defaulted mortgage loan for which title to the mortgaged property is taken by Wilshire through deed in lieu of foreclosure and the resulting REO Property is to be liquidated consistent with the terms of the Trust and Servicing Agreement.

         - Modification/Deferral (subject to REMIC restrictions) - means a defaulted mortgage loan which is modified in a manner consistent with the Trust and Servicing Agreement and for which the borrower has made three consecutive payments consistent with the terms of such mortgage loan as so modified.

         - Forbearance Plan - means a defaulted mortgage loan for which a borrower has made three consecutive payments in accordance with a forbearance plan entered into by the borrower.

         - Take-out at Foreclosure Sale - means the mortgaged property related to a defaulted mortgage loan that is purchased at a foreclosure sale by a party other than Wilshire in a manner consistent with the Trust and Servicing Agreement.

PRE-FORECLOSURE RESOLUTION RATE is calculated as the percentage of the loans (by number) that are at least 90 days past due at the beginning of a month on which a Pre-Foreclosure Resolution is achieved during the month divided by the sum of such resolved loans and the number of loans that go to REO during the month.

PROMISE TO PAY is an agreement with the Obligor to make at least one full payment within thirty days.

RECONCILED MARKET VALUE ("RMV") is the targeted sales price of a REO property. RMV is established following an analysis by Fairbanks' in-house appraisers of competing marketing plans and other market conditions. This analysis will include a review of the interior Broker Price Opinions (BPOs) received from the listing agent and an outside third party real-estate agent. This set value never changes throughout the servicing of the REO asset and will be reflected in all reporting.

REO SELLABLE PORTFOLIO is the entire REO portfolio less any REO in eviction, redemption under contract or other situations in which Servicer cannot pass marketable title.

RIGHT PARTY CONTACT RATE means a person-to-person contact with an obligor (a signer of the Mortgage Note), or, where applicable, the obligor's legal guardian or attorney-in-fact with respect to the loan, or other third party as appointed by the mortgagor.

ROLL RATE is calculated as a three month rolling average percentage of loans, based on Stated Principal Balance, that remain in the same bucket or improve their delinquency status (including loans that payoff or are otherwise liquidated) from previous month-end to current month-end.

TOTAL RECONCILED MARKET VALUE is the sum of all the RMVs on all the REO closings in the month.

TOTAL SALES PRICE is the sum of the sales price of all REO closings in the month, less any sellers' closing concessions in which the sales price was inflated to reflect the concession amount.

                                    Exhibit E

                        Form of Limited Power of Attorney


         Pursuant to the Trust and Servicing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "TSA"; capitalized terms not defined herein have the definitions assigned to such terms in the
TSA), dated as of January 1, 2003, among GS Mortgage Securities Corp., as depositor, Wilshire Credit Corporation, as a servicer and as master servicer, Fairbanks Capital Corp., a Utah corporation and residential mortgage loan servicer ("Fairbanks"), as a servicer (the "Servicer"), and JPMorgan Chase Bank, a New York banking corporation, ("JPMorgan"), as Trustee, JPMorgan hereby appoints [Fairbanks][Wilshire] as its true and lawful attorney-in-fact and in its name, place and stead to take the following designated actions with respect to any mortgage loan or real estate owned property (collectively, the "Mortgage Loans") relating to the GSRPM Mortgage Pass-Through Certificates, Series 2003-1 and subject to the TSA:

         1. To ask, demand, sue for, collect and receive all sums of money, debts or other obligations of any kind with respect to a Mortgage Loan which are now or shall after this date become due, owing or payable, or otherwise belong to the Trustee; to settle and compromise any of such debts or obligations that may be or become due to the Trustee; to endorse in the name of the Trustee for deposit in the appropriate account any instrument payable to or to the order of the Trustee; in each case with respect to a Mortgage Loan.

         2. To make demand(s) on behalf of the Trustee upon any or all parties liable on a Mortgage Loan; to declare defaults with respect to a Mortgage Loan; to give notices of intention to accelerate to give notices of acceleration and any other notices as Servicer deems reasonably necessary or appropriate; to post all notices as required by law and the documents securing a Mortgage Loan in order to foreclose such Mortgage Loan; to handle all aspects of foreclosure on behalf of the Trustee, including, but not limited to, conducting the foreclosure sale, bidding for the Trustee and executing all documents, including all deeds and conveyances, needed to effect such foreclosure sale and/or liquidation; to execute any documents or instruments necessary for the offer, listing, closing of sale, and conveyance of REO Property, including, but not limited to, grant, warranty, quit claim and statutory deeds or similar instruments of conveyance; to execute any documents or instruments in connection with any bankruptcy or receivorship of a mortgagor on a Mortgage Loan; to file suit and prosecute legal actions against all parties liable for amounts due under a Mortgage Loan, including but not limited to any deficiency amounts due following foreclosure; to take such other actions and exercise such rights which may be taken by Trustee under the terms of any Mortgage Loan, including, but not limited to, satisfaction, release, cancellation or discharge of mortgage, eviction, unlawful detainer, or similar dispossessory proceeding, sale, taking possession of, release of security instruments, realization upon all or any part of a Mortgage Loan or any collateral therefor or guaranty thereof; and to assign, convey, accept, or otherwise transfer Trustee's interest in any Mortgage Loan.

         3. To perform all other acts and do all other things as may be necessary or convenient to manage and service the Mortgage Loans under the terms of the TSA.

         This instrument is to be construed and interpreted as a Limited Power of Attorney regarding a Mortgage Loan. The enumeration of specific items, acts, rights and powers is not intended to, nor does it give rise to and it is not to be construed as a general power of attorney.

         The rights, powers and authority of the Servicer as attorney-in-fact of the Trustee under this Limited Power of Attorney shall commence on the date of execution hereof and shall remain in full force and effect as a limited and revocable power of attorney which may be revoked at any time in writing by the Trustee.

         This Limited Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF the Trustee has hereunto caused this Limited Power of Attorney to be executed by its duly authorized representatives on this _____ day of January, 2003.

JPMorgan Chase Bank


By:      ________________________
Name:
Title:




WITNESS:                                         WITNESS:

By:      ________________________                By:      ______________________
Name:                                            Name:
Title:                                           Title:

STATE OF NEW YORK          )
                           ) ss
COUNTY OF NEW YORK         )

         On January ____, 2003, before me personally appeared _____________________, known to me to be a ________________________ of JPMorgan
Chase Bank, the New York banking association that executed the preceding Limited Power of Attorney and also known to me to be the person who executed it on behalf of said New York banking association, and acknowledged to me that such New York banking association executed the preceding Limited Power of Attorney.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the year and day in this certificate first written.



                                              __________________________________
                                              Notary Public
[NOTARIAL SEAL]

                                    Exhibit F

                          FORM OF INITIAL CERTIFICATION

[This Certification is maintained by the Trustee at the Corporate Trust Office.]

                                    Exhibit G

                           RESIDUAL TRANSFER AFFIDAVIT

                        GSRPM Mortgage Loan Trust 2003-1,
                Mortgage Pass-Through Certificates, Series 2003-1



STATE OF              )
                      ) ss.:
COUNTY OF             )




                  The undersigned, being first duly sworn, deposes and says as follows:

                  1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "CERTIFICATE") issued pursuant to the Trust and Servicing Agreement (the "Agreement"), by and among GS Mortgage Securities Corp., as depositor (the "DEPOSITOR"), Fairbanks Capital Corporation, as a servicer (a "SERVICER"), Wilshire Credit Corporation, as a servicer (a "SERVICER") and as master servicer (the "MASTER SERVICER") and JPMorgan Chase Bank, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

                  2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

                  3. The Transferee has been advised of, and understands that
(i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

                  4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

                  5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

                  6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "TRANSFEROR Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

                  7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

                  8. The Transferee's taxpayer identification number is
__________.

                  9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

                  10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

                  12. Check one of the following:

                  | | The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

                  (i) the present value of any consideration given to the Transferee to acquire such Certificate;

                  (ii) the present value of the expected future distributions on such Certificate; and

                  (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

                  For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  | | The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations
                           Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
                           Section 1.860E-1(c)(5) of the U.S. Treasury
                           Regulations; and

                  (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  | | None of the above.

                  13. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code and the Transferee is not acting on behalf of or investing plan assets of such an employee benefit plan.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .


                                             ___________________________________
                                             Print Name of Transferee



                                             By:________________________________
                                                 Name:
                                                 Title:

[Corporate Seal]

ATTEST:



____________________________________
[Assistant] Secretary

                  Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

                  Subscribed and sworn before me this ____ day of _________, 20__.


                                              ________________________________
                                                       NOTARY PUBLIC

                                              My Commission expires the __ day
                                              of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                        __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

JPMorgan Chase Bank, as Trustee

4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Institutional Trust Services/Structured Finance Services; GSRPM Mortgage Pass-Through Certificates, Series 2003-1

         GSRPM MORTGAGE LOAN TRUST 2003-1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-1 CLASS [ ]

Ladies and Gentlemen:

                  In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "ACT"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.


                                           Very truly yours,



                                           Print Name of Transferor



                                           By:__________________________________
                                                      Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                        ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

JPMorgan Chase Bank, as Trustee

4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Institutional Trust Services/Structured Finance Services; GSRPM Mortgage Pass-Through Certificates, Series 2003-1

         GSRPM MORTGAGE LOAN TRUST 2003-1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-1 CLASS [ ]



Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "ACT"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "BUYER") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.


                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ 8 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ____ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                  ____ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

----------
8 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                           $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                  ____ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  ____ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  ____ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  ____ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  ____ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1958.

                  ____ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                          ______________________________________
                                          Print Name of Transferor



                                          By:___________________________________
                                             Name:
                                             Title:


                                          Date:_________________________________

                                                            ANNEX 2 TO EXHIBIT I
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "BUYER") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.


         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           _____________________________________
                                           Print Name of Transferor


                                           By:__________________________________
                                               Name:
                                               Title:


                                           IF AN ADVISER:


                                           _____________________________________
                                           Print Name of Buyer
Date:

                                   Exhibit J-1


                          [Form of Request for Release]


LOAN INFORMATION

         Name of Mortgagor:_____________________________________________

         Servicer
         Loan No.:______________________________________________________

TRUSTEE

         Name:                     JPMORGAN CHASE BANK
              ----------------------------------------------------------
         Address:-________________________________________, NEW YORK, NEW YORK

Custodian/Trustee
Mortgage File No.:______________________________________________________

Certificates:     GSRPM Mortgage Pass-Through Certificates, Series 2003-1

                  We the undersigned, as a Servicer, hereby acknowledges that it has received from JPMorgan Chase Bank, as trustee (the "TRUSTEE") for the Holders of GSRPM Mortgage Pass-Through Certificates, Series 2003-1, the documents referred to below (the "DOCUMENTS"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Trust and Servicing Agreement dated as of January 1, 2003, among GS Mortgage Securities Corp., as depositor, Fairbanks Capital Corp., as a Servicer, Wilshire Credit Corporation, as a Servicer and Master Servicer and JPMorgan Chase Bank, as Trustee (the "TRUST AND SERVICING AGREEMENT").


Documents
---------

[Servicer to identify documents with particularity below]

                  [Fairbanks] [Wilshire] hereby acknowledges and agrees as follows:

                  (1) [Fairbanks] [Wilshire] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Trust and Servicing Agreement.

                  (2) [Fairbanks] [Wilshire] shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of



                                     J-1-1
attachment or other impositions nor shall [Fairbanks] [Wilshire] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

                  (3) [Fairbanks] [Wilshire] shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the related Collection Account and except as expressly provided in the Trust and Servicing Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of [Fairbanks] [Wilshire] shall at all times be earmarked for the account of the Trustee, and [Fairbanks] [Wilshire] shall keep the Documents and any proceeds separate and distinct from all other property in the possession, custody or control of [Fairbanks] [Wilshire].

                                        [Fairbanks Capital Corp.]
                                        [wilshire credit corporation]

                                        By:  ___________________________________
                                        Name:___________________________________
                                        Title:__________________________________

Date:             _________




                                     J-1-2

                                   EXHIBIT J-2
                           Paperless Release Template

Loan Number  Pool    Doc Code   Release   Alternate   Requested      Attention     Ship to   Ship to  Ship to  Ship to
              name              Reason   Loan Number      By      Name/Department   Address    City    State      ZIP







                                     J-2-1

                                    EXHIBIT K

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K
                             -----------------------

                 GSRPM Mortgage Loan Trust 2003-1 (the "Trust")
                       Mortgage Pass-Through Certificates
                                  Series 2003-1

I, [identify the certifying individual], certify that:

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the servicing information required to be provided to the trustee by the related servicer under the trust and servicing agreement is included in these reports;

I am responsible for reviewing the activities performed by the related servicer under the trust and servicing agreement and based upon the review required under the trust and servicing agreement, and except as disclosed in the report, the related servicer has fulfilled its obligations under the trust and servicing agreement; and

I have disclosed to the related servicer's certified public accountants all significant deficiencies relating to the related servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the trust and servicing agreement.


Date:    _________________________
_______________________________
[Signature]
[Title]

                                   EXHIBIT L-1


              FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR

                                 BY THE TRUSTEE

[Depositor Address]

Re:      GSRPM Mortgage Pass-Through Certificates, Series 2003-1

         Reference is made to the Trust and Servicing Agreement, dated as of January 1, 2003 (the "Trust and Servicing Agreement"), by and among JPMorgan Chase Bank (the "Trustee"), Fairbanks Capital Corp., as a Servicer, Wilshire Credit Corp., as a Servicer and as Master Servicer and GS Mortgage Securities Corp., as Depositor. The Trustee hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (i) The Trustee has reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

         (ii) Subject to paragraph (iv), the distribution information in the distribution reports contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Trust and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

         (iii) The distribution information required to be provided by the Trustee under the Trust and Servicing Agreement is included in these reports.

         (iv) In compiling the distribution information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicers under the Trust and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicers.

Date:
                                    JPMORGAN CHASE BANK, as Trustee

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                   EXHIBIT L-2

                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

                 GSRPM Mortgage Loan Trust 2003-1 (the "TRUST")
                       Mortgage Pass-Through Certificates
                                  Series 2003-1

         I, [identify the certifying individual], certify to GS Mortgage Securities Corp., and [its] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1. I am responsible for reviewing the activities performed by the servicer under the trust and servicing agreement and based upon the review required under the trust and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the trust and servicing agreement; and

         2. I have disclosed to the servicer's certified public accountants all significant deficiencies relating to the servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the trust and servicing agreement.


Date:    _________________________
_______________________________
[Signature]
[Title]

                                    EXHIBIT M

                                 SALE AGREEMENTS

                                    EXHIBIT N
                           WILSHIRE HOEPA CALCULATION

Wilshire will add all fees shown on the Section 32 disclosure except for the following fees if (a) the HUD statement shows that such fees were not paid to the creditor or affiliate thereof and (b) Wilshire in its discretion believes such third party fees are not unreasonable:

                                  Appraisal Fee
                                Credit Report Fee
                                  Doc Prep Fee
                               Document Stamp Fee
                                 Intangible Tax
                                    Other Tax
                                  Title Report
                              Title Examination Fee
                                   Notary Fee
                                 Recording Fees
                                 Title Insurance
                                      Other